OLD NIGHT, INC.

                              INFORMATION STATEMENT
                 SHAREHOLDER MAJORITY ACTION AS OF JULY 5, 2000


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE IS HEREBY GIVEN TO ALL STOCKHOLDERS THAT A MAJORITY ACTION OF STOCKHOLDERS (THE "ACTION") OF OLD NIGHT, INC. (THE "COMPANY") WAS TAKEN ON JUNE 30, 2000 BY THE MAJORITY STOCKHOLDERS IN ACCORDANCE WITH SECTIONS 78.315 AND 78.320, RESPECTIVELY, OF THE NEVADA REVISED STATUTES. THESE TEN PERSONS COLLECTIVELY OWN IN EXCESS OF THE REQUIRED MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THE COMPANY NECESSARY FOR THE ADOPTION OF THE ACTION.

1. To approve the amendment of the Articles of Incorporation to change the name of the Company from "Old Night, Inc." to "NxGen Networks, Inc."

2.   To adopt a stock option plan;

3. To approve the Share Exchange Agreement between the Company, International Long Distance Corporation, and certain stockholders of International Long Distance Corporation; and

4. To elect three persons to the Company's Board of Directors to serve until the next annual general meeting of stockholders and until their respective successors are elected and qualify.

STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 30, 2000 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS,



/s/ Xenios Xenopoulos
---------------------------------
XENIOS XENOPOULOS, PRESIDENT


Approximate date of mailing: July 5, 2000

                                 OLD NIGHT, INC.

                            Aluminum Tower 5th Floor
                     2 Limassol Avenue, 2003 Nicosia, Cyprus

                     INFORMATION STATEMENT FOR STOCKHOLDERS

The Board of Directors of Old Night, Inc., a Nevada corporation (the "Company") is furnishing this INFORMATION STATEMENT to stockholders in connection with a majority action of stockholders (the "Action") of Old Night, Inc. (the
"Company") taken on June 30, 2000, in accordance with sections 78.315 and 78.320, respectively of the Nevada Revised Statutes. These ten persons collectively own in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of the action. The following matters were approved:

o    certain amendments to the Articles of Incorporation of the Company,

o    a stock option plan,

o a share exchange agreement dated as of June 30, 2000 among the Company, International Long Distance Corporation ("ILDC") and the ILDC Stockholders (as defined in the attached share exchange agreement) which provides for, among other things, the issuance by the Company of 4,529,054 shares of its Common Stock in exchange for 4,529,054 or 82.35% of the issued and outstanding shares of common stock of ILDC, and

o    electing three persons to serve on the Company's Board of Directors.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

This Information Statement is first being mailed on or about July 5, 2000. This Information Statement constitutes notice to the Company's stockholders of corporate action by stockholders without a meeting as required by Chapter 78 of the Nevada Revised Statutes. This Information Statement is accompanied by the Company's Annual Report for the fiscal year ended December 31, 1999. The Annual Report includes the Company's most recent Annual Report on Form 10-KSB which has been previously filed with the Securities and Exchange Commission.

The date of this Information Statement is July 5, 2000.

                                                  TABLE OF CONTENTS

                                                                                                               Page
QUESTIONS AND ANSWERS.............................................................................................1

GENERAL INFORMATION...............................................................................................3
         Outstanding Shares and Voting Rights.....................................................................3
         Approval of the Name Change..............................................................................3
         Election of New Directors................................................................................3
         Record Date..............................................................................................3
         Expenses of Information Statement........................................................................3
         Interest of Certain Persons in Matters to Be Acted on....................................................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...................................................................4

AMENDMENT TO ARTICLES OF INCORPORATION............................................................................4
         Name Change..............................................................................................4

SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE SHARE EXCHANGE AGREEMENT..............................................5
         Background of the Share Exchange.........................................................................5
         Reasons for Approval by the Majority Stockholders and Board of Directors.................................5
         Accounting Treatment of the Share Exchange...............................................................5
         Summary of the Share Exchange Agreement..................................................................6
         Material Terms of the Common Stock of Old Night..........................................................7
         Voting Trust Agreement...................................................................................7
         Summary of Private Placements............................................................................8
         Registration Rights......................................................................................9
         Summary of Pro Forma Financial Statements................................................................9
         Risks Related to the Share Exchange.....................................................................10
         Certain Federal Income Tax Consequences.................................................................11

INFORMATION CONCERNING ILDC......................................................................................12
         History of ILDC.........................................................................................12
         General Description of Business of ILDC.................................................................12
         Industry Overview.......................................................................................12
         Business Strategy.......................................................................................13
         Description of Services - ILDC VoIP System..............................................................13
         Sales and Marketing and Distribution....................................................................14
         Target Markets..........................................................................................14
         ILDC's Network..........................................................................................14
         Customer Relationship Management........................................................................14
         Competition.............................................................................................14
         Proprietary Rights......................................................................................16
         Board of Directors of ILDC..............................................................................16
         Employees...............................................................................................16
         Facilities..............................................................................................17
         Legal Proceedings.......................................................................................17
         Selected Financial Data.................................................................................17
         Management Discussion and Analysis of Financial Condition and Results of Operations.....................18
         Risks Related to ILDC...................................................................................19
         Material Terms of the Common Stock of ILDC..............................................................22
         Forward-looking Statements..............................................................................22

ELECTION OF DIRECTORS............................................................................................22
         Information Concerning Nominees.........................................................................22
         Executive Compensation..................................................................................23
         Board of Directors Report on Executive Compensation.....................................................24
         Stock Options...........................................................................................24
         Familial Relationships..................................................................................24
         Indemnification.........................................................................................24

2000 STOCK OPTION PLAN...........................................................................................25
         General.................................................................................................25
         Administration..........................................................................................25
         Eligibility; Limitations of Options.....................................................................25
         Terms and Conditions of Options.........................................................................26
         Adjustments of Options on Changes in Capitalization.....................................................27
         Amendment and Termination of the Plan...................................................................27
         Federal Income Tax Consequences of Options..............................................................27

INDEPENDENT ACCOUNTANTS..........................................................................................28

WHERE YOU CAN FIND MORE INFORMATION..............................................................................28

INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................28

EXHIBIT A - AMENDMENT TO ARTICLES OF INCORPORATION...............................................................29
         CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF OLD NIGHT, INC.................................30

EXHIBIT B - SHARE EXCHANGE AGREEMENT.............................................................................31

EXHIBIT C - PRO FORMA - OLD NIGHT, INC. CONSOLIDATED BALANCE SHEETS.............................................102

EXHIBIT D - AUDITED FINANCIAL STATEMENTS OF
         INTERNATIONAL LONG DISTANCE CORPORATION................................................................106

EXHIBIT E - NXGEN NETWORKS, INC. 2000 STOCK PLAN................................................................121


                              QUESTIONS AND ANSWERS
                              ---------------------


Q:       What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Ten stockholders holding a majority of the outstanding voting common stock of the Company (the "Majority Stockholders") have already agreed to approve:

o        a change in the name of the Company to "NxGen Networks, Inc.";
o a share exchange agreement dated as of June 30, 2000 between the Company, International Long Distance Corporation ("ILDC") and certain stockholders of ILDC who are signatories to the share exchange agreement ("ILDC Stockholders"), which provides for, among other things, the issuance by the Company of 4,529,054 shares of its Common Stock in exchange for 4,529,054 or 82.35% of the issued and outstanding shares of common stock of ILDC (the "Share Exchange");
o        a stock option plan; and
o        the election of three persons to the Board of Directors of the Company.

Q: Why have the Board of Directors and the Majority Stockholders agreed to approve these actions?

A: All of these actions are necessary to accomplish the terms of the share exchange agreement between the Company, ILDC and the ILDC Stockholders dated as of June 30, 2000 (the "Share Exchange Agreement") in which we have agreed to offer to exchange one share of Common Stock of the Company for each share of ILDC exchanged.

         Following the completion of the Share Exchange Agreement, we will use our reasonable best efforts, subject to applicable law, to acquire all remaining shares of ILDC held by ILDC's minority stockholders that are not parties to the Share Exchange Agreement by issuing one share of the Company's common stock for each outstanding share of ILDC common stock held by such minority stockholders. How we will conduct this buyout of minority stockholders (which we refer to as the "Minority Buy-Out") will be at our discretion and may include redemption, merger or other corporate actions, as permitted under Nevada and North Carolina or other applicable law. We cannot assure you that there will be a Minority Buy-Out of any remaining shares after the completion of the Share Exchange Agreement or that it will be successful.

         The purpose of the Share Exchange Agreement is to acquire approximately 82.35% of the issued and outstanding shares of capital stock of ILDC or approximately 80.161% of ILDC shares on a fully diluted basis.The Share Exchange Agreement will permit us to acquire control of, and will facilitate our intended acquisition of the entire equity interest in, ILDC. If we successfully acquire all of the outstanding ILDC shares in the Share Exchange Agreement and any subsequent Minority Buy-Out, ILDC would become a wholly-owned subsidiary of Old Night.

Q:       When Will the Minority Buy-Out Occur?

A: We will attempt to acquire the remaining ILDC shares that are not part of the Share Exchange Agreement within six months after closing the Share Exchange Agreement. We will use our reasonable best efforts, subject to applicable law, to acquire any remaining shares of ILDC held by minority stockholders. The timing of a Minority Buy-Out will depend in part on the form of buy-out we select, such as a redemption, merger or other corporate action.

Q: What Percentage of the Equity Interest in Old Night Will ILDC Stockholders Own after the Share Exchange Agreement is Closed and the Minority Buy-Out?

A:       If we were to acquire all of the  outstanding  ILDC shares  through the
         Share Exchange Agreement and the Minority Buy-Out, the former stockholders of ILDC would own approximately 45.34% of the total equity interest in Old Night, based upon the exchange ratio of one for one and the number of shares of Common Stock of Old Night and the number of ILDC shares outstanding on June 30, 2000. This percentage does not take into consideration the shares of the Company's common stock to be issued under certain private placements by the Company which are further discussed in this Information Statement.

Q: Will I recognize gain or loss for U.S. federal income tax purposes in connection with the transaction with ILDC?

A: No. We expect the transaction to qualify as tax-free transaction for United States federal income tax purposes.

Q:       Do I have appraisal rights?

A: No. Under Nevada law, which governs the transaction, stockholders of the Company are not entitled to appraisal rights.

Q:       How Will I Be Affected by the Share Exchange Agreement?

A: You will continue to own the same number of shares of the Company's common stock that you owned immediately prior to the share issuances to ILDC Stockholders. Each share of the Company's common stock you own will, however, represent a smaller ownership percentage of a significantly larger company after the consummation of the Share Exchange.

Q:       Are there any conditions to the transaction with ILDC?

A:       Yes.  There are several conditions, including the following:

o the representations and warranties of the Company, ILDC and the ILDC Stockholders set forth in the Share Exchange Agreement are true at the time of Closing;
o no law, regulation, judgement, injunction, order or decree prohibits the transaction from Closing;
o no event has occurred that has resulted or could reasonably be expected to result in a material adverse change in the anticipated benefits of the transaction to the parties;
o the Company must not have less than $1,500,000 in cash on hand, reduced by advances made to ILDC, at the time of Closing; and
o        resignation of the existing Board of Directors of the Company and the
         appointment of three nominee directors of   ILDC.

Q:       What business is conducted by ILDC?

A: Established in 1998, ILDC is a development stage company which provides Internet Protocol telephony network and application services. The executive offices of ILDC are in Hertford, North Carolina. (See "INFORMATION CONCERNING ILDC")

Q:       Are there risks involved in the transaction with ILDC?

A: Yes. After the transaction is completed, the Company's success will be totally dependent on the success of the business conducted by ILDC. ILDC is a development stage company and has not been profitable since its inception in 1998. There are no assurances that ILDC's business operations will be profitable after the closing of the transaction. (See "SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE SHARE EXCHANGE AGREEMENT - Risks Related to the Share Exchange," and "INFORMATION CONCERNING ILDC. - Risks Related to the Business of ILDC")

Q:       When do you expect to complete the transaction with ILDC?

A: Within approximately a month after the date of this Information Statement. As mentioned previously, there are several conditions to the closing of the transaction.

Q:       Who can I call with questions?

A:       Please call our legal counsel at 604-659-9188.

                               GENERAL INFORMATION
                               -------------------

Outstanding Shares and Voting Rights

At June 30, 2000 (the "Record Date"), the Company had 5,460,400 shares of common stock, par value $0.001 outstanding ("Common Stock"). These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of Common Stock is entitled to one vote. The outstanding shares of Common Stock at the close of business on the Record Date for determining stockholders who would have been entitled to notice of and to vote on any matter submitted to stockholders at a meeting of stockholders, were held by approximately thirty-two
(32) stockholders of record. In connection with the Share Exchange, the Company and the Majority Stockholders have agreed to amend the Articles of Incorporation of the Company to change the name of the Company to NxGen Networks, Inc. The Majority Stockholders have agreed by written consent in lieu of a stockholders meeting to the Share Exchange Agreement, the amendment to the Company's Articles of Incorporation, the adoption of a stock option plan, and election of directors of the Company. The complete text of the amendment to the Articles (the "Amendment to the Articles") for the name change is set forth in Exhibit A to this Information Statement.

Following the name change, the share certificates you now hold will continue to be valid. In the future, new share certificates will contain a legend noting the change in name or will be issued bearing the new name, but this in no way will affect the validity of your current share certificates.

Approval of the Name Change

The proposed change of the Company's name to "NxGen Networks, Inc." is intended to convey more clearly a sense of the Company's business after the acquisition of ILDC. Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock of the Company. Majority Stockholders holding a total of 2,934,800 shares of Common Stock (53.74%), have already agreed to this action.

Election of New Directors

The election of new directors is proposed because the former ILDC Stockholders will hold approximately 45.49% of the outstanding common stock of the Company following the closing of the Share Exchange (excluding the shares to be issued under the private placements being conducted by the Company and discussed later in this Information Statement). The Share Exchange Agreement with ILDC requires that new directors, approved by the former ILDC Stockholders, be appointed and elected to the Board of Directors of the Company. The Bylaws of the Company give the Board of Directors the authority to determine the number of directors from one to nine members, to increase or decrease the number of directors and to fill vacancies or eliminate vacancies by resolution of the Board of Directors. The Board of Directors has set the current number of directors at three. The directors must receive a plurality of the votes cast for director. The Articles of Incorporation of the Company do not allow for cumulative voting. The Majority Stockholders holding a total of 2,934,800 shares of Common Stock or 53.75% of the outstanding shares of Common Stock have voted to elect the following persons: Anthony Overman, Mark Sampson, and Don Spears. These three persons will be the only directors of the Company following the closing of the Share Exchange.

Record Date

The close of business on June 30, 2000, has been fixed as the record date for the determination of stockholders entitled to receive this Stockholders' Information Statement.

Expenses of Information Statement

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

Interest of Certain Persons in Matters to Be Acted on

The Company in total has loaned ILDC $2,149,000 in exchange for ILDC delivering promissory notes evidencing each of the eight bridge loans (May 2, 3, 5, 9, 10, 15, and June 19 and 27) made by the Company to ILDC. The principal amount of each note is due August 15, 2000 and will accrue interest at the rate of 8% per annum. The Company obtained these funds from subscribers to the Private Placements being conducted by the Company. Each subscriber approved and acknowledged in writing that the funds advanced would be used by the Company to provide a bridge loan to ILDC, the terms of this loan, and the risks involved. ILDC intends to use the funds advanced for equipment acquisition and working capital purposes.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 -----------------------------------------------

The following table sets forth information concerning the ownership of Common Stock immediately before and after consummation of the ILDC transaction, with respect to stockholders who were known to the Company to be beneficial owners of more than 5% of the Common Stock as of June 30, 2000, and officers and directors of the Company individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

----------------------------------------- ------------------------------------ -------------------------------------

                                          Shares Beneficially Owned(1)         Percent of Voting Stock(1)
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Name and Address of Beneficial Owner      Before Share       After Share       Before Share       After Share
                                          Exchange           Exchange          Exchange           Exchange
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Xenios Xenopoulous(2)                               99,000             99,000              1.8%              0.99%
Aluminum Tower 5th Floor
2 Limassol Avenue, 2003 Nicosia, Cyprus
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Anthony Overman(3)(4)(5)                                 0          3,128,513                0%             31.32%
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Don Spears(3)(4)(6)                                      0            605,000                0%              6.046%
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Mark Sampson(3)(4)                                       0                  0                0%                 0%
----------------------------------------- ------------------ ----------------- ------------------ ------------------

Directors and Officers as a Group                   99,000          3,832,513              .02%             38.37%
----------------------------------------- ------------------ ----------------- ------------------ ------------------

1.       The above table does not  include any shares of Common  Stock which are or become  issuable  on the  close of the  Company's  proposed  private  placements or exercise of stock options which may be issued.
2.       Mr. Xenopoulos holds his shares in the Company in the name of Deremie Enterprises Limited, a Cyprus incorporated company.  Mr. Xenopolous is the sole director, officer and stockholders of Deremie Enterprises Limited.
3.       Is expected to be an Officer, Director or 5% shareholder of the Company after the Share Exchange
4.       The address for this party is: P.O. Box 218 Hertford, North Carolina, 27944.
5.       Following the Share Exchange, Mr. Overman will be the beneficial owner of 1,516,083 shares of the Company to be held in the Anthony C. Overman Revocable Trust.  Mr. Overman will also maintain voting control over an additional
         1,612,430 shares of the Company pursuant to a voting trust agreement dated January 15, 2000 between himself and certain stockholders of ILDC.  Under the terms of this agreement, the terms of the voting trust continue to apply for a period of 10 years.
6.       Mr. Spears will beneficially own 250,000 shares of the Company following the Share Exchange.  An additional
         200,000 shares of the Company will be owned by Mr. Spears wife, Gerry N. Spears.  Mr. Spears will also maintain voting control over an additional 100,000 shares of the Company to be held by the Molly Spears Irrevocable Trust and 55,000 shares to be held by Lantag Communications.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                     --------------------------------------
Name Change.

The proposed amendment to the Company's Articles of Incorporation would change the name of the Company to "NxGen Networks, Inc." On filing of the Amendment to the Articles with the Nevada Secretary of State, the name change will be effective, and each certificate representing shares of Common Stock outstanding immediately prior to the name change will be deemed automatically without any action on the part of the stockholders to represent the same number of shares of Common Stock after the name change. Majority Stockholders holding a total of 2,934,800 shares of Common Stock (53.74%), have already agreed to this action.

The complete text of the Amendments to the Articles of Incorporation is set forth in Exhibit A to this Information Statement.


      SUMMARY OF TRANSACTIONS CONTEMPLATED BY THE SHARE EXCHANGE AGREEMENT

The Board of Directors of the Company has unanimously approved the Share Exchange Agreement ("Share Exchange Agreement") dated as of June 30, 2000, among the Company, International Long Distance Corporation (ILDC"), and certain stockholders of ILDC which provides for or requires completion of the following series of transactions as conditions to consummation of the Share Exchange:

o        the Company change its name to NxGen Networks, Inc.;
o the issuance of 4,529,054 shares of Common Stock of the Company to the stockholders of ILDC who have signed the Share Exchange Agreement;
o        the resignation of the current directors and officers of the Company;
         and
o        the appointment of three new directors of the Company.

A majority of the Company's stockholders have agreed by way of a majority action of stockholders to approve the above transactions as well as to adopt a stock option plan.

Background of the Share Exchange

The Company was formed originally on November 26, 1980, to engage in investment and business development operations related to mineral research and exploration. The Company's attempts to enter this field were not successful and all attempts to engage in business ended before January of 1994, and the Company became dormant. Since that date the Company has had no operating assets or ongoing business and has been engaged in searching for an appropriate business opportunity. During 1999 and 2000, management of the Company reviewed various business plans and chose to pursue the acquisition of ILDC due to its growth opportunity.

In the spring of 2000, management of ILDC was seeking additional equity funding in order to fully implement its business and marketing plan for the expansion of its business. On May 18, 2000, the Company, and ILDC signed an agreement and plan of merger and reorganization ("Reorganization Agreement"). The parties subsequently terminated the Reorganization Agreement and decided to conduct a two step transaction instead for timing purposes. The first step of the proposed two step transaction consists of the acquisition of over 80% of the issued and outstanding shares of capital stock of ILDC through the Share Exchange Agreement. The second step consists of acquiring the remaining outstanding shares of ILDC through a merger, redemption or other transaction. The definitive Share Exchange Agreement was entered into by the parties as of June 30, 2000 and is attached as Exhibit "B".


Reasons for Approval by the Majority Stockholders and Board of Directors

The Board of Directors has given careful consideration to the Share Exchange, the existing business operations of ILDC, the future business potential and plans of ILDC, the current book value of the Company, the interest of stockholders of the Company, and the risks of the Share Exchange to the existing stockholders. Based on the foregoing considerations, the Board of Directors together with the Majority Stockholders believe that the transactions contemplated by the Share Exchange Agreement, including the name change, and the adoption of a stock option plan, are fair and in the best interests of the Company.

The Majority Stockholders believe that the Company will benefit from the Share Exchange, with an immediate impact being the significant new operations and revenues, assets, and stockholders' equity, as well as giving the Company the ability to expand the operations of ILDC based on funding through the Company's private placements.

Accounting Treatment of the Share Exchange

The Company will account for the acquisition of the shares of ILDC under the purchase method of accounting for purposes of United States generally accepted accounting principles.

Summary of the Share Exchange Agreement

The following contains, among other things, a summary of the material features of the Share Exchange Agreement. This Summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the executed Share Exchange Agreement, a copy of which is attached hereto as Exhibit B.

General Terms. The Company, ILDC and the ILDC Stockholders have entered into a Share Exchange Agreement which provides that subject to the meeting of certain conditions, the Company will issue one share of its common stock for each share of ILDC common stock held by the ILDC Stockholders that are parties to the Share Exchange Agreement. In the Share Exchange, the Company will issue 4,529,054 shares of Common Stock in exchange for 4,529,054 or 82.35%, of the outstanding capital stock of ILDC.

Before or after the closing of the Share Exchange Agreement, the Company intends to complete two private placement transactions (the "Private Placements"). Up to 1,600,000 shares of common stock of the Company will be issued if these offerings are fully sold (not including the issuance of any warrants in the Private Placements).

On completion of the Share Exchange and the Private Placements, the ownership of the Common Stock by (i) the ILDC Stockholders, as a group, (ii) the current Old Night stockholders, as a group, and (iii) the investors in the Private Placements as a group, is estimated to be as follows:

    ---------------------------------------------- ----------------------------- -----------------

    Groups of Stockholders                         Common Stock                  % Owned
    ---------------------------------------------- ----------------------------- -----------------

    ILDC Stockholders                                                4,529,054               39%
    ---------------------------------------------- ----------------------------- -----------------

    Old Night Stockholders                                            5,460,400              47%
    ---------------------------------------------- ----------------------------- -----------------

    Private Placement Stockholders                                    1,600,000              14%
    ---------------------------------------------- ----------------------------- -----------------

    TOTAL OF ALL Stockholders                                       11,589,454              100%
    ---------------------------------------------- ----------------------------- -----------------

o  Assuming placement of all 1,200,000 Units and 400,000 shares of Common Stock of the Company.
o  The above table does not  include  any shares of Common  Stock  which are or become issuable on the exercise of stock options or warrants.  Currently  there are no stock options issued and outstanding.

Closing. Closing is scheduled to take place at such time as agreed by the parties but in any event may not occur earlier than 20 days following notice to stockholders under this Information Statement as prescribed by Section 14C of the Securities Exchange Act of 1934 ("Closing").

Conditions for Closing. The respective obligations of the Company, ILDC and the ILDC Stockholders to consummate the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated by the Share Exchange Agreement; (ii) no event shall have occurred that has resulted or could reasonably be expected to result in a material adverse change to the anticipated benefits of the transactions contemplated by the Share Exchange Agreement to the Company, ILDC or the ILDC Stockholders; and (iii) ILDC Stockholders owning not less than 80% of the issued and outstanding share capital of ILDC will have executed the Share Exchange Agreement.

In addition, the obligation of ILDC and the ILDC Stockholders to consummate the Closing is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (i) the Company shall have performed in all material respects all of its obligations under the Share Exchange Agreement required to be performed by it on or prior to the Closing Date; (ii) the representations and warranties of the Company contained in the Share Exchange Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date and ILDC shall have received a certificate signed by the President of the Company to the foregoing effect;
(iii) ILDC shall have received a legal opinion as to certain matters including the tax consequences of the Share Exchange; and (iv) ILDC shall have received all documents it may reasonably request relating to the existence of the Company and the authority of the Company to enter into the Share Exchange Agreement, all in form and substance reasonably satisfactory to ILDC.

In addition, the obligation of the Company to consummate the transactions contemplated by the Share Exchange Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions: (i) ILDC and the ILDC Stockholders shall have performed in all material respects all of their obligations under the Share Exchange Agreement required to be performed by them on or prior to the Closing Date, the representations and warranties of ILDC and the ILDC Stockholders contained therein shall be true and correct at and as of the Closing Date, as if made at and as of such date, except for such breaches as would not have a Material Adverse Effect (as defined in the Share Exchange Agreement) and the Company shall have received a certificate signed by the President of ILDC and a representative of each ILDC Stockholder to the foregoing effect; (ii) unless the ILDC Stockholders shall have waived the condition set forth in clause (i) of the previous paragraph, the Share Exchange Agreement and Name Change shall have been approved by the shareholders of the Company, and the Company shall have filed the Articles of Amendment in Nevada; (iii) the Company shall have received a legal opinion as to certain matters; (iv) each ILDC Stockholder shall have completed a securities law representation letter; (v) the Company shall have received all documents it may reasonably request relating to the existence of ILDC and each of its subsidiaries, and the authority of ILDC and each ILDC Stockholder to enter into the Share Exchange Agreement, all in form and substance reasonably satisfactory to the Company; and (vi) all licenses, permits, consents, approvals and authorizations of third parties and governmental bodies and agencies shall have been obtained that are necessary to complete the Share Exchange Agreement and the transactions contemplated thereunder.

Termination; Waivers. The Share Exchange may be terminated at any time prior to the Closing by:

o        mutual consent of the parties, or
o by ILDC or the Company if the other party is in material breach of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement, or
o by either party if the conditions to the obligations of such party to consummate the Share Exchange have not been satisfied, or waived by August 31, 2000.

Each party may, by a written instrument, waive or extend the time for Closing or performance of any of the obligations of the other party pursuant to the Share Exchange.

Regulatory Approvals. No approvals by any governmental authority are required in order to complete the Share Exchange.

Material Terms of the Common Stock of Old Night

The authorized common stock of the Company consists of 100,000,000 shares of $0.001 par value stock. As of June 30, 2000, there were 5,460,400 shares issued and outstanding. At the closing of the Share Exchange, 4,529,054 shares will be issued in exchange for the 4,529,054 shares of ILDC held by the ILDC Stockholders who signed the Share Exchange Agreement. On completion of the Share Exchange and the Private Placements (assuming 1,200,000 shares and 400,000 shares of Common Stock of the Company are sold in the Private Placements respectively), 11,589,454 shares of Common Stock will be outstanding.

The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to stockholders. Shares of Common Stock do not have cumulative voting rights for the election of directors. The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds of the Company legally available for the payment of dividends. The holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any stock, obligations or other securities of the Company and have no rights to convert their Common Stock into any other securities.

On any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

The foregoing summary of the material terms of the capital stock of the Company does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of the Articles of Incorporation of the Company, as amended by the Amendment to the Articles attached hereto as Exhibit A.

Voting Trust Agreement


1,630,000 of the shares of ILDC common stock are deposited in a voting trust, a legal device that transfers the voting power of the shares to a trustee or group of trustees. The "Trustee" of the ILDC voting trust is Anthony Overman. As Trustee, Antony Overman, has the exclusive ability to vote shares of ILDC common stock subject to the voting trust. The voting trust is for a ten year period and will last until January 2011, unless the Trustee decides to terminate it earlier. The Trustee cannot be removed by the stockholders subject to the voting trust. If Anthony Overman ceases to be a trustee for any reason, then the stockholders subject to the voting trust may select his replacement.

If a stockholder subject to the voting trust acquires additional shares in ILDC, those shares automatically become subject to the voting trust. Any shares of another corporation issued to ILDC stockholders subject to the voting trust, whether in connection with a merger, consolidation, sale of substantially all of ILDC's assets or otherwise, automatically are subject to the voting trust including the shares of the Company issued in connection with the Share Exchange Agreement. Only transfers with the written consent of the Trustee may be released from the voting trust. A copy of the voting trust agreement is attached as Schedule 4.2 to the Share Exchange Agreement which is Exhibit "B" to this Information Statement.

Summary of Private Placements

Terms of Private Placements. The Company is conducting two private placements (the "Private Placements") which it believes will close on or shortly after the closing of the Share Exchange Agreement. The first Private Placement is a unit offering of 1,200,000 units at a purchase price of $5.00 per unit. Each unit consists of one share and one share purchase warrant ("Warrant"). Each whole Warrant is exerciseable for one additional share of Common Stock of the Company for $5.00 per share for three years from the date of purchase. If all 1,200,000 Units are sold, there will be aggregate proceeds of $6,000,000, and maximum net proceeds to the Company of $5,495,000 after payment of expenses and commissions. There is no minimum sale requirement under this offering.

The second private placement consists of 400,000 shares at a purchase price of $5.00 per share. If 400,000 are sold, there will be aggregate proceeds of $2,000,000, and maximum net proceeds to the Company of $1,835,000 after payment of expenses and commissions. Again, there is no minimum sale requirement under this offering.

In connection with each Private Placement the Company has agreed to provide a commission of 8% to selling broker/dealers. Each broker/dealer may elect to receive up to 50% of its sales commission in the form of shares of the Company priced at $5.00 per share.

The Private Placements will be made only to Accredited Investors as defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). The Company has a number of subscription agreements and $2,515,000 in funds in connection with the Private Placements. No assurances can be given that the Company will be successful in completing the Private Placements or, if completed, it will be completed on the terms described above.

Use of Proceeds. There is no minimum of Units or shares which must be sold. The Share Exchange is not contingent on closing either of the Private Placements.

The net proceeds available to the Company from the first private placement, assuming expenses of $ 25,000 and minus commission fees of $ 480,000 will be $ 5,495,000 if all 1,200,000 Units are sold. The estimated use of these proceeds will be as follows:

                                                                AMOUNT                      PERCENTAGE
    ------------------------------------------------ ------------------------------ ---------------------------
    Switches & Equipment Capital Expenditures by                        1,195,000                      21.75%
    ILDC
    ------------------------------------------------ ------------------------------ ---------------------------
    Working Capital of the Company and ILDC                             2,200,000                      40.04%
    ------------------------------------------------ ------------------------------ ---------------------------
    Repayment of Existing Debt of ILDC                                  2,100,000                      38.22%
    ------------------------------------------------ ------------------------------ ---------------------------
                                           TOTAL:                     $ 5,495,000                     100.00%
    ------------------------------------------------ ------------------------------ ---------------------------

If the first and second Private Placements are completed, the net proceeds available to the Company, minus expenses of $ 30,000 and minus commission fees of $ 640,000, will be $ 7,330,000. The estimated use of these proceeds will be as follows:

                                                                AMOUNT                      PERCENTAGE
    ------------------------------------------------ ------------------------------ ---------------------------
    Switches & Equipment Capital Expenditures by                        1,195,000                      16.30%
    ILDC
    ------------------------------------------------ ------------------------------ ---------------------------
    Working Capital of the Company and ILDC                             2,170,000                      29.60%
    ------------------------------------------------ ------------------------------ ---------------------------
    Repayment of Existing Debt of ILDC                                  3,965,000                      54.10%
    ------------------------------------------------ ------------------------------ ---------------------------
                                           TOTAL:                     $ 7,330,000                     100.00%
    ------------------------------------------------ ------------------------------ ---------------------------

Although the Company intends to utilize the proceeds of the Private Placements as disclosed above, the Company's Board of Directors will have complete discretion as to the final use of proceeds and the appropriateness of:

o    key-man life insurance,
o    obtaining officer and director liability insurance,
o    employment contracts with executive officers,
o    indemnification  contracts,  and
o    incentive plans to award executive officers and key employees.

No assurances can be given that the decisions will lead to agreements that are on terms advantageous to the Company. Pending the above uses, the Company intends to invest the net proceeds from the Private Placements in short-term, interest bearing, investment grade securities.

Restrictions on Resale. All shares and warrants issued in connection with the Private Placements are considered restricted securities and cannot be sold to the public for a period of one year from the date of purchase or until the securities are qualified under a registration statement registering the resale of the securities.

Registration Rights

The Company has verbally agreed to register for resale with the Securities and Exchange Commission the following shares of Common Stock issued in connection with the Share Exchange and the Private Placements, but no definitive agreements have been entered into in this regard.:

o    shares to be issued in connection with the two Private Placements;
o shares issuable on exercise of certain warrants of the Company to be granted to investors in connection with the two Private Placements; and
o shares issued to the stockholders of ILDC in connection with the Closing of the Share Exchange.

Summary of Pro Forma Financial Statements

The following unaudited pro forma financial information for the Company is based on the historical financial statements of the Company (which appear in the Annual Report to Stockholders which accompanies this Information Statement) and of ILDC (which are attached to this Information Statement as Exhibit D) and has been prepared on a pro forma basis to give effect to the Share Exchange under the purchase method of accounting, as if the transaction had occurred at December 31, 1999, for each operating period presented. The pro forma information was prepared based on certain assumptions described below and may not be indicative of results that actually would have occurred had the Share Exchange occurred at the beginning of the last full fiscal year presented or of results which may occur in the future. The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the annual financial statements and notes thereto of ILDC appearing at Exhibit D in this Information Statement.

The unaudited pro forma consolidated balance sheet as of December 31, 1999, presents the financial position of the Company as if the Share Exchange had occurred on that date and was prepared utilizing the audited balance sheets as of December 31, 1999, of the Company and the unaudited balance sheets of ILDC. The pro forma consolidated statements of operations data presented assumes the Share Exchange occurred at the beginning of the periods presented. It should not be assumed that the Company and ILDC would have achieved the unaudited pro forma consolidated results if they had actually been combined during the periods shown.

The unaudited pro forma consolidated results are based on estimates and assumptions, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma consolidated results are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma combined results should be read in conjunction with the historical consolidated financial statements and notes thereto set forth herein, and other financial information pertaining to the Company and ILDC, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" for each of the Company and ILDC. Pro forma financial information is set forth in greater detail in the Pro Forma Financial Statements beginning on Exhibit C of this Information Statement.

                                          For the Period Ended
PRO FORMA INCOME STATEMENT:                December 31, 1999
                                           -----------------
Revenues                                     $    173,464
Cost of Revenues                             $  2,978,403
Gross Profit (Operating Loss)               ($  2,803,909)
Other Income and Expenses                   ($  4,922,790)
Net Income (Loss)                           ($  7,726,699)
Net Income (Loss) Per Share                 ($       0.70)

                                               As of
PRO FORMA BALANCE SHEET:                   December 31, 1999
                                           -----------------
Total Assets                                 $  3,331,243
Total Current Liabilities                    $  4,737,968
Deficit Accumulated During Dev. Stage        $  7,726,699
Stockholders' Equity (Deficit)              ($  1,662,215)

Risks Related to the Share Exchange

You Will Suffer Immediate and Substantial Dilution of Your Percentage Equity and Voting Interest. We will issue 4,529,054 shares of common stock to the stockholders of ILDC in the Share Exchange. The 4,529,054 shares represent approximately 45.34% of the number of shares of common stock outstanding as of June 30, 2000 (excluding the securities to be issued under the private placements being conducted by the Company). Accordingly, the Share Exchange will have the effect of substantially reducing the percentage equity and voting interest held by each of our stockholders.

The ILDC Stockholders May Be Able to Significantly Influence Us Following the Share Issuance. On Closing the Share Exchange the ILDC Stockholders will control approximately 45.34% of the issued and outstanding shares of the capital stock of the Company. Anthony Overman, either directly or as voting trustee, will control approximately 31.32% of the Company's common stock following the closing of the Share Exchange. (These percentages do not take into consideration the securities to be issued under the private placements being conducted by the Company as discussed in this Information Statement.) This concentration of ownership of the Company's common stock and existence of a voting trust may make it difficult for other stockholders of the Company to successfully approve or defeat matters which may be submitted for stockholder action. It may also have the effect of delaying, deterring or preventing a change in control of the Company without the consent of the ILDC Stockholders or Anthony Overman.

The Company and ILDC May Be Unable to Obtain Required Additional Capital. As indicated in the risk factors relating to ILDC below, following the Share Exchange, the Company will need to raise up to $8 million in a combination of debt and equity securities to have sufficient working capital to run and grow the business through December 31, 2000. Should the Company be unsuccessful in its efforts to raise additional capital, it will be required to curtail its plans or it may be required to cut back or stop operations. There can be no assurance that the Company will raise additional capital or generate cash from operations sufficient to meet its obligations and planned requirements.


We May Not Be Able to Successfully Integrate ILDC into Our Operations. The integration of ILDC into our operations involves a number of risks, including:

o  difficulty  integrating  ILDC's  operations  and  personnel;
o  diversion  of management attention;
o  potential disruption of ongoing business;
o  inability to retain  key  personnel;  and
o  impairment  of  relationships  with  employees, customers or vendors.

Failure to overcome these risks or any other problems encountered in connection with the Share Exchange or other similar transactions could reduce the value of the Share Exchange to us and could reduce the value of the Company's Common Stock.

We May Lose Rights under Contracts with Customers and Other Third Parties as a Result of the Share Exchange. ILDC has numerous contracts with suppliers, customers, licensors, licensees and other business partners. The Share Exchange may trigger requirements under some of these contracts to obtain the consent, waiver or approval of the other parties. If we cannot do so, we may lose some of these contracts or have to renegotiate the contracts on terms that may be less favorable. In addition, many of these contracts have short terms or can be terminated following a short notice period. Loss of these contracts would reduce our revenues and may, in the case of some contracts, affect rights that are important to the operation of our business.

Uncertainty as to Proper Stock Issuances of ILDC. ILDC previously entered into joint venture and profit sharing agreements with various investors. These investors agreed to cancel their joint venture and profit sharing agreements in exchange for common stock of ILDC. Each investor received one share of ILDC's common stock for every $5.00 invested through joint venture or profit sharing agreements. ILDC issued approximately 1,249,350 shares of stock on April 30, 2000 in connection with this conversion. Due to potential violations of federal and state securities laws requiring registration of securities in certain circumstances, as a result of these conversions ILDC may offer rescission rights to all such investors and re-offer shares of ILDC under a separate offering to these investors. To the extent any investors exercise their rescission rights and elect not to continue their investment in ILDC, ILDC will be required to return subscription funds to such investors with interest. $6,065,584 represents the amounts invested in ILDC through the joint venture and profit sharing agreements and therefore represents the potential rescission obligations of ILDC to the joint venture investors (exclusive of interest). There can be no assurances that the Company or ILDC will have sufficient capital to pay amounts owed to joint venture investors who elect to exercise rescission rights. In addition, any funds used by ILDC or the Company to satisfy rescission claims would not be available to further the business plans of ILDC and the Company . This discussion is not an assertion by the Company or an admission by ILDC that ILDC did not comply with the registration or disclosure requirements of applicable federal and state securities laws. See also "INFORMATION CONCERNING ILDC - Risks Related to ILDC"

Certain Federal Income Tax Consequences

The following discussion is limited to the material federal income tax consequences of the proposed Share Exchange and does not discuss state, local, or foreign tax consequences or all of the tax consequences that might be relevant to an individual shareholder of the Company

For financial accounting purposes, this Transaction will be accounted for as a purchase of ILDC by the Company. The Company intends the Share Exchange to be a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and ILDC Stockholders and ILDC Board of Directors are receiving a legal opinion to that effect. However, an opinion of counsel is not binding on the Internal Revenue Service or the courts. The federal income tax law is uncertain as to many of the tax issues relevant to "tax-free" transactions, and it is not possible to predict with certainty how the law will develop or how the courts will decide various issues if they are litigated. Accordingly, there can be no assurances that the Share Exchange will be treated as a tax-free reorganization or that the Share Exchange will not be challenged by the Internal Revenue Service and that such challenge will not be sustained by the courts. The only parties to the Share Exchange, however, which would suffer any adverse tax consequences would be ILDC Stockholders.

You Are Urged to Consult Your Own Tax Advisor as to Specific Tax Consequences to You by the Share Exchange Including Tax Return Reporting Requirements and the Applicability and Effect of Federal, State, Local, Foreign, and Other Applicable Tax Laws.

                           INFORMATION CONCERNING ILDC
                           ---------------------------
History of ILDC

ILDC was incorporated in North Carolina in 1998 under the name International Long Distance Corporation. The business focus of ILDC since its inception has been Internet Protocol Telephony network and application services. ILDC is a development stage company with offices in Hertford, North Carolina and Atlanta, Georgia.

General Description of Business of ILDC

ILDC  provides  third  generation  telecommunications  services  using  Internet
Protocol and a high speed data network that creates a suite of advanced networking solutions, including Voice over Internet Protocols (VOIP) and Virtual Private Networks (VPN). ILDC is rapidly deploying both network and corporate infrastructure. IP telephony is the real time transmission of voice communications in the form of digitized "packets" of information over the public Internet or a private network, similar to the way in which e-mail and other data is transmitted. By outsourcing international communications services to ILDC, customers are able to lower costs, generate new revenue and extend their business into Internet-based services quickly while maintaining service quality comparable to that of traditional voice networks. These customers include traditional, local, international and wholesale long distance companies and competitive local exchange carriers, as well as new telecommunications service providers.

ILDC currently holds an FCC License 214 issued by the Federal Communications Commission , which effectively categorizes ILDC as an interexchange carrier for telecommunication services (an ("IXC"). IXC's include the largest communications companies, such as MCI WorldCom and Sprint. ILDC is licensed to carry both domestic and international traffic on its network. ILDC believes that it is in compliance with all regulatory and governmental authorities as they relate to the operation of the network.

Industry Overview

Convergence of Global Telecommunications and Data Services. Over the past decade the telecommunications industry has grown at a rapid rate in all market segments. Factors contributing to this growth include domestic and international deregulation, technological development, lower cost network deployment and the globalization of business. Wholesale telecommunications service revenue was approximately $37 billion in 1998. According to Phillips Group-Info Tech, an industry research firm, this market is projected to grow to approximately $100 billion by 2003.

The volume on data networks has grown at an even faster rate. This growth has been driven by several factors, including technological innovation, high penetration of personal computers and, in particular, by the rapid expansion of the Internet as a global medium for communications, information and commerce. International Data Corporation, a market research firm, estimates that the number of Internet users worldwide will grow from approximately 142 million in 1998 to approximately 399 million in 2002. This increase in data traffic has necessitated additional data network capacity and quality.


ILDC anticipates that such transformations will spur the creation of new applications such as email, Internet usage, unified messaging, Web hosting, broadband broadcasts, e-commerce and IP Telephony. This will drive the need for application service providers to offer applications to business and customers who cannot afford to own the necessary applications themselves.

Network Infrastructure. The basic technology of traditional telecommunications is designed for slow mechanical switches. Communications over the traditional telephone network are routed through circuits which must dedicate resources to each call until the call ends, regardless of whether anyone is actually talking on the circuit. This circuit-switching technology incurs a significant cost per call and does not efficiently support the integration of voice with data services.

Data networks, however, were designed for electronic switching. They break the data stream into small, individually addressed packages of data which are routed independently of each other from the origin to the destination. Therefore, they do not require a fixed amount of bandwidth to be reserved between the origin and destination of each call. This allows multiple voice or voice and data calls to be pooled, resulting in these networks being able to carry more calls with an equal amount of bandwidth.

The Emergence of IP Telephony. According to Frost & Sullivan, a consulting and research firm, Voice over Internet Protocol (VoIP) technology or IP Telephony is anticipated to be the most significant development in the telecommunications industry since wireless technology. Industry revenues are anticipated to grow from under $2 billion in 1999 to over $10 billion by 2005. IP Telephony consists of both traditional and enhanced voice and fax services, including the addition of interactive voice capability to web sites, among others. IP Telephony serves both the extensive market of existing phone users and the expanding market of computer users.

IP Telephony based on Internet protocols emerged in 1995, with the invention of a personal computer program that allowed the transport of voice communications over the Internet via a microphone connected to a personal computer. Initial sound quality was poor and the service required that both parties to the conversation use personal computers instead of telephones. In 1996, the advent of the gateway for the first time offered anyone with access to a telephone the ability to complete calls on the Internet. A gateway facilitates Internet transport of telephone services traditionally carried over the traditional telephone network.

Advantages of IP Telephony. IP Telephony is expected to make network long distance telephone calls transported over the Internet less expensive than similar calls carried over the traditional telephone network primarily because the cost of using the Internet is not determined by the distance those calls need to travel. Also, routing calls over the Internet is more cost-effective than routing calls over the traditional telephone network because the technology that enables Internet telephony is more efficient than traditional telephone network technology. The greater efficiency of data networks creates cost savings that can be passed on to the consumer in the form of lower long distance rates.


Business Strategy

ILDC's objective is to become a leader in the quickly evolving area of "Next Generation of Networks". The Next Generation of Networks is defined loosely as a group of enhanced services that are deliverable to users via an "access network".

ILDC has developed a state of the art VoIP and an international data network thought by ILDC and the Company to be unique in the industry. Through integration of existing, leading edge technologies and ILDC's proprietary application software, ILDC is able to offer advanced telecommunication services (both voice and data) to potential carriers and service providers including; CLEC's; ILEC's; ASP's; and ISP's. ILDC developed and tested its network platform over the last two and one half years. With ILDC's network, end-users will be connected via copper, coaxial, fiber and wireless platforms (unlike Net2Phone, whose capabilities are mainly from PC's over the Internet). End-users will enjoy carrier grade quality of service (QOS) and, effectively, not be aware that they are communicating over Internet protocol rather than voice grade circuit switching.

ILDC anticipates rapidly deploying its network and targeting providers and other margin-sensitive concerns worldwide to attract traffic to its system.

Description of Services - ILDC VoIP System

ILDC has developed a system for bundling voice and data virtually eliminating latency that bypasses traditional circuit switching.

The network architecture employed leverages the existing public network, integrates new technologies and adds software control features that enables services to be layered on public or private Internet Protocol (IP) networks. ILDC's state of the art media gateways and software applications have reduced the space necessary for such equipment to one seven foot tall rack which can be easily co-located with other communications providers. This major gateway hub, of which 12 will be deployed initially, has a capacity equal to existing switch architecture requiring 2400-3600 square feet of space, allowing ILDC to co-locate cost effectively with many partners. Once built, each ILDC gateway
will   support  up  to  14,784  T-1  lines  (each   handling   354,816   lines),
simultaneously.

ILDC's IP based applications will run over an ATM backbone. The quality of service (QOS) guarantees will be provided as part of each customer's service level agreement (SLA).

The network will provide IP Centrex Services, enhanced data services (the capability to provide dynamic bandwidth (capacity) on demand) for data, video imaging and VPN's with encryption. ILDC will provide compressed voice transport for long distance and wholesale transport for competitive local exchange carriers and long distance carriers. This network architecture will offer client concentration and switch bypass for Internet service providers, provide remote access services and many other new capabilities, including the ability to dynamically allocate bandwidth. The VPN's that ILDC will service has the ability to offer secure, encrypted data transport from the point of creation, as opposed to from a company's ISP. This represents a new service that will be extremely desirable for large corporations.


ILDC's proprietary billing system will provide usage sensitive billing, as well as bulk billing for any or all services offered. All of the billing will be presented on a single bill.

This Third Generation network architecture, once the proprietary software and applications are deployed, will represent a major breakthrough in the fledgling VoIP industry.

Sales and Marketing and Distribution

ILDC's initial marketing plan calls for entering the market for pre-paid providers including ISP's, ASP's and CLEC's. ILDC anticipates these targets will understand and embrace the system very quickly, providing an immense "virtual" sales and distribution network. Most provider sectors are potential customers, not competition. Targeting these providers for VoIP and VPN's, ILDC anticipates being in a position to place a tremendous amount of traffic on the network immediately. Additionally, partnering with these margin-sensitive entities, should allow ILDC to take advantage of their marketing and distribution efforts and utilize their infrastructure. Marketing/Sales personnel are currently being added and will be stationed in strategic areas based upon the network deployment plan.

ILDC anticipates that, initially, the bulk of traffic will be voice. However, as the capabilities of the system and the many layered services become known, ILDC anticipates that there will be a major conversion to data.

Target Markets

Based on factors such as political climate, bureaucracy, language, customs, monetary units, bandwidth availability, service offerings, economic climate and countries contributing to United States immigration, ILDC has identified the following primary markets for its products: Europe; India; Pakistan; Philippines; Japan; the Middle East; Mexico; and China. Negotiations are in the final stages to draw traffic from the foregoing list of markets.

ILDC's Network

ILDC has deployed three of the first twelve gateways. The plan is to deploy the gateways in stages so that any stage once complete and operational can begin to run traffic (and produce revenue) immediately while the expansion stages are undertaken. The first stage of deployment included switches strategically located in New York, Miami and Los Angeles. This stage had been completed ahead of schedule. Final configuration and testing is underway and the first stage is anticipated to be operational by the end of the third week in August.

Before stage one is operational, stage two will begin, with switches being deployed in London, Frankfurt and Amsterdam, to provide service to Europe. This stage will also include Dubai, UAE. ILDC is currently negotiating the first free VOIP license in the United Arab Emirate and is working with the Royal Family to provide service for an "Internet City" there.

Stage three currently calls for switches in Dallas, Toronto and Denver, as well as Singapore and Hong Kong. This final deployment will represent the major portion of the network backbone and will allow the back hauling of traffic from, substantially, anywhere in the world.

The system is expected to be fully in place and operational during the third quarter of 2000. The anticipated system deployment cost is approximately $9.3 million dollars which will be financed using proceeds from the Private Placements, operational revenues and vendor and other third party financing.

Customer Relationship Management

Competition

The long distance telephony market and the Internet telephony market are highly competitive. There are several large and numerous small competitors. The principal competitive factors in the Internet Telephony market include price, quality of service, breadth of geographic presence, customer service, reliability, network size and capacity and the availability of enhanced communications services.


Internet Protocol and Internet Telephony Service Providers. During the past several years, a number of companies have introduced services that make Internet telephony or voice services over the Internet available to businesses and consumers. In addition to ILDC, AT&T Jens (a Japanese affiliate of AT&T), deltathree.com (a subsidiary of RSL Communications), I-Link, iBasis, Inc. (formerly known as VIP Calling), ICG Communications, IPVoice.com, ITXC Corp. Net2Phone, Inc., and OzEmail (which was acquired by MCI WorldCom), provide a range of voice over the Internet services. These companies offer PC-to-phone or phone-to-phone services that are similar to what ILDC offers.

Telecommunications Companies and Long Distance Providers. A number of telecommunications companies, including AT&T, Deutsche Telekom, Level Three, MCI WorldCom and Qwest Communications, currently maintain, or plan to maintain, data networks to route the voice traffic of other telecommunications companies. These companies, which tend to be large entities with substantial resources, generally have large budgets available for research and development, and therefore may further enhance the quality and acceptance of the transmission of voice over the Internet.

Software/Hardware Providers. ILDC also competes with companies which produce software and other computer equipment that may be installed on a user's computer to permit voice communications over the Internet. The quality of communications with these products tend to be poor as they tend to use public Internet for the transmission of communication traffic. They also tend to require each user to have compatible software and hardware equipment. These companies include VocalTec, Netspeak and e-Net.

Many of ILDC's competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than ILDC has. As a result, certain of these competitors may be able to adopt more aggressive pricing policies which could hinder ILDC's ability to market ILDC's Internet-based voice services. ILDC believes that ILDC's key competitive advantages are ILDC's ability to deliver reliable, high quality voice service over the Internet in a cost-effective manner and the size and rapid growth of ILDC's network. ILDC cannot provide assurances, however, that this advantage will enable us or ILDC to succeed against comparable service offerings from ILDC's competitors.

Government Regulation

Regulation of IP Telephony - General. ILDC is a multinational telecommunications company subject to applicable laws and regulations in each of the jurisdictions in which it provides services. ILDC may also be affected indirectly by the laws of other jurisdictions that affect foreign carriers with which ILDC does business. Telephone service provided through the use of the Internet and private IP networks is a recent market development which ILDC believes is currently permitted under United States law, however, some foreign countries have laws or regulations that may prohibit voice communications over the Internet.

Regulation of IP Telephony - United States. The Federal Communications Commission (FCC) regulates communications, including information services and telecommunication services. Currently, Internet and IP Telephony services are not regulated by the FCC or any state agencies. ILDC believes that the IP communications services that ILDC provides constitute information services as opposed to the more highly regulated telecommunication services.

If the FCC were to determine that providers of Internet and IP telephony services are subject to FCC regulations as telecommunications services, the FCC may require these providers to be subject to traditional common carrier regulation, make universal service contributions, and/or pay excess charges. It is also possible that the FCC may adopt a regulatory framework other than traditional common carrier regulations which would apply to Internet and IP telephony providers. If any such regulations are adopted by the FCC, these regulations could materially adversely affect ILDC's business, financial condition, operating results and future prospects. ILDC cannot guarantee that ILDC's services will not be regulated in the future.

State regulatory authorities may also retain jurisdiction to regulate the provision of intrastate Internet and IP telephony services. Several state regulatory authorities have initiated proceedings to examine the regulation of such services. As well, in September 1998, two regional Bell operating companies advised Internet and IP telephony providers that they will impose excess charges on Internet and IP telephony traffic at some point in the future. Increased United States regulation of the Internet may slow its growth, particularly if other governments follow suit, which may negatively impact the cost of doing business over the Internet and materially adversely affect ILDC's business, financial condition, results of operations and future prospects.

Portions of ILDC's operations may still be subject to state or federal regulation, including regulation governing universal service funding, disclosure of confidential communications, copyright and excise tax issues.


Regulation of Telephony  Services - International.  The regulatory  treatment of
Internet and IP telephony outside of the United States varies widely from country to country. A number of countries that currently prohibit competition in the provision of voice telephony may also prohibit Internet and IP telephony. Other countries permit but regulate Internet and IP telephony. Some countries will evaluate proposed Internet and IP telephony service on a case-by-case basis and determine whether it should be regulated as a voice service or as another telecommunications service. Finally, in many countries, Internet and IP telephony has not yet been addressed by legislation or regulatory action.

ILDC may be subject to regulations in some foreign jurisdictions, or ILDC may be prohibited from providing its services or conducting its business in these foreign jurisdictions. ILDC's failure to qualify as a foreign corporation in a jurisdiction in which ILDC is required to do so or to comply with foreign laws and regulations could materially adversely affect ILDC's business, financial condition, operating results and future prospects, including the possibility of subjecting ILDC to taxes and penalties and/or by precluding ILDC from, or limiting ILDC in enforcing contracts in such jurisdictions. This holds true of ILDC's partners as well. ILDC cannot be certain that ILDC's partners either are currently in compliance with any such requirements, will be able to comply with any such requirements, and/or will continue to be in compliance with any such requirements. The failure of ILDC's partners to comply with such requirements could materially adversely affect ILDC's business, financial condition, operating results and future prospects.

Recently, IP Telephony service of one of ILDC's competitors was blocked in certain countries in Asia and the Middle East by government-controlled telecommunications companies. The Israel Minister of Communications has recently sent another competitor a letter requesting that it cease and desist terminating calls over the Internet in Israel. Although ILDC has not received any similar notices from these regulators and ILDC does not know specifically how these competitors operate in such countries or why they received such notices, there can be no assurance that such regulators or any other regulator may not block ILDC's service or send ILDC similar cease and desist orders in the future.

Proprietary Rights

The Company and ILDC regard their intellectual property rights, such as copyrights, trademarks, trade secrets, practices and tools, as important to the success of the Company. To protect their intellectual property rights, the Company intends to rely on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with employees, affiliates, clients, strategic partners, acquisition targets and others. Effective trademark, copyright and trade secret protection may not be available in every country in which the Company intends to offer its services. The steps taken by the Company or ILDC to protect their intellectual property rights may not be adequate, third parties may infringe or misappropriate intellectual property rights or the Company may not be able to detect unauthorized use and take appropriate steps to enforce its rights. In addition, other parties may assert infringement claims against the Company or ILDC. Such claims, regardless of merit, could result in the expenditure of significant financial and managerial resources. Further, an increasing number of patents are being issued to third parties regarding Internet telephony processes. Future patents may limit the Company's ability to use processes covered by such patents or expose the Company to claims of patent infringement or otherwise require the Company to seek to obtain related licenses. Such licenses may not be available on acceptable terms. The failure to obtain such licenses on acceptable terms could have a negative effect on the Company's business.

The Company believes that ILDC's products, trademark, and other proprietary rights do not infringe on the proprietary rights of third parties.

Board of Directors of ILDC

ILDC is currently governed by its Board of Directors, which presently consists of the four (4) directors named below. The directors are elected annually by the stockholders and serve until their successors are duly elected. The following table sets forth as of December 31, 1999, the name, age, and position of each director of ILDC:

Name                        Age     Position             Director since:

Anthony Overman             41      Director               March 20, 1998
Leonard Overman, Sr.        70      Director               March 20, 1998
Leonard Overman, Jr.        46      Director               March 20, 1998
Viola Overman               69      Director               March 20, 1998

Employees

As of July 5, 2000, ILDC had 33 employees from offices in Atlanta, Georgia and Hertford, North Carolina. Additional sales and technical personnel are being added to meet the anticipated demand for ILDC's networking services. None of ILDC's current employees are covered by any collective bargaining agreement and ILDC has never experienced a work stoppage. ILDC considers its employee relations to be good. The Company believes its future success will depend in large part on its continuing ability to attract, train and retain highly skilled technical, sales, marketing and customer support personnel.

Facilities

ILDC's corporate headquarters are located in a 10,000 square foot ("sf") facility in Hertford, North Carolina. This facility's lease expires on October 1, 2001 with a base monthly rent of $ 5,000 per month. ILDC also rents a 2009 sf office space Atlanta, Georgia at $2,796 per month and rents an apartment on a month to month basis in Atlanta, Georgia at $ 1,330 per month. The lease in Hertford, North Carolina is leased by ACO Enterprises, Inc. an entity controlled by Anthony Overman.

The Company plans to open offices in Vancouver, British Columbia and in Denver, Colorado in the near future.

In January of 1999, ILDC purchased two vacant lots in Hertford, North Carolina to build an office building. ILDC continues to own the property but does not intend to develop the lots at this time.

Legal Proceedings

StarTouch International Ltd. has instituted an action against ILDC seeking repayment of a $2,067,407 promissory note ILDC issued to StarTouch International Ltd. in February 5, 2000 which was due on June 5, 2000 and remains unpaid, together with accrued interest of $67,959.57 (plus per diem interest from June 5, 2000), costs and post judgment interest. ILDC was served on July 6, 2000 and has not filed an answer to the complaint. An answer is due within 30 days from the date of service. To date ILDC has not raised, and may not have, any defenses to this lawsuit. ILDC is a party to another lawsuit alleging breach of contract and seeking damages in the principal amount of $679,071.39, together with accrued interest of $141,321.26 (with interest accruing at 1 1/2% per month from the date of filing (12/8/99)), costs and post judgment interest. ILDC has filed an Answer to the complaint denying any liability or obligation. ILDC has notice of one other potential claim which concerns a party who refused to convert its joint venture with ILDC into equity. Liability associated with this potential claim is not determinable at this time.

Selected Financial Data

The following selected financial data is obtained from the audited financial statements of ILDC, as of December 31, 1999, which are included elsewhere in Exhibit D to this Information Statement. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and attached financial notes.

In addition, the audited financials of ILDC as of and for the year ended December 31, 1999 ("Audited Financials") were issued when ILDC and the Company still contemplated a one step merger pursuant to the Reorganization Agreement. As discussed elsewhere in this Information Statement, the parties have terminated the Reorganization Agreement and re-structured the transaction as a two step transaction, the first step of which is the Share Exchange. To the extent the notes in the Audited Financials discuss the Reorganization Agreement or are otherwise inconsistent with the discussion of the Share Exchange in this Information Statement, readers should rely on disclosure in the Information Statement. In addition, Note 11 of the Audited Financials discusses an agreement between ILDC and BDR Consulting, Inc. ("BDR"). Since the date the Audited Financials were issued, the terms of the agreement between ILDC and BDR have changed significantly and Note 11 to the Audited Financials is no longer accurate. For a discussion of the current agreement between ILDC and BDR, readers should review Schedule 3.7 to the Share Exchange Agreement, which is included in this Information Statement as part of Exhibit B.


                                                         ILDC for Year Ended
                                                              12/31/99
                                                      -------------------------

                        Revenue                                $      174,494

                        Operating Expenses                      $   2,978,403

                        Gross Profit (Loss)                     ($  2,803,909)



                        Other Expenses                          $   4,922,790

                        Net Income (Loss)                       ($  7,726,699)

                        Total Assets                            $   3,331,243

                        Total Current Liabilities               $   4,736,368

Management Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations. Planned principal operations of ILDC commenced in March 1998, however, to this date ILDC has received limited revenues. In June 1975, the Financial Accounting Standards Board, in its Statement No. 7, set forth guidelines for identifying an enterprise in the development stage and the standards of financial accounting and reporting applicable to such an enterprise. In the opinion of the Company, ILDC and its activities from its inception through December 31, 1999 fall within the referenced guidelines. Accordingly, the Company has reported ILDC's activities in accordance with the aforesaid Statement of Financial Accounting Standards No. 7.

From its inception in March 1998 through December 31, 1999, ILDC sustained a net loss of approximately $7,685,699. These losses are expected to continue for a presently undetermined time. The Company's losses in 1999, independent of ILDC, were minimal due to lack of business operations.

Sales and Revenues. ILDC has derived (or intends to derive) revenues generally from sale of the products described above in this Information Statement. From inception through December 31, 1999, the Company's total revenue was $174,494. In order to increase revenue, ILDC has entered into distribution agreements with telecommunications companies who have established distribution into target markets. ILDC intends to establish a sales and marketing organization and attempt to develop strategic partner relationships with national companies and expand advertising and promotion. No assurances can be given that ILDC will be successful in these efforts. During the fiscal year ended December 31, 1999, 100% of the revenues of ILDC were generated through distribution arrangements with Airtime Technologies and Rubicon Technologies. There is no certainty that the distribution arrangements with these entities will continue.

Liquidity and Capital Resources. As of December 31, 1999, ILDC had net stockholders' deficit of $ 1,619,615, and accumulated losses during the development stage of $7,685,699. There can be no assurance that ILDC will be able to continue as a going concern or achieve material revenues or profitable operations. ILDC is dependent on the proceeds of the Private Placement(s) and sufficient cash flow from operations to meet its short-term and long-term liquidity needs. ILDC may require additional financing beyond the proceeds received in the Private Placements depending on the number of securities sold in the Private Placements and the amount of revenue derived from operations. In this event, no assurances can be given that such financing will be available in the amount required or, if available, that it can be on terms satisfactory to ILDC.

The maximum proceeds of the Private Placements are intended to be used to provide ILDC with the necessary capital to maintain and expand its operations for a period of 12 months when ILDC expects to achieve cash flow from operations, although no assurances can be given in this regard.

Year 2000 Update. Even though the date is now past January 1, 2000 and ILDC has not experienced any immediate adverse impact on ILDC's operations from the transition to the Year 2000, ILDC cannot provide complete assurance that ILDC's operations have not been affected in a manner that is not yet apparent or that will arise in the future. In addition, computer programs that were date sensitive to the Year 2000 may not have been programmed to process the Year 2000 as a leap year, and any negative consequential effects remain unknown. As a result, ILDC will continue to monitor ILDC's Year 2000 compliance and the Year 2000 compliance of ILDC's agents. However, ILDC anticipates no Year 2000 problems that are reasonably likely to have a material adverse effect on ILDC's operations.

Risks Related to ILDC

The following is a summary of some of the risk factors which may have an impact on ILDC's business efforts:

ILDC has a limited operating history in a new and rapidly changing industry. ILDC commenced operations in March 1998. Accordingly, ILDC has only a limited operating history on which an evaluation of its prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the Internet based voice service industry. Significant on-going risks include ILDC's ability to:

o expand  its  subscriber  base and  increase  subscriber  revenues,
o  compete favorably in a highly competitive market,
o access sufficient capital to support its growth,
o recruit,  train and retain qualified  employees,
o introduce new products and services, and
o upgrade network systems and infrastructure.

ILDC cannot be certain that it will successfully address any of these risks. In addition, its business is subject to general economic conditions, which may not be favorable for ILDC's business in the future.

ILDC has significant liability associated with a lawsuit. As discussed in "Legal Proceedings" elsewhere in this Information Statement, ILDC has been sued by StarTouch International, Ltd. ("StarTouch") for over $2 million. If the court determines that ILDC is liable to StarTouch as asserted in the lawsuit, ILDC will have to use significant amounts of capital to pay its obligations to StarTouch. ILDC may also incur significant legal fees and expenses in defending the lawsuit, if legal defenses are available. It is possible that ILDC will never have sufficient capital to pay amounts owed to StarTouch. It is also possible, that after paying amounts owed to StarTouch, ILDC will not have sufficient funds to pursue its business plan. Accordingly, the StarTouch litigation may have a material adverse effect on ILDC's financial condition, results of operations and prospects.

ILDC has not been profitable and expect future losses. ILDC has incurred net losses of $ 7,685,699 from inception through December 31, 1999. ILDC has not achieved profitability in any quarterly or annual period since inception and expects to continue to incur net losses for the foreseeable future. Although revenues have grown in recent quarters, ILDC cannot be certain that it will be able to sustain these growth rates or that it will obtain sufficient revenues to achieve profitability. Even if ILDC does achieve profitability, it cannot be certain that it can sustain or increase profitability on a quarterly or annual basis in the future. ILDC expects that costs and expenses will continue to increase in future periods, which could negatively affect future operating results.

ILDC Could Be  Required  to Cut Back or Stop its  Operations  If it Is Unable to
Obtain Needed Funding. ILDC will need to raise additional capital to run its business, repay indebtedness incurred in connection with upgrading its facilities, fund anticipated expansions and meet pre-existing cash obligations through the end of the third quarter of 2000. Should ILDC be unsuccessful in its efforts to raise capital, it will be required to curtail its expansion plans or it may be required to cut back or stop operations. There can be no assurance that ILDC will raise additional capital or generate funds from operations sufficient to meet its obligations and planned requirements.

Ability of ILDC to Implement its Business Strategy. Although ILDC intends to pursue a strategy of aggressive marketing of its network, implementation of this strategy will depend in large part on its ability to: (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products to its customers;
(iii) obtain adequate financing on favorable terms to fund its business strategies; (iv) maintain appropriate procedures, policies, and systems; and (v) continue to operate with increasing competition. The inability of ILDC to obtain or maintain any or all of these factors could impair its ability to successfully implement its business strategy, which could have a material adverse effect on the results of operations and financial condition of ILDC.

Dependence on Key Personnel. The future success of ILDC will depend on the service of key personnel and, additionally, its ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the areas of the activities of ILDC, and there can be no assurance that ILDC will be able to attract and retain personnel necessary for the development of the business of ILDC. Because of the intense competition, there can be no assurance that ILDC will be successful in adding personnel if needed to satisfy its staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on ILDC. ILDC is dependent on the efforts and abilities of its management. The loss of various members from management could have a material adverse effect on the business and prospects of ILDC. There can be no assurance that upon the departure of key personnel from the service of ILDC that suitable replacement personnel will be available.

A Market for ILDC's Services May Not Develop. There can be no assurance that the VOIP or other high speed data transmission services developed by ILDC, or any other product subsequently developed by ILDC, will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit ILDC to recover start-up and other associated costs. Failure of the VOIP protocol or other proprietary software products developed by ILDC or any other products of ILDC to achieve or sustain market acceptance could have a material adverse effect on the business, financial condition, and results of operations of ILDC.

If ILDC Fails to Create and Maintain Strategic Relationships with International Carriers its Revenues Will Decline. ILDC's success depends in part on its ability to maintain and develop relationships with international carriers. The quality of these relationships and the ability of these carriers to market services effectively directly affects ILDC's revenue. ILDC has been pursuing joint ventures and business opportunities with new and emerging carriers in foreign markets. These transactions commonly involve certain risks, including, among others, that a strategy or business direction change from a major carrier could have a significant short term impact on ILDC's revenue. The new and emerging carriers may not acquire as much business as projected due to market competition or other factors, which could lead them to reduce its business with ILDC. If ILDC is not able to find suitable carriers operating in attractive markets, it may not be able to enter those markets on a cost-effective basis.

Decreasing Telecommunications Rates May Diminish or Eliminate the Competitive Pricing Advantage of IP Telephony Communication Services. Decreasing telecommunications rates may diminish or eliminate the competitive pricing advantage of ILDC's enhanced IP communications services and carrier transmission services. International and domestic telecommunications rates have decreased significantly over the last few years in most of the markets in which ILDC operates, and ILDC anticipates that rates will continue to be reduced in all of the markets in which ILDC does business or expect to do business. Users who select IP communications services to take advantage of the current pricing differential between traditional telecommunications rates and IP telephony rates may switch to traditional telecommunications carriers as such pricing differentials diminish or disappear, and ILDC will be unable to use such pricing differentials to attract new customers in the future. In addition, ILDC's ability to market its carrier transmission services to telecommunications carriers depends on the existence of spreads between the rates offered by ILDC and the rates offered by traditional telecommunications carriers, as well as a spread between the retail and wholesale rates charged by the carriers from which ILDC obtains wholesale service. Continued rate decreases will require ILDC to lower its rates to remain competitive and will reduce or possibly eliminate ILDC's gross profit from its carrier transmission services. If telecommunications rates continue to decline, ILDC may lose users for its enhanced IP communications services and carrier transmission services.

Rapid Technological Change in Telecommunications Industry Could Reduce the Demand for ILDC's Services. The telecommunications industry is subject to rapid and significant changes in technology that may adversely affect the continued use of IP telephony services. In addition, widely accepted standards have not yet developed for the technologies ILDC uses. ILDC expects that new services and technologies will emerge in the market in which ILDC competes. These new services and technologies may be superior to the services and technologies that ILDC uses, or these new services may render ILDC's services and technologies obsolete. To be successful, ILDC must adapt to a rapidly changing market by continually improving and expanding the scope of services it offers and by developing new services and technologies to meet customer needs. ILDC's success will depend, in part, on ILDC's ability to license leading technologies and respond to technological advances and emerging industry standards on a cost-effective and timely basis. ILDC will need to spend significant amounts of capital to enhance and expand its services to keep pace with changing technologies. ILDC cannot predict the likelihood of these changes and cannot assure you that any technological changes will not materially and adversely affect ILDC's business and operating results.

Licenses and Consents. Although management believes that ILDC has all rights necessary to use its intellectual property, the utilization or other exploitation of the products and services developed by ILDC might require ILDC to obtain licenses or consents from the producers or other holders of copyrights or other similar rights relating to the products and technologies of ILDC. In the event ILDC is unable, if so required, to obtain any necessary license or consent on terms which management of ILDC considers to be reasonable, ILDC may be required to cease developing, utilizing, or exploiting products or technologies affected by those copyrights or similar rights. In the event ILDC is challenged by the holders of such copyrights or other similar rights, there can be no assurance that ILDC will have the financial or other resources to defend any resulting legal action, which could be significant.

Uncertainties Associated with Patents and Proprietary Rights. The success of ILDC may depend in large part on its ability to obtain patents for its technologies and products, if any, resulting from the application of such technologies, to defend patents once obtained and to maintain trade secrets, both in the United States and in foreign countries. The success of ILDC will also depend upon avoiding the infringement of patents issued to competitors. There can be no assurance that ILDC will be able to obtain patent protection for products based upon the technology of ILDC. Moreover, there can be no assurance that any patents issued to ILDC will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to ILDC. Litigation, which could result in substantial cost to ILDC, may be necessary to enforce the patent and license rights of ILDC or to determine the scope and validity of its and others' proprietary rights.

Lack of Marketing Experience. ILDC has no significant experience in the sales or marketing of the ILDC network. There can be no assurance that ILDC will be able to establish sales, marketing and distribution capabilities or make arrangements with collaborators, licensees or others to perform such activities or that such efforts will be successful.

Marketing Efforts; Limited Sales Force. ILDC may sell the ILDC network principally through salespersons and agents, and may use only a very limited number of salespeople in certain of its markets. There can be no assurance that ILDC would be able to successfully establish other methods of marketing and sales of its products should it become necessary or desirable in the future. ILDC may market its product through independent distributors over which ILDC has no control, who may also represent products of other companies.

ILDC's Business Is Exposed to Regulatory, Political and Other Risks Associated with International Business. ILDC conducts a significant portion of its business outside the U.S. and accordingly derives a portion of its revenues and accrues expenses in foreign currencies. Fluctuations in foreign currency exchange rates may affect ILDC's results of operations and the value of ILDC's foreign assets, which in turn may adversely affect reported earnings and the comparability of period-to-period results of operations. Changes in currency exchange rates may affect the relative prices at which ILDC and foreign competitors sell products in the same market. In addition, changes in the value of the relevant currencies may affect the cost of items required in ILDC's operations. Accordingly, ILDC's results of operations may be materially affected by international events and fluctuations in foreign currencies. ILDC does not employ foreign currency controls or other financial hedging instruments.

ILDC may be subject to foreign regulatory authorities governing communications and Internet services as it seeks to market the ILDC network outside the United States. Whether or not the ILDC network is subject to FCC regulation or other regulation in the United States, approval of the ILDC network by regulatory authorities of foreign countries may need to be obtained prior to the commencement of marketing ILDC's services in those countries. The approval process varies from country to country and the time required may be significant. There can be no assurance that any foreign regulatory agency will approve ILDC or any product or services submitted for review by ILDC.

The Loss of Key Personnel Could Weaken ILDC's Technical and Operational Expertise, Delay Entry into New Markets and Lower the Quality of its Service. ILDC's success depends on the continued efforts of its senior management team and its technical, marketing and sales personnel. ILDC also believes that to be successful it must hire and retain highly qualified engineering personnel. Competition in the recruitment of highly qualified personnel in the telecommunications industry is intense. Hiring employees with the skills and attributes required to carry out its strategy can be time consuming. ILDC may not be able to retain or successfully integrate existing personnel or identify and hire additional qualified personnel. If ILDC loses the services of key personnel or is unable to attract additional qualified personnel, its business could be materially and adversely affected. ILDC does not have key-man life insurance. ILDC initiates and maintains its relationships with foreign carriers in its targeted markets through the combined efforts of its senior management team. ILDC believes that its success in entering into operating agreements with its foreign partners is due largely to its reputation along with personal relationships which its senior management team have developed with the appropriate officials at foreign carriers.

ILDC May Be Liable for Violations of Federal and State Securities Laws. ILDC previously entered into joint venture and profit sharing agreements with various investors. These investors agreed to cancel their joint venture and profit sharing agreements in exchange for common stock of ILDC. Each investor received one share of the common stock for every $5.00 invested through these joint venture or profit sharing agreements. ILDC issued approximately 1,249,350 shares of stock on April 30, 2000 in connection with this conversion. Due to potential violations of federal and state securities laws requiring rescission of securities in certain circumstances, as a result of these conversions ILDC may offer rescission rights to all such investors and re-offer shares of ILDC under a separate offering to these investors. To the extent any investors exercise rescission rights and elect not to continue their investment in ILDC, ILDC will be required to return subscription funds to such investors, with interest. Investors of ILDC who did not accept the rescission offer, either because they affirmatively reject it or because they fail to respond to it, may still attempt to assert claims against ILDC relating to non-compliance with the securities laws. ILDC cannot predict with certainty that those claims will be barred by any rescission offer conducted by ILDC because the legal effect of the rescission offer is uncertain. To the extent those claims are brought and result in judgments for damages, ILDC's business, financial condition and results of operation could all be adversely affected. Even if ILDC is successful in defending those claims under applicable securities laws, their mere assertion could result in costly litigation and significant diversions of effort by management. At this point, ILDC cannot quantify the dollar amount of the ILDC shares held by persons who will accept or reject any such rescission offer. Therefore, ILDC cannot quantify the potential continuing liability until completion of any such rescission offer. $6,065,584 represents the amounts invested in ILDC through the joint venture and profit sharing agreements. There can be no assurance that the Company or ILDC will have sufficient capital to pay any amounts owed to investors or otherwise expended in defending claims, in each case related to the matters discussed above. This discussion is not an assertion by the Company or an admission by ILDC that ILDC did not comply with the registration or disclosure requirements of applicable federal and state securities laws.

Because ILDC Does Not Have Sufficient Liquid Assets to Fund the Rescission Offer If it Is Accepted by All Holders of ILDC Shares Who May Be Entitled to Recission, ILDC May Be Required to Incur Additional Debt or Sell Assets to Fund the Rescission Offer. If all or a material number of ILDC investors who may have a right to rescission accept any subsequent rescission offer, ILDC will have to borrow funds or liquidate assets to pay off those investors. ILDC has approximately $200,000 in current assets that could be used to fund the rescission offer without materially and adversely affecting ILDC' operations or financial condition. This discussion is not an assertion by the Company or an admission by ILDC that ILDC did not comply with the registration or disclosure requirements of applicable federal and state securities laws.

Material Terms of the Common Stock of ILDC

The authorized capital stock of ILDC consists of 11,000,000 shares of Common Stock with a par value of $1.00 per share. ILDC has no other authorized classes of stock. On June 30, 2000, ILDC had 5,500,000 shares issued and outstanding held by 389 stockholders of record. There is no trading market for the shares of common stock of ILDC. All shares of the common stock of ILDC are equal to each other with respect to voting, and dividend rights, and are equal to each other with respect to liquidation rights.

Forward-looking Statements

Certain statements included in this Information Statement regarding the Company and ILDC which are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated agreements and projects of the Company and ILDC after the Share Exchange. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management; and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of ILDC's sales strategies, market acceptance of ILDC's products and services, ILDC's ability to obtain a larger number and size of contracts, the timing of contract awards, work performance and customer response, the impact of competitive products and pricing, and technological developments by ILDC's competitors. Accordingly, actual results may differ materially from those expressed in the forward-looking statements.


                              ELECTION OF DIRECTORS
                              ---------------------

The current director and officer of the Company will resign his positions with the Company at the closing of the Share Exchange and three new directors will be elected by the stockholders pursuant to this Information Statement. All of the information set forth in this Section regarding the "Election of Directors" pertains to those executives of ILDC who will become directors and officers of the Company on the closing of the Share Exchange. Information regarding the current officer and director of the Company is set forth in the Form 8-K dated May 18, 2000 on file with the Securities and Exchange Commission on Edgar.

Information Concerning Nominees

The following nominees of ILDC are expected to become executive officers and directors of the Company at the closing of the Share Exchange.

 ---------------------------- -------- -----------------------------------------
 Name                           Age    Expected Position with Company
 ---------------------------- -------- -----------------------------------------
 Mark Sampson                   45     Chairman and Chief Executive Officer and
                                       Director
 ---------------------------- -------- -----------------------------------------
 Anthony Overman                41     President and Director
 ---------------------------- -------- -----------------------------------------
 Don Spears                     51     Director
 ---------------------------- -------- -----------------------------------------


The following describes the principal occupation of each officer and director of the Company for the previous five years:

Mr. Mark Sampson - Chairman and Chief Executive Officer. Mr. Sampson brings twelve years of executive experience in telecommunications and information technology to ILDC. Prior to joining ILDC, he was Senior Vice President and General Manager of Data Services for AT&T Canada (formerly MetroNet Communications), where he was responsible for building its data and Internet businesses from inception to $80 million in annual revenue. From 1994 to 1998, Mr. Sampson served as Vice President and General Manager for Telus (formerly BC

Tel Advanced Communications), where he developed the unregulated ATM based data and Internet business from start-up to $75 million in annual revenue. From 1992 to 1994, he served as Chief Operating Officer of Cue Data West, providing banking applications and high speed managed networks to the financial community. Mr. Sampson is a director of the Colorado Internet and Telecom Alliance (CITA). He studied business at Dalhousie University and is a graduate of the University of British Columbia's sales and marketing executive program (SME)

Mr. Anthony Overman - President. Mr. Overman is the founder of ILDC. From March 1998 to the present, he has been responsible for the development of ILDC's business from inception. Mr. Overman has been responsible for supervising the VOIP network design and construction, negotiating business transactions, building the executive management team and all other aspects of ILDC to date. Prior to undertaking the development of ILDC, Mr. Overman was involved in several entrepreneurial enterprises, including security systems, energy management systems and smarthouse designs. Mr. Overman is active in World Missions and charitable organizations. As President of ILDC, Mr. Overman will be involved with overall management, oversight and business development activities.

Mr. Donald M. Spears - Director. Mr. Spears graduated from the University of Arkansas School of Law in 1975 after obtaining his B.A from Ouachita Baptist University. He specializes in Commercial Transactions, Banking and Business Litigation as well as Real Estate Law. He served as a Director of the Arkansas Development Finance Authority and as Juvenile Judge for Hot Springs County, Arkansas. Mr. Spears has served on the board of several private entities, including Chairman of PC Interface, Inc., a banking technology company, President of Westridge Development Company and as Chairman of Worldlynx, Inc., an Internet Service Provider. He is a member of the Arkansas Bar Association, the American Bar Association and the American Trial Lawyers Association. Residing in Little Rock, Mr. Spears married in 1970, and has two children.

The term of office of each director is one year or until his successor is elected at the annual meeting of the Company and qualified. The term of office for each officer of the Company is at the pleasure of the Board of Directors. The Board of Directors has no nominating, audit or compensation committee. Except for the terms of the Share Exchange Agreement, there are no arrangements or understandings between any of the officers or directors and any other persons pursuant to which such officer or director was selected as an officer or director.

Executive Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. No executive officer received cash compensation from the Company in excess of $50,000 in the prior three years ended December 31, 1999. There are no bonus or deferred compensation plans, pension, stock option or other compensatory plans currently maintained by the Company. Additionally, the Company is not a party to any other compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named above which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

The   Company's   Board  of  Directors   has  complete   discretion  as  to  the
appropriateness of:

o        key-man life insurance,
o        obtaining officer and director liability insurance,
o employment contracts with and compensation of executive officers and directors,
o        indemnification contracts,  and
o bonuses and incentive plans to award executive officers and key employees.

The following table sets forth the annual salary for each executive officer of the Company, through its subsidiary ILDC, which will be in effect as of the Closing of the Share Exchange:

                                                                                               Annual Salary
         Name                           Office                                                 2000 (projected)(1)
         ------------------------------ ------------------------------------------------------ ---------------------
         Mark Sampson                   Chief Executive Officer                                $ 250,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Anthony Overman                President                                              $ 150,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Leonard Overman, Jr.           Vice President                                         $ 104,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Emerson Overman                Chief of Operations                                    $ 104,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Reginald Ibison                Chief Technical Officer                                $ 140,000
         ------------------------------ ------------------------------------------------------ ---------------------
         William R. Neale               Vice President Marketing                               $ 144,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Ralph Proceviat                Chief Financial Officer                                $ 144,000
         ------------------------------ ------------------------------------------------------ ---------------------
         Darren Dumba                   Vice President Sales and Operations                    $ 144,000
         ------------------------------ ------------------------------------------------------ ---------------------
(1)      The definitive compensation of the Company's officers will be determined by the Board of Directors of the Company.

The Company, through ILDC intends, to enter into employment agreements with the individuals set out in the above table. It is anticipated that each will also be entitled to the following: major medical health benefits; indemnification from any claim or law suit which may be asserted against him when acting in his official capacity for ILDC or the Company provided that said indemnification is not in violation of any federal or state law or rule or regulation of the Securities and Exchange Commission; and options to purchase shares of the Common Stock of the Company pursuant to the stock option plan described below.

Board of Directors Report on Executive Compensation

The Company's Board of Directors will appoint an executive compensation committee which will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company and ILDC following the closing of the Share Exchange. The goals of the Company are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. The Company intends to provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals.

In the future, executive compensation may include without limitation cash bonuses, stock option grants pursuant to the stock option plan described below and stock award grants. In addition, the Company may set up a pension plan or similar retirement plans.

Stock Options

There are currently no stock options outstanding. However, the Board of Directors and Majority Stockholders have adopted and approved an incentive stock option plan (the "Plan") providing for the granting of stock options to officers, directors, employees and key consultants of the Company and its subsidiaries or affiliates. It is expected that the shares available for issuance under the stock option plan will be registered on Form S-8 with the Securities and Exchange Commission following the closing of the Share Exchange. (See "2000 STOCK OPTION PLAN" below for further details.)

Familial Relationships

Anthony Overman, Emerson Overman and Leonard Overman, Jr., are sons of Leonard Overman, Sr. and Viola Overman. Leonard Overman, Sr. and Viola Overman are husband and wife.

Indemnification

Article Fifteen of the Company's Certificate of Incorporation provides for it to indemnify any and all directors and officers whom it shall have power to indemnify under Section 78.751 of the Nevada Revised Statutes from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. The indemnification provided for is not exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office. Indemnification available to the Company's directors and officers under the Certificate of Incorporation continues as to a person who has ceased to be a director of officer and inures to the benefits of the heirs, executors and administrators of such a person. The Company has been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

                             2000 STOCK OPTION PLAN
                             ----------------------

General.

The Board of Directors and Majority Stockholders have adopted and approved a stock option plan (the "Plan"). The purpose of the Plan is to enable the Company to offer its officers, directors, employees, consultants and advisors performance-based incentives and other equity interests in the Company, thereby attracting, retaining, and rewarding such personnel. The Company believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the Plan an aggregate of 3,000,000 shares of Common Stock. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. In addition, awards of or rights to purchase shares of the Company's Common Stock ("Stock Rights") may be granted under the Plan. A copy of the Plan is attached as Exhibit E.

Administration.

The Plan will be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). The Administrator, subject to the terms and conditions of the Plan, has authority to:

o    select the persons to whom options and Stock Rights are to be granted;
o determine the number of shares of Common Stock to be covered by each option and Stock Right granted;
o    approve forms of option  agreements for use under the Plan;
o    determine the terms and  conditions of any option or Stock Right;
o reduce the exercise price of any option or Stock Right if the fair market value of the Common Stock covered by such option or Stock Right has declined since the date the option or Stock Right was granted;
o    institute  an option  exchange  program;
o    interpret the Plan and awards  granted  under the Plan;
o prescribe, amend and rescind rules and regulations relating to the Plan or sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
o    modify or amend each option or Stock Right issued;
o allow optionees to satisfy withholding tax obligations by electing to have the Company withhold from the shares to be issued on exercise of an option or Stock Right that number of shares having a fair market value equal to the amount required to be withheld;
o authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or Stock Right previously granted by the Administrator; and
o make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Administrator are final and binding on all holders of options and Stock Rights.

Eligibility; Limitations of Options.


Non-statutory stock options and Stock Rights may be granted under the Plan to employees, directors and consultants of the Company or any parent or subsidiary of the Company. Incentive stock options may be granted only to employees.
Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 1,000,000 shares of Common Stock plus options to purchase up to an additional 1,000,000 shares of Common Stock in connection with such employee's initial commencement of service to the Company.

Terms and Conditions of Options.

Options granted under the Plan are subject to additional terms and conditions under the individual option agreement. These terms and conditions include:

o Exercise Price. The Administrator will determine the exercise price of options granted at the time of grant. The exercise of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. The exercise price of a non-statutory stock option may be determined by the Administrator, provided however, the exercise price of a nonstatutory stock option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code may not be less than 100% of the fair market value of the Common Stock on the date of grant.
o Exercise of Option. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.
o Form of Consideration. The means of payment for shares issued on exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.
o Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

o Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant or stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.
o Permanent Disability; Death. If an optionee's employment, directorship or consulting relationship terminates as a result of permanent and total disability (as defined in the Code) or death, then all options held by such optionee under the Plan will generally expire on the earlier of (i) twelve months from the date of termination of optionee's employment or (ii) the expiration date of the option. The optionee or, if applicable, the executor or other legal representative of the optionee's estate may exercise all or part of the optionee's option at any time before such expiration to the extent that the option was exercisable at the time of termination of employment.
o Non-transferability of Options. Options granted under the Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.
o Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such option will be treated as a non-statutory stock option.
o Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.


Stock Rights. A Stock Right may award the recipient Common Stock or may give the recipient the right to purchase Common Stock. Shares received or purchased pursuant to a Stock Right will be subject to a restricted stock agreement between the Company and the recipient. Unless the Administrator determines otherwise, the restricted stock agreement will give the Company a reacquisition option exercisable on the voluntary or involuntary termination of the recipient's employment or consulting relationship with the Company for any reason (including death and disability). The acquisition price for any shares reacquired by the Company will be the original price paid by the recipient, if any. The reacquisition option lapses at a rate determined by the Administrator. A Stock Right and the stock acquired (while restricted) is generally nontransferable other than by will or the laws of descent and distribution.

Adjustments of Options on Changes in Capitalization.

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar changes in the capital structure of the Company affected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or Stock Right outstanding under the Plan, and the exercise price of any such award. In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee will fully vest in and have the right to exercise the optionee's option or Stock Right as to all of the optioned stock, and shall release all restrictions on any restricted stock prior to the consummation of the liquidation or dissolution. In the event of a merger, sale or Share Exchange of the Company into another corporation that results in a change of control of the Company, options that would have become vested within 18 months after the closing date of the merger transaction will accelerate and become fully vested on the closing of the transaction. In the event of a change of control transaction, any other outstanding options that are not accelerated would be assumed by the successor company or an equivalent option would be substituted by the successor company. If any of these options are not assumed or substituted, they would terminate.

Amendment and Termination of the Plan.

The Administrator may amend, alter, suspend or terminate the Plan, or any part of the Plan, at any time and for any reason. No such action by the Board or stockholders may alter or impair any option or Stock Right previously granted under the Plan without the written consent of the optionee/recipient. Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders or the Board, whichever is earlier.

Federal Income Tax Consequences of Options

Incentive Stock Options. An optionee who is granted an incentive stock option does not generally recognize taxable income at the time the option is granted or on its exercise, although the exercise may subject the optionee to the alternative minimum tax. On a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of:

o    the fair market value of the shares at the date of the option exercise; or
o    the sale price of the shares.

Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is an officer, director, or 10% stockholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Non-statutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-statutory stock option. On exercise, the optionee recognizes taxable income generally by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. On a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Rights. Restricted stock is generally acquired pursuant to Stock Rights. At the time of acquisition, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the recipient will not generally recognize ordinary income at the time of acquisition. Instead, the recipient will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to reacquire the stock on the recipient's termination of employment with the Company. At such times, the recipient will recognize ordinary income measured as the difference between the purchase price (if any) and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of acquisition his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period, by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

The foregoing is only a summary of the effect of federal income taxation on optionees and the Company with respect to the grant and exercise of options, and on recipients of Stock Rights, under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.


                             INDEPENDENT ACCOUNTANTS
                             -----------------------

The Company's  current auditor is the Salt Lake City firm of Andersen Andersen &
Strong.   During  the  past  two  years  there  have  been  no  changes  in,  or disagreements with, accountants on accounting and/or financial disclosure.


                       WHERE YOU CAN FIND MORE INFORMATION
                       -----------------------------------

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                     INCORPORATION OF DOCUMENTS BY REFERENCE
                     ---------------------------------------

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents filed by the Company pursuant to the Securities Exchange Act of 1934: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; (ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000; and (iii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. You may request a copy of these filings (other than an exhibit to any of these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

                  Old Night, Inc.
                  c/o Venture Law Corporation
                  618 - 688 West Hastings Street
                  Vancouver, British Columbia V6B 1P1
                  Telephone No.: (604) 659-9188

You should rely only on the information we have provided or incorporated by reference in this Information Statement or any supplement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

                                    EXHIBIT A

                     AMENDMENT TO ARTICLES OF INCORPORATION

RESOLVED, the Articles of Incorporation of Old Night, Inc. as follows:

1. The First Article be amended changing the name from Old Night, Inc. to NxGen Networks, Inc.

2. The Certificate of Articles of Amendment of the Articles of Incorporation as attached to this resolution is hereby approved.

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                                 OLD NIGHT, INC.

         Pursuant to the provisions of section 78.209, Nevada Revised Statutes, the undersigned President and Secretary of Old Night, Inc. (the "Corporation"), does hereby certify the Board of Directors of the Corporation adopted a resolution to amend the original articles as follows:

Article First which presently reads as follows:

                                  ARTICLE FIRST
                                 Corporate Name

         The name of the Corporation shall be:

                            OLD NIGHT,  INC.

Is hereby amended to read as follows:

                                  ARTICLE FIRST
                                 Corporate Name

         The name of the Corporation is:

                              NXGEN NETWORKS, INC.
                             ----------------------

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,460,400; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


         The effective date of this amendment is July __, 2000, at the Closing.



    ------------------------------              ------------------------------
    Xenios Xenopoulos, Secretary                  Xenios Xenopoulos, President


On the _____ Day of July, 2000 Xenios Xenopoulos the sole director and officer of the Company personally appeared before me, a Notary Public in and for the Country of Cyprus, and acknowledged that he executed the above instrument.


                                                  ------------------------------
                                                   Notary Public in and for the
                                                   Country of Cyprus

                                    EXHIBIT B

                            SHARE EXCHANGE AGREEMENT

                            SHARE EXCHANGE AGREEMENT

                                   DATED AS OF

                                  JUNE 30, 2000

                                      AMONG

                                 OLD NIGHT, INC.

                     INTERNATIONAL LONG DISTANCE CORPORATION

                                       AND

                               THE STOCKHOLDERS OF
                INTERNATIONAL LONG DISTANCE CORPORATION LISTED ON
                      THE SIGNATURE PAGES OF THIS AGREEMENT

                                                  TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE I - DEFINITIONS
         Section 1.1 Definitions..................................................................................1

ARTICLE II - EXCHANGE OF SHARES
         Section 2.1 Exchange of Shares...........................................................................2
         Section 2.2 Closing......................................................................................2
         Section 2.3 FIRPTA Withholding...........................................................................3

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ILDC
         Section 3.1 Corporate Existence and Power................................................................3
         Section 3.2 Corporate Authorization......................................................................3
         Section 3.3 Governmental Authorization...................................................................3
         Section 3.4 Non-Contravention............................................................................3
         Section 3.5 Capitalization...............................................................................3
         Section 3.6 Subsidiaries.................................................................................3
         Section 3.7 Financial Statements.........................................................................4
         Section 3.8 Absence of Certain Changes...................................................................4
         Section 3.9 No Undisclosed or Contingent Liabilities.....................................................5
         Section 3.10 Material Contracts..........................................................................5
         Section 3.11 Litigation..................................................................................6
         Section 3.12 Compliance with Laws and Court Orders.......................................................6
         Section 3.13 Title to Properties: Encumbrances...........................................................6
         Section 3.14  Equipment..................................................................................6
         Section 3.15 Taxes.......................................................................................6
         Section 3.16 Consents and Approvals......................................................................6
         Section 3.17 Insurance...................................................................................6
         Section 3.18 Customers and Suppliers.....................................................................7
         Section 3.19 Accounts Receivable.........................................................................7
         Section 3.20 Certain Interests...........................................................................7
         Section 3.21  Intellectual Property......................................................................7
         Section 3.22 Employee Benefit Plans......................................................................8
         Section 3.23 Labor Matters...............................................................................8
         Section 3.24 Licences and Permits........................................................................8
         Section 3.25  Personnel..................................................................................8
         Section 3.26 Bank Accounts...............................................................................8
         Section 3.27 Environmental Matters.......................................................................8
         Section 3.28 Disclosure..................................................................................9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AS TO THEMSELVES
         Section 4.1 Capacity.....................................................................................9
         Section 4.2 Title........................................................................................9
         Section 4.3 Valid Agreement..............................................................................9
         Section 4.4 Litigation...................................................................................9
         Section 4.5 Trust Constitution and Power.................................................................9
         Section 4.6 Governmental Authorization; Consents.........................................................9
         Section 4.7 Non-Contravention...........................................................................10
         Section 4.8 Acquisition for Investment; Informed Decision...............................................10

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF OLD NIGHT
         Section 5.1 Corporate Existence and Power...............................................................10
         Section 5.2 Corporate Authorization.....................................................................10
         Section 5.3 Governmental Authorization..................................................................10
         Section 5.4 Non-Contravention...........................................................................10
         Section 5.5 Capitalization..............................................................................11
         Section 5.6 Reports and Financial Statements............................................................11
         Section 5.7 Litigation..................................................................................12




         Section 5.8 Validity of Stock...........................................................................12
         Section 5.9  No Undisclosed or Contingent Liabilities...................................................12
         Section 5.10   Absence of Certain Changes...............................................................12
         Section 5.11 Litigation. Orders.........................................................................12
         Section 5.12 Title to Properties: Encumbrances..........................................................12
         Section 5.13 Equipment..................................................................................12
         Section 5.14  Compliance with Law.......................................................................12
         Section 5.16 Consents and Approvals.....................................................................13
         Section 5.17 Contracts, Commitments and Returns.........................................................13
         Section 5.18  Insurance.................................................................................13
         Section 5.19 Accounts Receivable........................................................................13
         Section 5.20 Certain Interests..........................................................................13
         Section 5.21  Employee Benefit Plans....................................................................13
         Section 5.22 Labor Matters..............................................................................13
         Section 5.23 Personnel..................................................................................13
         Section 5.24 Environmental..............................................................................13
         Section 5.25 Securities Laws............................................................................13
         Section 5.26 Disclosure.................................................................................14

ARTICLE VI - COVENANTS OF ILDC AND THE STOCKHOLDERS
         Section 6.1 Conduct of ILDC.............................................................................14
         Section 6.2 ILDC Common Shares..........................................................................16
         Section 6.3 Access to Information.......................................................................16

ARTICLE VII - ADDITIONAL COVENANTS OF THE PARTIES
         Section 7.1 Best Efforts................................................................................16
         Section 7.2 Old Night Annual Stockholder Meeting; Information Statement.................................16
         Section 7.3 Certain Filings.............................................................................17
         Section 7.4 Public Announcements........................................................................17
         Section 7.5 Notices of Certain Events...................................................................17

ARTICLE VIII - CONDITIONS TO CLOSING
         Section 8.1 Conditions to Obligations of Old Night and the Stockholders.................................17
         Section 8.2 Conditions to Obligation of Old Night.......................................................18
         Section 8.3 Conditions to Obligations of Stockholders...................................................18

ARTICLE IX - TERMINATION
         Section 9.1 Grounds for Termination.....................................................................19
         Section 9.2 Effect of Termination.......................................................................19

ARTICLE X -  MISCELLANEOUS
         Section 10.1 Survival...................................................................................20
         Section 10.2 Notices....................................................................................20
         Section 10.3 Amendments and Waivers.....................................................................21
         Section 10.4 Expenses...................................................................................21
         Section 10.5 Successors and Assigns.....................................................................21
         Section 10.6 Governing Law..............................................................................21
         Section 10.7 Jurisdiction...............................................................................21
         Section 10.8 Counterparts; Third Party Beneficiaries....................................................21
         Section 10.9 Entire Agreement...........................................................................22


                            SHARE EXCHANGE AGREEMENT


                  THIS AGREEMENT dated as of June 30, 2000 among Old Night, Inc., a Nevada corporation ("Old Night"), International Long Distance Corporation, a North Carolina corporation ("ILDC"), and the Stockholders of ILDC listed on the signature pages of this Agreement (each a "Stockholder" and collectively, the "Stockholders").

                  WHEREAS, each Stockholder is the owner of the number of shares of common stock, par value $1.00 per share, of ILDC ("ILDC Common Shares") set forth next to the name of such Stockholder on the signature pages of this Agreement, such shares representing in the aggregate 80% of the issued and outstanding ILDC Common Shares;

                  WHEREAS, the Stockholders and Old Night desire to effect an exchange (the "Exchange") of ILDC Common Shares for shares of common stock, par value $0.001 per share, of Old Night (the " Old Night Common Shares"), on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, for federal income tax purposes, it is intended that the Exchange shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code")

                  WHEREAS, the obligation of the Stockholders to consummate the Exchange is subject to the approval by the stockholders of Old Night of the appointment of Messrs. Anthony Overman, Don Spears and Mark Sampson to the Board of Directors of Old Night and the amendment to the Old Night Charter to change its name to NxGen Networks, Inc., such appointments and name change to take effect only if the Exchange is consummated; and

                  WHEREAS, the Board of Directors of Old Night (the "Board of Directors") has approved this Agreement, subject to the approval thereof by the stockholders of Old Night in accordance with this Agreement, the requirements of Nevada corporate law.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1 Definitions.

     (a) The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that for purposes of this Agreement, unless express provision is made to the contrary, (i) neither ILDC nor any of its Subsidiaries nor any Stockholder shall be considered an Affiliate of Old Night and (ii) neither Old Night nor any of its Subsidiaries shall be considered an Affiliate of ILDC.

                  "Balance Sheet" means the consolidated balance sheet of ILDC and its Subsidiaries as of December 31, 1999.

                  "Balance Sheet Date" means December 31, 1999.

                  "Benefit Arrangements" means all life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, retirement benefits, tuition refund, service award, company car, scholarship, relocation, fringe benefit, contracts, collective bargaining agreements, workers' compensation, individual employment, consultancy or severance contracts and other policies (whether written or oral) or practices of providing employee or executive compensation or benefits to employees which in any such case is or was maintained, administered or contributed to by ILDC or its Subsidiaries or in which ILDC or its Subsidiaries participates or participated and which provides benefits to current or former employees of ILDC or its Subsidiaries, other than Employee Benefit Plans.

                  "Closing Date" means the date of the Closing.

                  "Material Adverse Effect" means an effect that would (i) result in ILDC and its Subsidiaries having, as of or after the Closing, any liabilities that would result or could reasonably be expected to result in any liability that is material to ILDC and its Subsidiaries, taken as a whole, other than liabilities as to which ILDC has disclosed to Old Night, or
                  (ii) adversely affect or delay in any material respect the consummation of the transactions contemplated by this Agreement.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Pro Rata Share" means with respect to any Stockholder, the ratio determined by dividing the number of ILDC Common Shares owned by such Stockholder as of the Closing by the number of ILDC Common Shares owned by all Stockholders as of the Closing.

                  "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                                   ARTICLE II
                               EXCHANGE OF SHARES

Section 2.1 Exchange of Shares. On the terms and subject to the conditions of this Agreement, each Stockholder agrees to exchange ILDC Common Shares owned by it for the number of Old Night Common Shares set forth opposite such Stockholder's name on the signature page of this Agreement.

Section 2.2 Closing. The closing (the "Closing") of the Exchange shall take place at the offices of ILDC, Global Tech Center, Hertford, North Carolina, as soon as possible, but in no event sooner than five business days nor later than 10 business days, after satisfaction of the conditions set forth in Article IX, or at such other time or place as Old Night and the Stockholders may agree. At the Closing:

     (a) Each Stockholder shall deliver to Old Night certificates for ILDC Common Shares being exchanged by such Stockholder duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

     (b)  ILDC shall deliver to Old Night:

          (i) a certificate, dated as of the Closing Date and executed by an authorized officer of ILDC certifying the fulfillment of the conditions specified in Article VIII, and

          (ii) a certificate, dated as of the Closing Date and executed by the Secretary of ILDC certifying ILDC's articles of incorporation and all amendments, bylaws and resolutions of ILDC's board of directors attached to the certificate.

     (c)  Old Night shall deliver to ILDC:

          (i) a certificate, dated as of the Closing Date and executed by an authorized officer of Old Night certifying the fulfillment of the conditions specified in Article VIII, and

          (ii) a certificate, dated as of the Closing Date and executed by the Secretary of Old Night certifying Old Night's articles of incorporation and all amendments, bylaws and resolutions of Old Night's board of directors attached to the certificate.

Old Night shall deliver to each Stockholder appropriately legended certificates for the number of Old Night Common Shares contemplated by Section 2.1 no later than five days from Closing.

Section 2.3 FIRPTA Withholding. Unless Old Night shall have received from each of the Stockholders certification signed by such Stockholder to the effect that such Stockholder is not a "foreign person" as defined in Section 1445 of the Code, Old Night shall withhold and remit to the Internal Revenue Service the amount required by Section 1445 of the Code to be withheld with respect to such Stockholder.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF ILDC

ILDC represents and warrants to Old Night that:

Section 3.1 Corporate Existence and Power. ILDC is a corporation duly incorporated, validly existing and in good standing under the laws of North Carolina and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. ILDC has heretofore delivered to Old Night true and complete copies of its certificate of incorporation and bylaws as currently in effect. Except as set forth on Schedule 3.1, ILDC does not do business as a foreign corporation in any jurisdiction where the failure to be qualified as a foreign corporation would have a material adverse effect on the operations, condition (financial or other), assets, liabilities, earnings or prospects of ILDC.

Section 3.2 Corporate Authorization. The execution, delivery and performance by ILDC of this Agreement are within ILDC's corporate powers and have been duly authorized by all necessary corporate action on the part of ILDC. This Agreement constitutes a valid and binding agreement of ILDC.

Section 3.3 Governmental Authorization. The execution, delivery and performance by ILDC of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official or any other applicable requirements.

Section 3.4 Non-Contravention. The execution, delivery and performance by ILDC of this Agreement do not and will not:

          (a) violate the certificate of incorporation or bylaws of each of ILDC and its Subsidiaries,

          (b) assuming compliance with the matters referred to in Section 3.3 and 4.6, violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree, or

          (c) require any consent or other action by any Person under, other than set out in Schedules 3.4, 3.10 and 3.13, or constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of ILDC or any of its Subsidiaries or to a loss of any benefit to which ILDC or any of its Subsidiaries is entitled under, any material agreement or other instrument binding on ILDC or any of its Subsidiaries or any material license, franchise, permit or other similar authorization held by ILDC or any of its Subsidiaries.

Section 3.5 Capitalization. The authorized capital stock of ILDC consists of 11,000,000 shares of Common Stock with a par value of $1.00 per share of which 5,500,000 shares are outstanding as of the date of this Agreement. All outstanding shares of capital stock of ILDC have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of ILDC has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth in Schedule 3.7 (with respect to the options which may be granted to BDR, Inc.), there are no outstanding subscriptions, stock options, stock warrants, options or other rights to acquire from ILDC, or other obligation of ILDC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of ILDC. A complete list of the stockholders of ILDC and the number and class of shares held is shown on Schedule 3.5.

There are no outstanding obligations of ILDC to repurchase, redeem or otherwise acquire any ILDC Shares.

Section 3.6 Subsidiaries. ILDC has no subsidiaries. ILDC has, or has had, equity investments in the entities referenced in Schedule 3.6.

Section 3.7 Financial Statements. ILDC has delivered to Old Night copies of the regularly-prepared consolidated balance sheet of ILDC and its Subsidiaries as of December 31, 1999 and the related regularly-prepared consolidated statements of income and changes in retained earnings for each of the years ended December 31, 1998 and 1997. Such financial statements present fairly the financial position of ILDC and its Subsidiaries as of the dates thereof and their results of operations and changes in retained earnings for the periods then ended, in each case prepared on a tax basis, except as set forth on Schedule 3.7.

Section 3.8 Absence of Certain Changes. Except as set forth on Schedule 3.8, since the date of the ILDC Balance Sheet, ILDC has conducted its business only in the ordinary course and consistent with part practice, and has not:

     (a) Suffered any material adverse change in its operations, condition (financial or otherwise), assets, liabilities, earnings, working capital or prospects;

     (b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except immaterial items incurred in the ordinary course of business and consistent with past practice (including obligations or liabilities arising from one transaction or a series of related or similar transactions, and all periodic installments or payments under any lease of other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

     (c) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the ILDC Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the ILDC balance Sheet;

     (d) Permitted or allowed any of its assets to be subjected to any mortgage, pledge, lien, security interest encumbrance, restriction or charge of any kind;

     (e)  Written   down  the  value  of  any   inventory   or  written  off  as
          uncollectible any notes or accounts receivable;

     (f) Canceled any debts or waived any claims or rights or substantial value;

     (g) Sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

     (h) Disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name, service mark or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how not therefore a matter of public knowledge;

     (i) Granted any general increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee, and not such increase is customary on a periodic basis or required by agreement or understanding;

     (j)  Made any  capital  expenditure  or  commitment  for  additions  to its
          property,   equipment  or  intangible  capital  assets  in  excess  of
          $100,000;

     (k) Made any change in any method of accounting or accounting practice or failed to maintain its books, accounts and records in the ordinary course of business and consistent with past practice;

     (l) Failed to maintain any properties or equipment in good operating condition and repair;

     (m) Failed to maintain in full force and affect all existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

     (n) Entered into any transaction or made or entered into any material contract or commitment, or terminated or amended any material contract or commitment, except in the ordinary course of business and consistent with past practice, and not in excess of current requirements;

     (o) Taken any action that could have a material adverse effect on its business organization or its current relationships with its employees, suppliers, distributors, advertisers, subscribers or others having business relationships with it;

     (p) Declared, paid or set aside for payment and dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or other securities; or

     (q) Agreed in writing or otherwise to take any action with respect to any of the matters described in this Section 3.8.

Section 3.9 No  Undisclosed  or Contingent  Liabilities.  Except as set forth on
Schedule 3.9, ILDC has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that are not fully reflected on the ILDC Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business since the date thereof, and there is no basis for the assertion against ILDC of any liability or obligation of any nature whatsoever not fully reflected on the ILDC Balance Sheet.

Section 3.10 Material Contracts.

     (a)  Except as disclosed in Schedule 3.10,  ILDC is not a party to or bound by:

          (i) any lease (whether of real or personal property), other than leases which in the aggregate provide for annual payments of less than $50,000;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that will continue in effect after the Closing other than such agreements which in the aggregate provide for payments of less than $50,000;

          (iii)any sales, distribution or other similar agreements providing for the sale by ILDC or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that will continue in effect after the Closing involving payments in the aggregate in excess of $25,000;

          (iv) any partnership, joint venture or other similar agreement or arrangement;

          (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

          (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

          (vii)any license, franchise or similar agreement other than licenses, franchises or agreements which in the aggregate provide for payments of less than $50,000;

          (viii) any agency, dealer, sales representative, marketing or other similar agreements that will continue in effect after the Closing involving payments in excess of $25,000;

          (ix) any agreement that limits the freedom of ILDC or any of its Subsidiaries to compete in any line of business or with any Person or in any area or which would so limit the freedom of ILDC or any of its Subsidiaries after the Closing Date;

          (x) any material agreement with: (A) any Stockholder or any of its Affiliates, (B) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by ILDC, or (C) any director or officer of ILDC or any of its Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer; or

          (xi) any other material agreement, commitment, arrangement or plan involving ILDC or any of its Subsidiaries that will continue after the Closing.

     (b) Neither ILDC nor any of its Subsidiaries nor, to the knowledge of ILDC or any Stockholder, any other party to any agreement, contract, plan, lease, license, franchise, permit or other authorization, arrangement or commitment disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, license, franchise, permit or other authorization, arrangement or commitment.

Section 3.11 Litigation. Except as disclosed on Schedule 3.11, there is no action, suit, investigation or proceeding pending by or against or, to the knowledge of ILDC, threatened against or affecting, ILDC or any of its Subsidiaries or any of their respective properties (whether now or previously owned) before any court or arbitrator or any governmental body, agency or official, which could reasonably be expected to result in a material liability to ILDC or any of its Subsidiaries or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.12 Compliance with Laws and Court Orders. To the best of its knowledge ILDC is not in violation in any material respect of, and has not since inception violated in any material respect, any applicable law, rule, regulation, judgment, injunction, order or decree.

Section 3.13 Title to Properties: Encumbrances. Except as set forth on Schedule 3.13, ILDC does not own or lease any real property. ILDC has good, marketable and defensible title to all of its properties and assets, including any vehicles, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or interfere with the present use of the property affected thereby or that would not and are not reasonably likely to have a Material Adverse Effect, and all leases pursuant to which ILDC leases other real or personal property, including any vehicles, are in good standing, valid and effective in accordance with their respective terms, and there is not under any such lease any existing default or event of default (or to ILDC's knowledge any event which with notice or lapse of time, or both, would constitute a default).

Section 3.14 Equipment. The equipment of ILDC has no known material defects and is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for its current uses. None of such equipment is in need of known maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost.

Section 3.15 Taxes.

     (a) ILDC has timely filed (including any applicable extension periods) all tax reports, returns and forms required to be filed by applicable federal, state, local or foreign tax laws, and all such reports, returns and forms are correct and complete; copies of all tax returns for ILDC in respect of all years not barred by the statute of limitations have been delivered by ILDC to Old Night. None of ILDC's tax returns have been examined or audited by the Internal Revenue Service or any other state or local taxing authority.

     (b) Except as set forth in Schedule 3.15, ILDC has timely paid all federal, state, local and foreign income payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax due or claimed to be due from ILDC by the Internal Revenue Service or any Authority. No tax liens have been filed on any property or assets of ILDC and no claims are being asserted with respect to any taxes.

     (c) ILDC has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has withheld all amounts required by law to be withheld from the wages or salaries of its employees, and is not liable for any taxes or other charges for failure to comply with such laws, rules and regulations.

Section 3.16 Consents and Approvals. Except as set forth on Schedule 3.16, ILDC is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any governmental or regulatory authority in connection with (a) the execution and delivery of this Agreement,
(b) the execution and delivery of any agreement contemplated hereby, (c) the consummation of the transactions contemplated hereby or thereby or (d) the ownership and operation by Old Night of ILDC.

Section 3.17 Insurance. All policies of fire, medical, life, liability, product liability, workmen's compensation, health and other forms of insurance currently in effect with respect to ILDC's business are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation, termination or non-renewal has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which ILDC is a party, are valid, outstanding and enforceable policies; provide adequate insurance coverage for ILDC's business; and the coverage provided thereby, with respect to any act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement. No risks with respect to the ILDC's business are or have been designated by ILDC as being self-insured.

Section 3.18 Customers and Suppliers. No material adverse change has occurred in the business relationship of ILDC with any of its significant customers or suppliers and, to ILDC's knowledge, no facts exist and no events have occurred that could reasonably be expected to result in a material adverse change to any such relationship.

Section 3.19 Accounts Receivable. All accounts receivable of ILDC, whether reflected on the ILDC Balance Sheet or subsequently created through the Closing Date, represent sales actually made or services actually performed in the ordinary course of business and are current and either have been collected in full or to ILDC's knowledge will be collectable in full, without any setoff of counterclaim.

Section 3.20 Certain Interests. Except as set forth on Schedule 3.20, neither ILDC nor any officer, director or shareholder thereof, nor any of their respective affiliates, has:

     (a) any direct or indirect interest (other than the ownership of less than one percent of the outstanding securities of a publicly held company) in any corporation or business that competes with ILDC, or

     (b) any direct or indirect interest in any property or assets used by, or relating to ILDC or its business, except through the ownership of ILDC's capital stock.

Section 3.21  Intellectual Property.

     (a) ILDC owns, free and clear of all liens, mortgages, security interests, charges and encumbrances and has good and marketable title to, or holds adequate licenses or otherwise possess all rights necessary to use, all patents, trademarks, service marks, trade names, copyrights (including any applications for any of the foregoing), inventions, discoveries, processes, know-how, trade secrets, scientific, technical, engineering and marketing data, object and source codes, and techniques used or proposed to be used in, or necessary for, the conduct of ILDC's business as now conducted or proposed to be conducted (collectively, the "Intellectual Property"). The attached Schedule 3.21 contains a correct and complete list of all such Intellectual Property and any applications pending or that have been denied.

     (b) All applications for the registration of patents, trademarks and copyrights constituting a part of the Intellectual Property are valid and subsisting, and are duly recorded and being prosecuted in the name of ILDC.

     (c) ILDC to its knowledge has the sole and exclusive right to use all of the Intellectual Property in all jurisdictions in which ILDC conducts or proposes to be conducting its business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

     (d) No claims have been asserted by any person challenging or questioning the ownership, validity, enforceability or use by ILDC of any of the Intellectual Property and, to the knowledge of ILDC, there is not valid basis for such claim, and to the knowledge of ILDC, the use or other exploitation of the Intellectual Property by ILDC does not infringe on or dilute the rights of any person; and to the knowledge of ILDC, no other person is infringing on the rights of ILDC with respect to any of the Intellectual Property.

     (e) ILDC has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and other confidential information.

     (f) ILDC has delivered to Old Night all documents with respect to any invention, process, design, computer program or other know-how or trade secret included in the Intellectual Property, which documents are accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any person.

Section 3.22 Employee Benefit Plans. Schedule 3.22 sets forth a list of all Employee Benefit Plans, Benefit Arrangements and Options. Except as set forth on
Schedule 3.22, no employee of ILDC or any of its Subsidiaries will be entitled to any retirement, severance or similar benefit from ILDC or any of its Subsidiaries after the Closing or will become entitled to any such benefit from ILDC or any of its Subsidiaries after the Closing as a result of the transactions contemplated by this Agreement. No Employee Benefit Plan is subject to Title IV of ERISA and neither ILDC nor any of its Subsidiaries has incurred any liability under Title IV of ERISA (whether direct, indirect, actual or contingent).

Section 3.23 Labor Matters.

     (a) ILDC has and is currently complying in al material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice;

     (b) There is no unfair labor practice charge or complaint against ILDC pending or threatened before the National Labor Relations Board nor, to the knowledge of ILDC, is there any basis for any such charge or complaint;

     (c) There is no labor strike, slowdown or work stoppage pending or threatened against ILDC;

     (d) ILDC has not experienced any significant work stoppages or been a party to any proceedings before the National Labor Relations Board involving any significant issues or been a party to any arbitration proceedings arising out of or under collective bargaining agreements; and

     (e) There is no charge or complaint pending or threatened against ILDC before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction. No employees of ILDC are represented by any labor union and there is no collective bargaining agreement in effect with respect to such employees. To the knowledge of ILDC, no labor union has engaged in any organizing activities with respect to ILDC's employees.

Section 3.24 Licences and Permits. ILDC has obtained, and is in compliance in all material respects with, all necessary and material Governmental Authorizations required by all federal, state, local and other governmental or regulatory authorities and all courts and other tribunals for the conduct of the business and operations of ILDC as now conducted (collectively, the "Permits"). To ILDC's knowledge: (i) there are no proceedings currently pending or threatened which will validly result in the revocation, cancellation or suspension, or any adverse modification, of any such Permits such that it will materially and adversely affect ILDC and its business and/or assets, (ii) there are no disciplinary actions under any such Permits against ILDC, pending or threatened and there are no prior proceedings or disciplinary actions which have resulted in materially adverse action against ILDC and (iii) no governmental or regulatory authority has refused to grant or denied any license or permit application filed by ILDC and such refusal or denial has become final and nonappealable. The attached Schedule 3.24 contains a correct and complete list of all such Permits and any Permit applications pending or that have been denied.

Section 3.25 Personnel.  Schedule 3.25 contains an accurate and complete list of
(a) the names, titles and current salaries of all officers of ILDC and (b) the wage rates of non-salaried and non-executive salaried employees of ILDC by classification. ILDC is not in default with respect to any obligation to any of its employees.

Section 3.26 Bank Accounts. Schedule 3.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which ILDC has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

Section 3.27 Environmental Matters.

     (a) ILDC, to the knowledge of ILDC, is not required to obtain any permits, licenses or other authorizations under federal, state of local laws, rules and regulations relating to pollution or protection of the environment (collectively, the "Environmental Laws").

     (b) ILDC has not received any notice alleging non-compliance with any Environmental Laws. There is no civil, criminal or administrative action, suit, demand, claim, investigation, proceeding, notice or demand letter pending or threatened against ILDC relating in any way to any Environmental Laws.

     (c) There are no past or present events or conditions relating to ILDC and caused by ILDC that may interfere with or prevent compliance with any Environmental Laws or that may give rise to any common law or other legal liability thereunder.

Section 3.28 Disclosure. No representation or warranty by ILDC contained in this Agreement, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of ILDC to Old Night or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. For purposes of this Agreement, disclosure on one or more schedules will be deemed disclosure on any other schedule which may require said disclosure.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                      OF THE STOCKHOLDERS AS TO THEMSELVES

Each Stockholder hereby represents and warrants to Old Night, as to such Stockholder and no other Stockholder, that:

Section 4.1 Capacity. Such Stockholder is either an individual, corporation or a trust.

Section 4.2 Title. Such Stockholder is the record and beneficial owner of, and has full right, title and interest in and to, ILDC Common Shares listed on the signature pages hereof adjacent to such Stockholder's name, free and clear of any Lien. Except for the voting trust agreement attached in Schedule 4.2, the ILDC Common Shares are not subject to any other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such ILDC Common Shares. At the Closing, such Stockholder will transfer and deliver to Old Night valid title to, and all of such Stockholder's right, title and interest in and to, such ILDC Common Shares free and clear of any Lien or any claim in respect of such shares, including under any applicable community property law.

Section 4.3 Valid Agreement. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder.

Section 4.4 Litigation. There is no action, suit or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or such Stockholder's properties before any court, arbitrator or governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 4.5 Trust Constitution and Power. If such Stockholder is a trust:

     (a) such Stockholder will prior to Closing, deliver to Old Night a true and complete copy of such Stockholder's trust agreement or other constitution document as currently in effect, and

     (b) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transaction contemplated hereby are within such Stockholder's powers and have been duly authorized by all necessary action of such Stockholder's trustees or other relevant parties.

Section 4.6 Governmental Authorization; Consents.

     (a) The execution, delivery and performance by such Stockholder of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     (b) No consent, approval, waiver or other action by any Person (other than any governmental body, agency, official or authority referred to in
          Section 4.6(a) above) under any contract, agreement, indenture, lease, instrument or other document to which such Stockholder is a party or by which such Stockholder is bound is required for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by the Stockholder of the transactions contemplated hereby.

Section 4.7 Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement do not and will not:

     (a) if such Stockholder is a trust, contravene or conflict with the trust agreement or other constitution document, as applicable, of such Stockholder,

     (b) assuming compliance with the matters referred to in Section 4.6(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding on or applicable to such Stockholder,

     (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Stockholder under any material agreement, contract or other instrument binding on such Stockholder or under any material license, franchise, permit or other similar authorization held by such Stockholder, or

     (d) result in the creation or imposition of any Lien on ILDC Common Shares held by such Stockholder.

Section 4.8 Acquisition for Investment; Informed Decision. Such Stockholder is acquiring the Old Night Common Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof. Such Stockholder has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its acquisition of the Old Night Common Shares in accordance with this Agreement, and of its decision to enter into and perform this Agreement. Such Stockholder has been given an opportunity to ask questions and receive answers from ILDC and Old Night concerning the business and financial condition of ILDC and Old Night, concerning the terms and conditions of this Agreement, and concerning such other matters that such Stockholder deemed relevant in connection with its decision to enter into this Agreement. In particular, such Stockholder acknowledges that such Stockholder's rights under this Agreement may not be assigned without Old Night's written consent.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF OLD NIGHT

 Old Night represents and warrants to each Stockholder that:

Section 5.1 Corporate Existence and Power. Old Night is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. A copy of the Articles of Incorporation of Old Night has been delivered to ILDC and such copy is complete and correct in full force and effect on the date of this Agreement.

Section 5.2 Corporate Authorization. Except for the approval by the shareholders of Old Night of this Agreement and the Amendment, the execution, delivery and performance by Old Night of this Agreement are within the corporate powers of Old Night and have been duly authorized by the disinterested directors of the Board of Directors and by all other necessary corporate action on the part of Old Night. This Agreement constitutes a valid and binding agreement of Old Night.

Section 5.3 Governmental Authorization. The execution, delivery and performance by Old Night of this Agreement require no action by or in respect of, or filing with, any governmental body, agency or official other than the filing of the Information Statement being delivered to the stockholders of Old Night.

Section 5.4 Non-Contravention. The execution, delivery and performance by Old Night of this Agreement do not and will not:

     (a) violate the charter or bylaws of Old Night, or

     (b) assuming compliance with the matters referred to in Section 5.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree which, singly or in the aggregate:

         (i) is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of Old Night and its Subsidiaries, considered as one enterprise, or
         (ii)     would  adversely   affect  in  any  material  respect  the
                  consummation of the transactions contemplated by this Agreement.

     (c) violate, conflict with, or constitute a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the property or assets of Old Night under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Old Night is a party or by which Old Night may be bound or affected or to which any of the property or assets of Old Night may be subject.

Section 5.5 Capitalization. The authorized capital stock of Old Night consists of 50,000,000 Old Night Common Shares (of which as of June 26, 2000, 5,460,400 shares were outstanding). Old Night has no other class of shares. The Old Night Common Shares to be issued pursuant to this Agreement are duly authorized and, when delivered by Old Night pursuant to this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Old Night Common Shares is not subject to preemptive or other similar rights. Old Night has no other capital stock authorized, issued or outstanding. Old Night has arranged two private placements. The first private placement consists of 1,200,000 units at a price of $5.00 per unit for an aggregate amount of US$ 6,000,000. The $6,000,000 shall be raised prior to the Closing and be available as cash to Old Night prior to Closing. Each "Unit" consists of one share in the common stock of Old Night and one share purchase warrant ("Warrant") with each Warrant entitling the holder to purchase one common share in Old Night for US$ 5.00 per share at any time on or before three years from the date of the acquisition of the Units by the purchasers. In the second private placement 400,000 shares will be sold at a purchase price of $5.00 per share. Except for the Old Night shares and warrants to be issued pursuant to the foregoing private placements, there are no outstanding subscriptions, stock options, warrants or other agreements or commitments obliging Old Night to issue additional shares of its capital stock or options, warrants or other securities convertible into or exchangeable for shares of its capital stock. A complete list of the stockholders of Old Night and the number of shares held is shown on Schedule 5.5.

Section 5.6 Reports and Financial Statements. Old Night has previously furnished to ILDC true and complete copies of:

     (a) Old Night's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission (the "SEC") for the year ended December 31, 1999;

     (b) Old Night's Quarterly Report on Form 10-QSB filed with the SEC for the year ended March 31, 2000 and

     (b)  the Form 10SB filed originally filed by Old Night with the SEC.

As  of  their  respective  dates,   such  reports  and  information   statements
(collectively, the " Old Night Sec Reports")

          (i) complied as to form in all material respects with the applicable requirements of the 1934 Act, and the rules and regulations thereunder and

          (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The audited consolidated financial statements included in the Old Night SEC Reports (including any related notes and schedules) fairly present the financial position of Old Night and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods or as of the dates then ended (subject, where appropriate, to normal year-end accrual adjustments), in each case in accordance with past practice and generally accepted accounting principles consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

Section 5.7 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Old Night, threatened against or affecting, Old Night before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 5.8 Validity of Stock. The shares of Old Night Common Stock to be issued in the share exchange pursuant to this Agreement will be duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership of these shares, and will not be subject to preemptive rights.

Section 5.9 No Undisclosed or Contingent Liabilities. Old Night has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that are not fully reflected on the Old Night Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business since the date thereof, and there is no basis for the assertion against Old Night of any liability or obligation of any nature whatsoever not fully reflected on the Old Night Balance Sheet.

Section 5.10 Absence of Certain Changes. Since the date of the Old Night Balance Sheet, Old Night has conducted its business only in the ordinary course and consistent with past practice.

Section 5.11 Litigation. Orders. There are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or threatened against or affecting Old Night or questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by Old Night pursuant to this Agreement or pursuant to any other agreement contemplated hereby, at law or in equity, before or by any federal, state, local or foreign governmental authority; nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. Old Night is not subject to any judgement, order or decree entered in any lawsuit or proceeding that has had or may have a material adverse effect on Old Nights's ability to acquire any property for the use or benefit of Old Night or to conduct its business in any area.

Section 5.12 Title to Properties: Encumbrances. Old Night does not own or lease any real property.

Section 5.13 Equipment.  Old Night has no equipment.

Section 5.14 Compliance with Law. Old Night is currently in compliance in all material respects with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs and injunctions of all federal, state, local or foreign governmental authorities (collectively, "Laws"), including all Laws relating to the safe conduct of Old Night's business, environmental protection and conservation, antitrust, taxes, consumer protection, currency exchange, equal opportunity, health, sanitation, fire zoning building, occupational safety, pension, securities and trademark and copyright; and Old Night has not received notification in the last three years of any asserted present or past failure to so comply. Old Night is not required to obtain any permits, licenses or other authorizations under the Laws for Old Night to conduct its business.

Section 5.15  Taxes.

     (a) Old Night has or will have filed by closing (including any applicable extension periods) all tax reports, returns and forms required to be filed by applicable federal, state, local or foreign tax laws, and all such reports, returns and forms are correct and complete; copies of all tax returns for Old Night in respect of all years not barred by the statute of limitations have been delivered by Old Night to ILDC. None of Old Night's tax returns have been examined or audited by the Internal Revenue Service or any other state or local taxing authority.

     (b) Old Night has timely paid all federal, state, local and foreign income payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax due or claimed to be due from Old Night by the Internal Revenue Service or any authority. No tax liens have been filed on any property or assets of Old Night and no claims are being asserted with respect to any taxes.

     (c) Old Night has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has withheld all amounts required by law to be withheld from the wages or salaries of its employees, and is not liable for any taxes or other charges for failure to comply with such laws, rules and regulations.

Section 5.16 Consents and Approvals. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with Old Night, is required by or with respect to Old Night in connection with the execution and delivery of this Agreement and any related agreements to which Old Night is a party or the consummation of the transactions contemplated hereby and thereby, except for

     (a)  such   consents,   waivers,   approvals,    orders,    authorizations,
          registrations, declarations and filings as may be required under applicable securities laws, and which are disclosed in Schedule 5.16; and

     (b) the filing of the Articles of Amendment with the Secretary of State of the Nevada.

Section 5.17 Contracts, Commitments and Returns. Old Night is not a party to, nor is Old Night bound by any contracts, obligations or agreements of any kind except for this Agreement.

Section 5.18  Insurance.  Old Night has no insurance policies of any kind.

Section 5.19 Accounts Receivable. Old Night has no accounts receivable.

Section 5.20 Certain Interests. Neither Old Night nor any officer, director or shareholder thereof, nor any of their respective affiliates, has:

     (a) any direct or indirect interest (other than the ownership of less than one percent of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with Old Night, or

     (b) any direct or indirect interest in any property or assets used by, or relating to Old Night or its business, except through the ownership of Old Night's capital stock.

Section 5.21 Employee Benefit Plans. Old Night has no employees or employee benefit plans of any sort whatsoever.

Section 5.22 Labor Matters. Old Night has not had any employees for over 10 years or more and has no charges or complaint pending or threatened against Old Night concerning labor matters.

Section 5.23 Personnel. Xenios Xenopoulos is the sole director and officer of Old Night. Old Night has no employees or other personnel. Mr. Xenopoulos does not receive any form of remuneration in connection with his services to Old Night.

Section 5.24 Environmental.

     (a) Old Night is not required to obtain any permits, licenses or other authorizations under federal, state and local laws, rules and regulations relating to pollution or protection of the environment (collectively, the "Environmental Laws").

     (b) There is no past or present events or conditions relating to Old Night that may interfere with or prevent compliance with any Environmental Laws or that might give rise to any common law or other legal liability thereunder.

Section 5.25 Securities Laws.

     (a) Old Night has previously issued securities pursuant to available exemptions under the Securities Act of 1933 (the "Securities Act"), and is a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). Shares of Old Night's common stock are currently traded on the Pink Sheets of the National Association of Securities Dealers ("Pink Sheets") pursuant to Rule 15c2-11 under the Exchange Act.

     (b) Old Night is a corporation subject to the reporting requirements of the Exchange Act. Old Night has filed all required reports, schedules, forms, statements, and other documents with the SEC (the "SEC Documents"), As of their respective dates, the SEC Documents complied with all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements included or incorporated by reference by the SEC Documents comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except in the case of unaudited financial statements permitted by SEC Form 10QSB) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present the financial position of Old Night and its subsidiaries as of the date thereof and their statements of operations, changes in shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (c) There is no known fact or circumstance that materially and adversely has affected or is affecting or, in the reasonable opinion of Old Night's executive officers, may reasonably be expected in the future to materially or adversely affect, Old Night's financial condition or results of operations.

Section 5.26 Disclosure. No representation or warranty by Old Night contained in this Agreement, and no statement contained in any document, list, certificate or other writing furnished or to be furnished by or on behalf of Old Night to ILDC or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI
                     COVENANTS OF ILDC AND THE STOCKHOLDERS

Each of ILDC and each Stockholder agrees that:

Section 6.1 Conduct of ILDC. On or prior to the Closing, ILDC will:

     (a) During the period from the date of this Agreement to the Closing Date, except as expressly contemplated or permitted by this Agreement (including the Schedules), ILDC shall:

          (i)  conduct its business in the ordinary course,
          (ii) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and
          (iii)to take no action which would adversely affect or delay the ability of either ILDC or Old Night to obtain the necessary approvals of any third party required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby and thereby.

     (b) During the period from the date of this Agreement to the Closing Date, except as expressly contemplated or permitted by this Agreement, ILDC shall not, without the prior written approval of Old Night:

          (i) other than in the ordinary course of business, incur any indebtedness for borrowed money or any indebtedness that constitutes the deferred purchase price of any property or assets, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

          (ii) adjust, split, combine or reclassify any capital stock;

          (iii)make, declare or pay any dividend (whether in cash or property), or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock;

          (iv) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets (including without limitation, cash) to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claim held by any such person, except in the ordinary course of business pursuant to contracts or agreements in force at the date of this Agreement;

          (v) except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any investment in, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets, any other individual, corporation or other entity;

          (vi) except for any transactions in the ordinary course of business, terminate or waive any material provisions of, any contract, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

          (vii)increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business, or accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

          (viii) solicit or encourage from any third party or enter into any negotiations, discussions or agreement in respect of, or authorize any individual, corporation or other entity to solicit or encourage from any third party or enter into any negotiations, discussions or agreement in respect of, or provide or cause to be provided any confidential information in connection with, any inquires or proposals relating to the conveyance, sale, lease, transfer or other disposition of all or a substantial portion of its business, property or assets, or the acquisition of its capital stock or securities convertible into capital stock, or the merger or consolidation, whether in one transaction or a series of transactions, of it with any corporation or other entity, other than as provided by this Agreement (and each party shall promptly notify the other of all the relevant details relating to all inquiries and proposals which it may receive relating to these matters);

          (ix) settle any material claim, action or proceeding involving money damages, except in the ordinary course of business;

          (x) make any material capital expenditures, make any material changes in its current method of conducting business, or liquidate, dissolve or suffer any liquidation or dissolution;

          (xi) make any material payment of principal of any debt, with a maturity of more than one year, for borrowed money or for the deferred purchase price of property or services except as at the stated maturity of the debt or as required by mandatory prepayment provisions relating thereto (subject to any subordination provisions applicable thereto);

          (xii)enter into any material agreements or become liable under any material agreement for the lease, hire or use of any real or personal property, or enter into any material sale/lease back arrangement with respect to any real or personal property which is now owned or hereafter acquired;

          (xiii) incur or make optional prepayment of, or purchase, redeem or otherwise acquire, or amend any provision pertaining to the subordination, or the terms of payment of, any subordinated debt;

          (xiv)create, incur, assume or suffer to exist any lien or encumbrance or any kind on any of its properties, assets, income or profits, whether borrowed or hereafter acquired;

          (xv) amend its articles of incorporation of its by-laws;

          (xvi)take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing Date, or in any of the conditions to the Transaction not being satisfied or in violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

          (xvii) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by general accepted accounting principles or regulatory guidelines; or

          (xviii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.1.

Section 6.2 ILDC Common Shares. The Stockholders will not sell, transfer or permit any Lien to exist with respect to their ILDC Common Shares.

Section 6.3 Access to Information. From the date hereof until the Closing, ILDC will give, and will cause its Subsidiaries to give, Old Night, the Board of Directors, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of ILDC and its Subsidiaries, will furnish to Old Night, the Board of Directors, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct ILDC's and its Subsidiaries' employees, counsel and financial advisors to cooperate with such Persons in their investigation of the business of ILDC and its Subsidiaries; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by ILDC or any Stockholder to Old Night hereunder.

                                   ARTICLE VII
                       ADDITIONAL COVENANTS OF THE PARTIES

The parties hereto agree that:

Section 7.1 Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

Section 7.2 Old Night Annual Stockholder Meeting; Information Statement. Old Night will include in the information statement for its 2000 Annual Meeting of Stockholders (the "Old Night Information Statement") four proposals:

     (a) To approve the amendment of the Articles of Incorporation to change the name of the Old Night from "Old Night, Inc." to "NxGen Networks, Inc.;"

     (b)  To adopt a stock option plan;

     (c) To approve this share exchange agreement between Old Night, ILDC, and certain stockholders of ILDC; and

     (d) To elect Messrs. Anthony Overman, Don Spears and Mark Sampson to the Old Night's Board of Directors to serve until the next annual general meeting of shareholders and until their respective successors are elected and qualified.

In addition, each proposal will require the approval by the affirmative vote of a majority of the votes cast by the holders of Old Night Common Shares . In connection with such meeting, Old Night will promptly prepare and file with the SEC, will use its commercially reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Old Night Information Statement and all other proxy materials for such meeting, will use its commercially reasonable best efforts to obtain the necessary approvals by its stockholders of the Amendment and this Agreement and will otherwise comply with all legal requirements applicable to such meeting.

Section 7.3 Certain Filings. Each party shall cooperate with one another:

     (a) in connection with the preparation of the Old Night Information Statement,

     (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and

     (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Old Night Information Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 7.4 Public Announcements. The parties will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

Section 7.5 Notices of Certain Events. Each party shall promptly notify each other party of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting ILDC or any of its Subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

Section 8.1 Conditions to Obligations of Old Night and the Stockholders. The obligations of Old Night and the Stockholders to consummate the Closing are subject to the satisfaction or waiver of the conditions that:

     (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

     (b) The stockholders of Old Night shall have approved this Agreement in accordance with the requirements of Chapter 78 of the Nevada Revised Statutes and by the affirmative vote of a majority of the votes cast by the Old Night Common Shares.

     (c) No event shall have occurred that has resulted or could reasonably be expected to result in a material adverse change to the anticipated benefits of the transactions contemplated hereby to Old Night, ILDC or the Stockholders.

     (d) Stockholders owning not less than eighty percent (80%) of the issued and outstanding common stock of ILDC have executed this Agreement and all other documents required to be delivered by such Stockholders in connection with the exchange of the ILDC shares contemplated under this Agreement.

Section 8.2 Conditions to Obligation of Old Night. The obligation of Old Night to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

     (a)  General:

          (i) ILDC and the Stockholders shall have performed in all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date,
          (ii) the representations and warranties of ILDC and the Stockholders contained herein shall be true and correct at and as of the Closing Date, as if made at and as of such date, except for such breaches as would not have a Material Adverse Effect, and
          (iii)Old Night shall have received a certificate signed by the President of ILDC and a representative of each Stockholder to the foregoing effect.

     (b) Unless the Stockholders have waived the condition set forth in Section 8.3(a), the Amendment shall have been approved in accordance with the requirements of Nevada law, the Old Night Charter and the affirmative vote of a majority of the votes cast by the holders of Old Night Common Shares, other than such Old Night Common Shares beneficially owned by the Stockholders and their respective Affiliates, and Old Night shall have filed Articles of Amendment with respect to the Amendment with the Secretary of State of the State of Nevada.

     (c) Old Night shall have received a legal opinion from legal counsel to ILDC, in the form and substance reasonably satisfactory to Old Night.

     (d) Each of the ILDC shareholders shall have executed a securities law representation letter in the form acceptable to Old Night.

     (e) Old Night shall have received all documents it may reasonably request relating to the existence of ILDC and each of its Subsidiaries, and the authority of ILDC and each Stockholder to enter into this Agreement, all in form and substance reasonably satisfactory to Old Night.

     (f) There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgement, decree or injunction that restrains or prohibits consummation of any of the transactions contemplated under this Agreement or could have a Material Adverse Effect.

     (g) All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained that are necessary, in connection with:

          (i)  the execution and delivery of ILDC of this Agreement,
          (ii) the consummation by ILDC of the transactions contemplated hereby, or
          (iii)the control and operation by Old Night of ILDC, and copies of all such licenses, permits, consents, approvals and authorizations shall have been delivered to Old Night.

Section 8.3 Conditions to Obligations of Stockholders. The obligation of the Stockholders to consummate the Closing is subject to the satisfaction or waiver of the following further conditions:

     (a)          General:

          (i) Old Night shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date,
          (ii) the representations and warranties of Old Night shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date and

          (iii)ILDC shall have received a certificate signed by any Vice Chairman, Executive Vice President or Senior Vice President of Old Night to the foregoing effect.

     (b) The appointment of Messrs. Anthony Overman, Don Spears and Mark Sampson as directors of Old Night and the change of Old Night's name to NxGen Networks, Inc. shall have been approved in accordance with the requirements of Nevada law, the Old Night Charter and by the affirmative vote of a majority of the votes cast by the holders of Old Night Common Shares, and Old Night shall have filed Articles of Amendment with respect to the name change with the Secretary of State of the State of Nevada.

     (c) On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated under this Agreement.

     (d) ILDC shall have received such opinions of counsel to Old Night, in the form and substance reasonably satisfactory to ILDC.

     (e) ILDC and the ILDC Stockholders shall have received such tax opinions from independent counsel hired by Old Night, in the form and substance reasonably satisfactory to ILDC.

     (f) ILDC shall have received all documents it may reasonably request relating to the existence of Old Night and the authority of Old Night to enter into this Agreement, all in form and substance reasonably satisfactory to ILDC.

     (g) Old Night shall have cash and cash equivalents of not less than $1.5 million (net of previous contributions to ILDC), in excess of outstanding liabilities or obligations as of the Closing Date.

                                   ARTICLE IX
                                   TERMINATION

Section 9.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

     (a)  by mutual written agreement of the Stockholders and Old Night;

     (b) by either the Stockholders or Old Night if the Closing shall not have been consummated on or before August 31, 2000;

     (c) by either the Stockholders or Old Night if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

     (d) by either the Stockholders or Old Night if an event shall have occurred that has resulted or could reasonably be expected to result in a material adverse change to the anticipated benefits of the transactions contemplated hereby to Old Night, ILDC or the Stockholders;

     (e) by either the Stockholders or Old Night if there has been a material misrepresentation or breach of warranty on the part of Old Night (in the case of termination by the Stockholders) or a misrepresentation or breach of warranty by ILDC or the Stockholders which would have a Material Adverse Effect (in the case of termination by Old Night) in each case in the representations and warranties contained herein and such misrepresentation or breach is not capable of being cured through commercially reasonable best efforts prior to August 31, 2000, or any condition to such party's obligations hereunder becomes incapable of fulfillment through no fault of such party and is not waived by the other party;

The party desiring to terminate this Agreement shall give notice of such termination to the other parties.

Section 9.2 Effect of Termination. If this Agreement is terminated as permitted by Section 9.1, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; PROVIDED that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, willful failure to perform a covenant of this Agreement or willful breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1 Survival. All statements contained in any certificate or other instrument delivered by or on behalf of ILDC or Old Night pursuant to this Agreement or in connection with the transactions contemplated by this Agreement will be considered representations and warranties by ILDC and Old Night, as the case may be, with the same force and effect as if contained in this Agreement. All representations, warranties, covenants and agreements by ILDC or Old Night will survive the Closing Date for a period of one (1) year after the Closing Date notwithstanding any investigation at any time by or on behalf of any party to which such representation or warranty was given, and will not be considered waived by the consummation of the share exchange contemplated by this Agreement with knowledge of any breach of misrepresentation of the parties.

Section 10.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                           If to Old Night, to:

                           Old Night, Inc.
                           c/o Aluminum Tower 5th Floor
                           2 Limassol Avenue
                           2003 Nicosia, Cyprus
                           Facsimile No.: 357-233-6382
                           Attention: Xenios Xenopoulos, President

                           With a copy to:

                           Venture Law Corporation
                           688 West Hastings Street, Suite 618
                           Vancouver, British Columbia V6B 1P1
                           Facsimile No.: 604-659-9178
                           Attention: Alixe B. Cormick

                           If to ILDC:

                           International Long Distance Corporation
                           Global Tech Center
                           Don Juan Road
                           P.O. Box 218
                           Hertford, North Carolina 27944
                           Facsimile No.: 252-426-3205
                           Attention: Anthony Overman, Chief Executive Officer

                           With a copy to:

                           Friday, Eldredge & Clark
                           400 West Capital Avenue, Suite 2000
                           Little Rock, Arkansas 72201
                           Facsimile No.: 501-244-5302
                           Attention: Price C. Gardner, Esq.

                           And:

                           Kaufman & Canoles, P.C.
                           One Commercial Place
                           Norfolk, VA 23510
                           P.O. Box 3037
                           Norfolk, VA 23514
                           Facsimile No.: 757-624-3169
                           Attention: David M. Delpierre, Esq

if to the Stockholders, to their respective addresses set forth on the signature pages of this Agreement.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 10.3 Amendments and Waivers.

     (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.4 Expenses. Each party to this Agreement shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement, including without limitation, attorney fees, accounting fees and fees of any investment bankers or other financial advisors.

Section 10.5 Successors and Assigns. The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada, without regard to the conflicts of law rules of such state.

Section 10.7 Jurisdiction. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Nevada in any suit or proceeding based on or arising under this Agreement and irrevocably agree that any and all claims arising out of this Agreement or related to the transactions contemplated by this Agreement shall be determined exclusively in such courts. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.

Section 10.8 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. No provision of this Agreement is intended to confer on any Person other than the parties hereto any rights or remedies hereunder.



                            [CONTINUED ON NEXT PAGE]

Section 10.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied on by party hereto.


IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed by its respective authorized officers or representatives as of the day and year first above written.


                                           OLD NIGHT, INC.


                                By:
                               -------------------------------------------------
                                  Xenios Xenopoulos
                                  President and Secretary




                                    INTERNATIONAL LONG DISTANCE CORPORATION


                                 By:
                               -----------------------------------------------
                                 Anthony Overman
                                 President and CEO


STOCKHOLDERS:

--------------------- ------------------- --------------------------------------------------------------------------

                      Old Night Shares
ILDC Shares to be     to be
Delivered             Received            Name and Address
--------------------- ------------------- --------------------------------------------------------------------------

26,693                26,693              Name: William Askew, Sr.
                                          Address: P.O. Box 244, Elizabeth City, NC 27909
--------------------- ------------------- --------------------------------------------------------------------------

10,000                10,000              Name: Curtis D. Bunch, III
                                          Address: 3095 Sentinel Parkway, Lawrenceville, GA 30043
--------------------- ------------------- --------------------------------------------------------------------------

25,000                25,000              Name: LaRonda Carr
                                          Address: 403 Forestside Circle, Amercus, GA 31709
--------------------- ------------------- --------------------------------------------------------------------------

25,000                25,000              Name: Kevin Cordell
                                          Address: 408 Bonn Court, Westminister NC 34457
--------------------- ------------------- --------------------------------------------------------------------------

92,800                92,800              Name: Billy Joe Dickens
                                          Address: 1851 W. Ehringhause St., #353, Elizabeth City, NC 27909
--------------------- ------------------- --------------------------------------------------------------------------

24,000                24,000              Name: John Gimenez
                                          Address: c/o Rock Church, 640 Kempsville Rd., Chesapeake, VA 23464
--------------------- ------------------- --------------------------------------------------------------------------

11,000                11,000              Name: Douglas A. Hamilton
                                          Address: 215 Stockbridge Drive. Selma, NC 27576
--------------------- ------------------- --------------------------------------------------------------------------

15,940                15,940              Name: George Harrell
                                          Address: 752 Mount Herman Church Rd., Elizabeth City, NC 27909
--------------------- ------------------- --------------------------------------------------------------------------

50,000                50,000              Name: Syed Asghar Hasan
                                          Address: 3100 River Exchange Dr., Apt. 616,  Norcross, GA 30092
--------------------- ------------------- --------------------------------------------------------------------------

50,000                50,000              Name: Syed Ashraf Hasnain
                                          Address: 4144 Gunnin Road, Norcross, GA 30092
--------------------- ------------------- --------------------------------------------------------------------------

50,000                50,000              Name: Lennie Hughes, 1514 Cresent Dr., Eilzabeth City, NC 27909
--------------------- ------------------- --------------------------------------------------------------------------

225,000               225,000             Name: Reginald & Sharon Ibison
                                          1212 Saddleridge Court, Kennesaw, GA 30144
--------------------- ------------------- --------------------------------------------------------------------------

60,501                60,501               Name: Carl Lewis, Jr.
                                           Address: Rt. 5 Box 122, Hertford, NC 27944
--------------------- ------------------- --------------------------------------------------------------------------

25,000                25,000              Name: Gabriel & Ana Londono
                                          Address: 192 Rainbow Lane, Hiram, GA 30141
--------------------- ------------------- --------------------------------------------------------------------------

15,000                15,000              Name: Vincent Losiciale
                                          Address: 2536 Elson Green Avenue, Virginia Beach, VA 23454-6303
--------------------- ------------------- --------------------------------------------------------------------------

25,000                25,000              Name: Wyant McAvoy
                                          Address: 570 North Temperance, Clovis, CA
--------------------- ------------------- --------------------------------------------------------------------------

11,000                11,000              Name: Harold & Pamela McLeod
                                          Address: 9070 McNeil Road, Semmes, AL 36575
--------------------- ------------------- --------------------------------------------------------------------------

75,000                75,000              Name: Lino Morris
                                          Address: 445 Poinciana Island, Miami Beach, FL 33160
--------------------- ------------------- --------------------------------------------------------------------------

50,000                50,000              Name: Jack Nelson
                                          Address: 1563 Portland Avenue, St Paul MN 55104
--------------------- ------------------- --------------------------------------------------------------------------

95,000                95,000              Name: Deborah Overman
                                          Address: 1 B Ainsley Road, Hertford, NC 27944
--------------------- ------------------- --------------------------------------------------------------------------

241,215               241,215             Name: Emerson Overman
                                          Address: 997 John White Road, Elizabeth City, NC 27909
--------------------- ------------------- --------------------------------------------------------------------------

60,000                60,000              Name: Viola Overman
                                          Address: 6A Ainsley Road, Hertford, NC 27944
--------------------- ------------------- --------------------------------------------------------------------------

241,215               241,215             Name: Leonard Overman, Jr.
                                          Address: 330 Ryland Road, Tyner NC 27980
--------------------- ------------------- --------------------------------------------------------------------------

60,000                60,000              Name: Leonard Overman, Sr.
                                          Address: 6A Ainsley Road, Hertford, NC 27944
--------------------- ------------------- --------------------------------------------------------------------------

25,000                25,000              Name: Bruce Read
                                          Address: 1900 Bloor Street E., Suite 504, Mississauga, ON L4X 2S1
--------------------- ------------------- --------------------------------------------------------------------------

10,000                10,000              Name: Diane Rudy
                                          Address: 98 Yellowfield Boulevard, Elkton, MD 21921
--------------------- ------------------- --------------------------------------------------------------------------

33,500                33,500              Name: Lawrence Sawyer, Sr.
                                          Address: Rt. 2Box 67AA, Hertford, NC 27944
--------------------- ------------------- --------------------------------------------------------------------------

200,000               200,000             Name: Kulwani Shahi
                                          Address: 1 Arborwood Court, East Winsor, NJ 8520
--------------------- ------------------- --------------------------------------------------------------------------

250,000               250,000             Name: Donald Spears
                                          Address: P.O. Box 622, Malvern, AR 72104
--------------------- ------------------- --------------------------------------------------------------------------

200,000               200,000             Name: Gerry Spears
                                          Address:  P.O. Box 622, Malvern, AR 72104
--------------------- ------------------- --------------------------------------------------------------------------

15,667                15,667              Name: Charles Stallings
                                          Address: 1233 Four Folks Road, Elizabeth City, NC 27909
--------------------- ------------------- --------------------------------------------------------------------------

34,000                34,000              Name: Larry & June Stallings
                                          Address: 1018 Ryland Road, Tyner, NC 27980
--------------------- ------------------- --------------------------------------------------------------------------

17,140                17,140              Name: Don Steely
                                          Address: 11 Sandstone Court, Little Rock, AR 72227
--------------------- ------------------- --------------------------------------------------------------------------

25,000                25,000              Name: Hugo Vilegas
                                          Address: 192 Rainbow Lane, Hiram, GA 30141
--------------------- ------------------- --------------------------------------------------------------------------

50,000                50,000              Name: Kevin Wachter
                                          Address: 475 Buckhead Avenue, Duluth, GA 30097

--------------------- ------------------- --------------------------------------------------------------------------

26,200                26,200              Name: Derek & Melissa Witcher
                                          Address: 106 Jason Drive, Elizabeth City, NC 27909
--------------------- ------------------- --------------------------------------------------------------------------

1,516,083             1,516,083           Anthony C. Overman Revocable Trust

                                          Name: ______________________________
                                          Address: 1B Ainsley Road, Hertford, NC 27944
--------------------- ------------------- --------------------------------------------------------------------------

72,100                72,100              Atlanta Communications Investors

                                          Name: ______________________________
                                          Address: 1 Buckhead Plaza, Suite 1585 306, Atlanta, GA 30305
--------------------- ------------------- --------------------------------------------------------------------------

180,000               180,000             Coastal Warehouse, LLC

                                          Name: ______________________________
                                          Address: 23301 US Hwy 64 West, Crestwell, NC 27978
--------------------- ------------------- --------------------------------------------------------------------------

80,000                80,000              Name: William Edmundson
                                          Address: 214 Mulberry Hill Lane, Edenton, NC 27932
--------------------- ------------------- --------------------------------------------------------------------------

55,000                55,000              Lantag Communications or its Nominees

                                          Name: ______________________________
                                          Address: P.O. Box 622, Malvern, AK 72104
--------------------- ------------------- --------------------------------------------------------------------------

100,000               100,000             Molly Bear Spears (Irrevocable Trust)

                                          Name: ______________________________
                                          Address:  P.O. Box 622, Malvern, AR 72104
--------------------- ------------------- --------------------------------------------------------------------------

75,000                75,000              Name: Dean Keil
                                          Address: 5019 80th Terrace South, Lake Worth, FL 33467


                                  SCHEDULE 3.1

                           ILDC FOREIGN QUALIFICATIONS


ILDC is registered as a foreign corporation in the state of Georgia.

                                  SCHEDULE 3.5

                             ILDC STOCKHOLDERS LIST

----------------------------------------------------- -------------
Name                                                  Shares
----------------------------------------------------- -------------

123 Trust Limited                                           75,000
----------------------------------------------------- -------------

Abbitt, Robert B.                                            2,000
----------------------------------------------------- -------------

Adams, Kimberley J.                                            200
----------------------------------------------------- -------------

Adams Sr. Mr. & Mrs. Randolph                                2,000
----------------------------------------------------- -------------

Albrecht, Craig T.                                           2,597
----------------------------------------------------- -------------

Albrecht, Phyllis                                            6,597
----------------------------------------------------- -------------

Albrecht, Jeanetta L.                                        4,000
----------------------------------------------------- -------------

Amato, Louis J.                                              2,000
----------------------------------------------------- -------------

Ambrose, Mitchell                                            1,000
----------------------------------------------------- -------------

Anderson, Lisa R.                                              200
----------------------------------------------------- -------------

Anthony C. Overman Revocable Trust                       1,516,083
----------------------------------------------------- -------------

Askew Jr., William                                             467
----------------------------------------------------- -------------

Askew, Joseph & Judy                                         2,000
----------------------------------------------------- -------------

Askew, Mary                                                    198
----------------------------------------------------- -------------

Askew, Kevin & Dawn                                            200
----------------------------------------------------- -------------

Askew Sr., William                                          26,693
----------------------------------------------------- -------------

Atkins, Bobby & Lawana                                       1,000
----------------------------------------------------- -------------

Atlanta Communications Investors                            72,100
----------------------------------------------------- -------------

Baccus Jr., Gilbert                                          1,400
----------------------------------------------------- -------------

Bailey, James & Marsha                                       1,000
----------------------------------------------------- -------------

Bandy, Jack                                                  1,362
---------------------------------------------------- -------------

Bass, Sandra                                                 1,000
----------------------------------------------------- -------------

Bateman, William B.                                            500
----------------------------------------------------- -------------

Berry, Samuel T. & Peggy F.                                  1,000
----------------------------------------------------- -------------

Billy Joe's Contracting Service                              8,000
----------------------------------------------------- -------------

Blanchard, Rube F.                                           6,000
----------------------------------------------------- -------------

Blood of Jesus Ministries                                    1,000
----------------------------------------------------- -------------

Boone, Willie                                                1,000
----------------------------------------------------- -------------

Bowman, Tommy & Sharon                                       2,500
----------------------------------------------------- -------------

Boyce, Robert A. & Paula S.                                  1,000
----------------------------------------------------- -------------

Braddy, Ricky D.                                               500
----------------------------------------------------- -------------

Bradham, Julian Terrell                                      2,300
----------------------------------------------------- -------------

Bright, C.F & Carolyn O.                                     1,000
----------------------------------------------------- -------------

Bright, Mark                                                 2,000
----------------------------------------------------- -------------

Brinkley, Mr. & Mrs. John                                    1,000
----------------------------------------------------- -------------

Brinson, Gregory                                             4,000
----------------------------------------------------- -------------

Brown, Shirley                                                  70
----------------------------------------------------- -------------

Bryant, Garry E.                                             1,400
----------------------------------------------------- -------------

Buchanan, Timothy L.                                         2,260
----------------------------------------------------- -------------

Buchanan, Cecil                                              3,140
----------------------------------------------------- -------------

Bunch, III, Curtis D.                                       10,000
----------------------------------------------------- -------------

Buzzell Family Ltd. Partnership                             25,000
----------------------------------------------------- -------------

Byrd, Sharon                                                   600
----------------------------------------------------- -------------

Byrum, Walter & Robin                                        1,500
----------------------------------------------------- -------------

Byrum, Leamon V.                                               500
----------------------------------------------------- -------------

Byrum, Harold & Betty                                        4,000
----------------------------------------------------- -------------

Byrum, Bobby L. & Jerry                                        500
----------------------------------------------------- -------------

Byrum Jr.,  John B. & Deborah                                1,000
----------------------------------------------------- -------------

Byrum, John B. & Nina                                        1,300
----------------------------------------------------- -------------

Byrum, Jerry & Joyce                                           200
----------------------------------------------------- -------------

Carawan, Lila L.                                               600
----------------------------------------------------- -------------

Carr, LaRonda O.                                            25,000
----------------------------------------------------- -------------

Cason, William H. & Nancy S.                                 1,000
----------------------------------------------------- -------------

Casper Investment                                            1,000
----------------------------------------------------- -------------

Cerebral Trading                                            10,000
----------------------------------------------------- -------------

Chappell, Earl & Terry                                         200
----------------------------------------------------- -------------

Chappell, William & Sharon                                   2,000
----------------------------------------------------- -------------

Chappell Jr., John William                                   2,000
----------------------------------------------------- -------------

Chappell , Roger B.                                            200
----------------------------------------------------- -------------

Chappell, William B.                                         1,000
----------------------------------------------------- -------------

Clark II, Glen Mason                                         1,000
----------------------------------------------------- -------------

Coastal Warehouse, LLC                                     190,000
----------------------------------------------------- -------------

Cobb II, Larry Thomas                                          300
----------------------------------------------------- -------------

Coggin, Brad A.                                                200
----------------------------------------------------- -------------

Cole, Ralph                                                  1,000
----------------------------------------------------- -------------

Colonna, Preston & Jacquelina                                  100
----------------------------------------------------- -------------

Copeland, Devolure                                              99
----------------------------------------------------- -------------

Copeland, Wallace                                               70
----------------------------------------------------- -------------

Copeland, Paul Durwood & Rhonda                                200
----------------------------------------------------- -------------

Copeland, Salinas                                              498
----------------------------------------------------- -------------

Cordell, Kevin R.                                           25,000
----------------------------------------------------- -------------

Corprew, Mr. & Mrs. Anthony Wayne                            1,000
----------------------------------------------------- -------------

Cowan, Michael                                                 200
----------------------------------------------------- -------------

Crone, Robert & Gail                                        23,392
----------------------------------------------------- -------------

Crouse, Jon S.                                               7,500
----------------------------------------------------- -------------

Crouse Jr., David                                            1,000
----------------------------------------------------- -------------

Culbertson, Dr. Wayne E.                                     3,000
----------------------------------------------------- -------------

Curtice, Margene                                            10,000
----------------------------------------------------- -------------

Dagenhart,  Robert L.                                        2,000
----------------------------------------------------- -------------

Daniels, Billie & Lana                                       1,000
----------------------------------------------------- -------------

Davis Jr., Dr. Alden                                         2,000
----------------------------------------------------- -------------

Davis, Gerald Wayne                                          2,000
----------------------------------------------------- -------------

Desert Sands Limited                                        10,000
----------------------------------------------------- -------------

Dickens, Billy Joe                                          92,800
----------------------------------------------------- -------------

Difebo, Philip                                               1,000
----------------------------------------------------- -------------

Drake, Amy                                                     297
----------------------------------------------------- -------------

Drake, Jeremy                                                  915
----------------------------------------------------- -------------

Dukes, Jerry & Sallie                                          500
----------------------------------------------------- -------------

Duncan Jr., James E.                                         1,000
----------------------------------------------------- -------------

Dunlow, Joseph N. & Amber P.                                 2,400
----------------------------------------------------- -------------

Dunlow, Robert M. & Julie M.                                   900
----------------------------------------------------- -------------

Dunlow, Bettie                                               1,000
----------------------------------------------------- -------------

Dunlow, Milton B. & Susan J.                                 1,000
----------------------------------------------------- -------------

E & S Holdings                                              37,898
----------------------------------------------------- -------------

Eagle, Steven                                                  263
----------------------------------------------------- -------------

Eastern VA Conference of the IPHC                           15,000
----------------------------------------------------- -------------

Edmundson, William F.                                       80,000
----------------------------------------------------- -------------

Eley, J. Sindey & Candice                                    2,000
----------------------------------------------------- -------------

Elizabeth City IPHC                                          1,000
----------------------------------------------------- -------------

Ellis, James                                                10,000
----------------------------------------------------- -------------

Evans, John T.                                               2,000
----------------------------------------------------- -------------

Faith Outreach                                               1,000
----------------------------------------------------- -------------

Farless,  Lonnie Wood & Pattie                               5,000
----------------------------------------------------- -------------

Feiger, Robert E.                                            1,788
----------------------------------------------------- -------------

Ferebee, Brad                                                  200
----------------------------------------------------- -------------

Ferebee, Audrey                                                800
----------------------------------------------------- -------------

Ferebee,  Maggelene                                             70
----------------------------------------------------- -------------

Flanagan, Franklin                                           2,000
----------------------------------------------------- -------------

Forehand, Carroll J.                                         6,000
----------------------------------------------------- -------------

Fowler, Raymond                                                140
----------------------------------------------------- -------------

Fox,  Ron                                                    6,000
----------------------------------------------------- -------------

Freeman, Paula S.                                              200
----------------------------------------------------- -------------

Garrett, Timothy James & Anita R.                              200
----------------------------------------------------- -------------

Gathings Jr. Allen Wayne                                     2,000
----------------------------------------------------- -------------

Gerber, Bob & Charlotte                                      7,551
----------------------------------------------------- -------------

Gibbs, Milford                                                 200
----------------------------------------------------- -------------

Gimenez, Anna                                                1,000
----------------------------------------------------- -------------

Gimenez, Anne                                                5,000
----------------------------------------------------- -------------

Gimenez, Anne                                               15,000
----------------------------------------------------- -------------

Gimenez, John                                               24,000
----------------------------------------------------- -------------

Godfrey, Richard T. & Elizabeth Ann                            600
----------------------------------------------------- -------------

Godwin, Katrina                                                198
----------------------------------------------------- -------------

Graves, Paul                                                 1,000
----------------------------------------------------- -------------

Grieco, Andre & Paula                                          132
----------------------------------------------------- -------------

Grieco, Darro                                               11,182
----------------------------------------------------- -------------

Hall, David W.                                               2,498
----------------------------------------------------- -------------

Halley, Joann C.                                               500
----------------------------------------------------- -------------

Hamilton, Mike & Lynette                                       400
----------------------------------------------------- -------------


Hamilton, A. Douglas                                        11,000
----------------------------------------------------- -------------

Hare, Jerry B. & Rhonda B.                                   5,000
----------------------------------------------------- -------------

Hare, Dawn                                                     600
----------------------------------------------------- -------------

Hare, Chrystal                                                 200
----------------------------------------------------- -------------

Hare, Carolyn                                                  200
----------------------------------------------------- -------------

Hare, Michael R. & Mary B.                                   1,000
----------------------------------------------------- -------------

Hare, Andy                                                   4,800
----------------------------------------------------- -------------

Harrell, George A.                                          15,940
----------------------------------------------------- -------------

Harrell, David B. & Karen P.                                 1,000
----------------------------------------------------- -------------

Harrell, George Kevin                                        1,000
----------------------------------------------------- -------------

Harris, Ryan                                                   400
----------------------------------------------------- -------------

Harrison, Regina F.                                            200
----------------------------------------------------- -------------

Hasan, Syed Asghar                                          50,000
----------------------------------------------------- -------------

Hasnain, Syed Ashraf                                        50,000
----------------------------------------------------- -------------

Hayes, David E.                                              1,000
----------------------------------------------------- -------------

Henshaw, Stacy A.                                              200
----------------------------------------------------- -------------

Herriott, Jane                                               1,001
----------------------------------------------------- -------------

Herriott, Dan                                                1,376
----------------------------------------------------- -------------

Hodges, Howard & Linda                                       1,000
----------------------------------------------------- -------------

Hoggard, Curtis R. & Renee A.                                1,000
----------------------------------------------------- -------------

Hoggard Jr., Joseph R.                                       2,000
----------------------------------------------------- -------------

Hoggard, Charney & Mary                                        300
----------------------------------------------------- -------------

Hoggard, Mark Daniel                                         2,000
----------------------------------------------------- -------------

Hoggard, Patrick K.                                            400
----------------------------------------------------- -------------

Holland, Troy W.                                               400
----------------------------------------------------- -------------

Holland, Anthony E. & Tamara D.                              1,000
----------------------------------------------------- -------------

Holland, Ronnie W.                                           1,000
----------------------------------------------------- -------------

Holland, Tony W.                                               800
----------------------------------------------------- -------------

Holland, Robert C. & Delsie H.                               1,000
----------------------------------------------------- -------------

Holloman, Vincent M.                                         1,000
----------------------------------------------------- -------------

Hooper Jr., Cleveland F. & Annette E.                        1,400
----------------------------------------------------- -------------

Hopkins, Thomas H.                                           3,000
----------------------------------------------------- -------------

Hughes Jr. Percy G. & Mary F.                                1,000
----------------------------------------------------- -------------

Hughes, Lennie L.                                           50,000
----------------------------------------------------- -------------

Hughes, Gary G. & Pamela B.                                  2,000
----------------------------------------------------- -------------

Ibison Reginald & Sharon                                   225,000
----------------------------------------------------- -------------

Integrated Global Resources                                  2,000
----------------------------------------------------- -------------

J.W. Harrell Construction Company                            5,000
----------------------------------------------------- -------------

Jarvis, Wilma W.                                             1,000
----------------------------------------------------- -------------

Jemmott Jr., David                                             200
----------------------------------------------------- -------------

Jennings, Joseph D.                                            500
----------------------------------------------------- -------------

Jennings, Lucy                                               1,000
----------------------------------------------------- -------------

Jenson, Rod                                                  1,001
----------------------------------------------------- -------------

Jernigan, Oressa                                               140
----------------------------------------------------- -------------

Johnson, Carroll & Ruthann                                     200
----------------------------------------------------- -------------

Johnson, John F.                                             1,000
----------------------------------------------------- -------------

Jolly Green Giant Trust                                      7,916
----------------------------------------------------- -------------

Jones, Lonnie W. & Karen D.                                  1,000
----------------------------------------------------- -------------

Josue Sr., Alfredo & Joan F.                                 1,000
----------------------------------------------------- -------------

Kearns, Thomas E.                                              200
----------------------------------------------------- -------------

Keil, Dean                                                  75,000
----------------------------------------------------- -------------

Kendall, David B.                                            2,000
----------------------------------------------------- -------------

Killgore, Gary T. & Brenda D.                                2,500
----------------------------------------------------- -------------

Klender, James                                               5,000
----------------------------------------------------- -------------

Klender, Crystal O.                                          5,000
----------------------------------------------------- -------------

Knox, Jeff L.                                                  300
----------------------------------------------------- -------------

Lacasse, David & Melanie                                     1,200
----------------------------------------------------- -------------

Lachapelle III, Robert & Karen                                 600
----------------------------------------------------- -------------

Lamb, Dorothy                                                  597
----------------------------------------------------- -------------

Lane, Duwood P.                                              1,000
----------------------------------------------------- -------------

Langley, Tony A. & Glenn C.                                  4,000
----------------------------------------------------- -------------

Langley, Bernice J., Tony A., & Glenn C.                       200
----------------------------------------------------- -------------

Lanich, LeAnne M.                                              200
----------------------------------------------------- -------------

Lantag Communications or its Nominees                       55,000
-----------------------------------------------------  ------------

Lee, Hai Soon                                                2,002
----------------------------------------------------- -------------

Leggett Sr. William                                            200
----------------------------------------------------- -------------

Leggett Jr. William & Lonnie R. Shearin                        200
----------------------------------------------------- -------------

Lewis, Jim & Wendy                                             200
----------------------------------------------------- -------------

Lewis, Tony                                                     99
----------------------------------------------------- -------------

Lewis Jr., Carl W.                                          60,501
----------------------------------------------------- -------------

Light, Rick & Georianna                                      1,001
----------------------------------------------------- -------------

Lilly, Brian K. & Donna B.                                   1,000
----------------------------------------------------- -------------

Lilly, William Douglas                                       1,000
----------------------------------------------------- -------------

Lister Sr., Isaac L.                                         1,000
----------------------------------------------------- -------------

Londono, Gabriel J. & Ana L.                                25,000
----------------------------------------------------- -------------

Losiciale, Vincent                                          15,000
----------------------------------------------------- -------------

Louie, Don                                                     189
----------------------------------------------------- -------------

Marcuccio, Catherine                                         2,000
----------------------------------------------------- -------------

Mariano, Tanya C.                                              500
----------------------------------------------------- -------------

Martin, Alfred G. & Valerie A.                               1,000
----------------------------------------------------- -------------

Mayo, William A. & Sylvia J.                                 1,000
----------------------------------------------------- -------------

McAvoy, Wyant                                               25,000
----------------------------------------------------- -------------

McCoy, Elnora                                                  140
----------------------------------------------------- -------------

McLean, Ronald L.                                            1,000
----------------------------------------------------- -------------

McLean, Roger A.                                             1,000
----------------------------------------------------- -------------

McLean, Dexter                                               1,000
----------------------------------------------------- -------------

McLeod, Harold & Pamela                                     11,000
----------------------------------------------------- -------------

McPherson, Deborah & Valerie                                   199
----------------------------------------------------- -------------

McPherson, Valerie                                              99
----------------------------------------------------- -------------

McPherson, Cornell                                              99
----------------------------------------------------- -------------

Medway, Georgia Z.                                           1,000
----------------------------------------------------- -------------

Miller, Matthew                                              2,000
----------------------------------------------------- -------------

Miller, Ruth W.                                              8,686
----------------------------------------------------- -------------

Mills, Lisa T.                                                 200
----------------------------------------------------- -------------

Mizelle, Jim L. & Peggy D.                                     400
----------------------------------------------------- -------------

Mizelle, Jimmy Dean                                            500
----------------------------------------------------- -------------

Mizelle, Dean                                                  500
----------------------------------------------------- -------------

Molly Bea Spears (Irrevoable  Trust)                       100,000
----------------------------------------------------- -------------

Monsees, Charles L.                                          1,000
----------------------------------------------------- -------------

Monsen, Caroline                                               800
----------------------------------------------------- -------------

Moore, Gary C.                                               5,000
----------------------------------------------------- -------------

Moore, Michael S. & Sherri M.                                  500
----------------------------------------------------- -------------

Morris, Lino G.                                             75,000
----------------------------------------------------- -------------

Morris, Mary                                                    99
----------------------------------------------------- -------------

Mulder,  Marlin                                              5,000
----------------------------------------------------- -------------

Mulder, Mildred A.                                           1,600
----------------------------------------------------- -------------

N-9 of Rawlins                                               1,001
----------------------------------------------------- -------------

Nelson, Jack                                                50,000
----------------------------------------------------- -------------

Newsome, Mattie                                                 99
----------------------------------------------------- -------------

Nichols, Johnny & Pamela                                       200
----------------------------------------------------- -------------

Nichols, William C.                                            200
----------------------------------------------------- -------------

Nicholson, R.P.                                              1,000
----------------------------------------------------- -------------

Nolz, Paul B.                                                  200
----------------------------------------------------- -------------

O'Dea, Charles L.                                            1,000
----------------------------------------------------- -------------

O'Kelly, Christine                                           1,001
----------------------------------------------------- -------------

O'Neil, William E.                                           1,000
----------------------------------------------------- -------------

Oliver, Myrtle & Orressa Jernigan                              100
----------------------------------------------------- -------------

Oliver, Faye                                                   198
----------------------------------------------------- -------------

Olmstead, Iris Hare                                          1,000
----------------------------------------------------- -------------

Overman, David                                               5,000
----------------------------------------------------- -------------

Overman, Emerson L.                                        241,215
----------------------------------------------------- -------------

Overman Sr. W. Leonard                                      60,000
----------------------------------------------------- -------------

Overman Jr., C. Anthony                                      5,000
----------------------------------------------------- -------------

Overman, Brenda R.                                           5,000
----------------------------------------------------- -------------

Overman Jr., W. Leonard                                    241,215
----------------------------------------------------- -------------

Overman, Viola P.                                           60,000
----------------------------------------------------- -------------

Overman, Deborah L.                                         95,000
----------------------------------------------------- -------------

Overman, Leon B.                                             4,000
----------------------------------------------------- -------------

Overton Jr., Robert W. & Sue G.                             11,064
----------------------------------------------------- -------------


Ozanne, Jeff J. & Darla J.                                   1,000
----------------------------------------------------- -------------

Ozanne, Maurice W.                                           1,000
----------------------------------------------------- -------------

Padgett, Dennis                                              6,000
----------------------------------------------------- -------------

Panorama Financial                                          11,522
----------------------------------------------------- -------------

Perry, Curtis R. & Joyce L.                                    300
----------------------------------------------------- -------------

Perry , Logan R.                                               200
----------------------------------------------------- -------------

Perry, Daryl L.                                                600
----------------------------------------------------- -------------

Perry, Luther                                                  120
----------------------------------------------------- -------------

Perry, Robley                                                6,000
----------------------------------------------------- -------------

Perry, Donna J.                                                200
----------------------------------------------------- -------------

Perry, Joe W.                                                  500
----------------------------------------------------- -------------

Perry, William Bryant                                        2,000
----------------------------------------------------- -------------

Phelps, Steven Craig                                         1,200
----------------------------------------------------- -------------

Phelps Jr., William T. & Patricia W.                         5,000
----------------------------------------------------- -------------

Phillips Sr., Randy L.                                         200
----------------------------------------------------- -------------

Pierce, Carol                                                  500
----------------------------------------------------- -------------

Pillow, Henry D. & Sarah L.                                  1,000
----------------------------------------------------- -------------

Pitcher, John                                                1,001
----------------------------------------------------- -------------

Porter, Bonnie                                                  99
----------------------------------------------------- -------------

Poyner, Michael L.                                             100
----------------------------------------------------- -------------

Pranger, William E. & Joanna                                   500
----------------------------------------------------- -------------

Pritchard Sr., William P.                                      200
----------------------------------------------------- -------------

R & R Enterprises Properties, LLC                            5,000
----------------------------------------------------- -------------

Ransim, Henry                                                5,000
----------------------------------------------------- -------------

Rawls Jr., Linwood L.                                          500
----------------------------------------------------- -------------

Rawls, Linwood L. & Louise W.                                1,000
----------------------------------------------------- -------------

Read, Bruce                                                 25,000
----------------------------------------------------- -------------

Redmond, Errick                                              1,000
----------------------------------------------------- -------------

Reuben,  Dr. Allen                                           6,000
----------------------------------------------------- -------------

Revis, Tim W.                                               10,000
----------------------------------------------------- -------------

Rex Nichols Family Partnership, Ltd.                        50,000
----------------------------------------------------- -------------

Riddick, James R.                                            8,000
----------------------------------------------------- -------------

Riggs, James S. & Beth H.                                    2,000
----------------------------------------------------- -------------

Rittenhouse, Rodney W. & Dianne M.                           1,000
----------------------------------------------------- -------------

Roberson, Al                                                 5,000
----------------------------------------------------- -------------

Roffo, Diane                                                 1,000
----------------------------------------------------- -------------

Ross, Scott R. & Deborah                                       500
----------------------------------------------------- -------------

Rudy, Diane                                                 10,000
----------------------------------------------------- -------------

Samame, Julio                                               10,000
----------------------------------------------------- -------------

Sawyer, Mark                                                   398
----------------------------------------------------- -------------

Sawyer, Sr. Lawrence W.                                     33,500
----------------------------------------------------- -------------

Seawall, David                                               1,001
----------------------------------------------------- -------------

Self III, Mr. & Mrs. IR                                        400
----------------------------------------------------- -------------

Shahi, Kulwant                                             200,000
----------------------------------------------------- -------------

Shamis, Carolyn                                              4,000
----------------------------------------------------- -------------

Shaw, William H. & Reta L.                                   1,000
----------------------------------------------------- -------------

Shouse, Cherry                                               2,000
----------------------------------------------------- -------------

SHR Trust Limited                                           50,000
----------------------------------------------------- -------------

Simpson, Charles W. & Olga                                   1,000
----------------------------------------------------- -------------

Singh, Gail                                                  4,000
----------------------------------------------------- -------------

Singh, Sarah                                                   800
----------------------------------------------------- -------------

Smith , Patience D.                                            400
----------------------------------------------------- -------------

Smith, Angie K.                                                400
----------------------------------------------------- -------------

Smith, Rodney B.                                             1,000
----------------------------------------------------- -------------

Smith, Douglas B. & Aleta M.                                 1,000
----------------------------------------------------- -------------

Smith, Frank M. & Angie K.                                   3,000
----------------------------------------------------- -------------

Smith, Barbara C.                                            1,000
----------------------------------------------------- -------------

Smith, Kermit & Eva                                          1,000
----------------------------------------------------- -------------

Spear, Deborah K.                                            6,000
----------------------------------------------------- -------------

Spears, Gerry N.                                           200,000
----------------------------------------------------- -------------

Spears, Donald M.                                          250,000
----------------------------------------------------- -------------

Spence, Sharon                                                 198
----------------------------------------------------- -------------

Spence, Mrs. Shelton                                           100
----------------------------------------------------- -------------

Stallings,  Kuwarn                                              70
----------------------------------------------------- -------------

Stallings, Jimmy E.                                          2,000
----------------------------------------------------- -------------

Stallings, Edna P. & Jimmy E.                                  400
----------------------------------------------------- -------------

Stallings, Darryl E. Wanda C.                                4,800
----------------------------------------------------- -------------

Stallings, Larry & June                                     34,000
----------------------------------------------------- -------------

Stallings, Alton Ray & Anna R.                                 200
----------------------------------------------------- -------------

Stallings, Charles                                          15,667
----------------------------------------------------- -------------

Starks, Grady & Judith                                       2,000
----------------------------------------------------- -------------

Steely, Don                                                 17,140
----------------------------------------------------- -------------

Stepney, Mary                                                   70
----------------------------------------------------- -------------

Stevens, Barbara S.                                         10,000
----------------------------------------------------- -------------

Summerford, Allen P.                                        31,250
----------------------------------------------------- -------------

Suter, Terry D.                                                300
----------------------------------------------------- -------------

Swain, Hal & Janet                                             400
----------------------------------------------------- -------------

Swain, Susan M.                                              2,000
----------------------------------------------------- -------------

Swanson, Martin                                              1,000
----------------------------------------------------- -------------

Taylor, George & Annie                                       2,430
----------------------------------------------------- -------------

Taylor, Joel V.                                              2,000
----------------------------------------------------- -------------

Terry, Ken & Rhonda                                          2,000
----------------------------------------------------- -------------

Terry, Kelvin                                                  600
----------------------------------------------------- -------------

Terry, Keith A. & Cynthia B.                                   200
----------------------------------------------------- -------------

Totty, Gregory L. & Janet L.                                   540
----------------------------------------------------- -------------

Tribus, Paul A.                                              1,000
----------------------------------------------------- -------------

Trotman, Walter L.                                             697
----------------------------------------------------- -------------

Trotman, Diane                                                 398
----------------------------------------------------- -------------

Trueblood, Ricky W. & Reggie W.                              1,000
----------------------------------------------------- -------------

Trueblood, Carolyn D.                                        1,000
----------------------------------------------------- -------------

Tynch, Ricky V.                                              1,000
----------------------------------------------------- -------------

Tynch, Aubrey D.                                             2,000
----------------------------------------------------- -------------

Vaughan, Willie & Annie                                      2,500
----------------------------------------------------- -------------

Vaughan, Linda J.                                            3,500
----------------------------------------------------- -------------

Villegas, Hugo                                              25,000
----------------------------------------------------- -------------

Wachter, Kevin                                              50,000
----------------------------------------------------- -------------

Walls, Michael                                               1,000
----------------------------------------------------- -------------

Walls, Larry E.                                              1,000
----------------------------------------------------- -------------

Walls, Gregory S.                                            1,000
----------------------------------------------------- -------------

Ward, Harry R. & Teresa B.                                     600
----------------------------------------------------- -------------

Ward, H. Ivey & Jackie                                         200
----------------------------------------------------- -------------

Ward, Randolph & Yvonne                                        400
----------------------------------------------------- -------------

Ward, Dennis M.                                                400
----------------------------------------------------- -------------

Ware, Carlton N. & Crystal S.                                2,000
----------------------------------------------------- -------------

Warren, Edward C.                                            1,000
----------------------------------------------------- -------------

Watson, Linda                                                1,000
----------------------------------------------------- -------------

WBC Family Estate Trust                                      5,001
----------------------------------------------------- -------------

Whidbee, Andre                                                 764
----------------------------------------------------- -------------

White Jr., Oscar                                             1,000
----------------------------------------------------- -------------

White, William & Melody                                      1,060
----------------------------------------------------- -------------

White, Henry F.                                              1,500
----------------------------------------------------- -------------

White, Wallace                                              20,000
----------------------------------------------------- -------------

White, Namanuel                                                140
----------------------------------------------------- -------------

White, Oscar E.                                              2,000
----------------------------------------------------- -------------

Whitehurst, Beth                                            10,000
----------------------------------------------------- -------------

Wiggins, Gerald G.                                           1,000
----------------------------------------------------- -------------

Wiggins, Patricia P.                                         1,000
----------------------------------------------------- -------------

Williams Trust, Wendal                                      17,200
----------------------------------------------------- -------------

Williams, Derrick                                              198
----------------------------------------------------- -------------

Williams, Brenda Diane                                       2,000
----------------------------------------------------- -------------

Winslow, Alden & Elaine                                      4,000
----------------------------------------------------- -------------

Winslow, Willis B. & Evelyn L.                                 500
----------------------------------------------------- -------------

Winslow, Harry & Brenda W.                                   2,000
----------------------------------------------------- -------------

Winslow, James H.                                            1,000
----------------------------------------------------- -------------

Witcher, Derek D. & Melissa S.                              26,200
----------------------------------------------------- -------------

Woods, Gary G.                                                 250
----------------------------------------------------- -------------

Woods, Ronald R. & Betty E.                                    250
----------------------------------------------------- -------------

Worrie, Norma                                                1,000
----------------------------------------------------- -------------

Yoder, Alva & Susan                                          3,400
----------------------------------------------------- -------------

Young, Greg R.                                               2,000
----------------------------------------------------- -------------

Zimmerman, Judith D.                                         2,600
----------------------------------------------------- -------------

Zimmerman Sr., Peter R.                                      2,000
----------------------------------------------------- -------------

Total Investment                                         5,500,000
----------------------------------------------------- -------------

                                  SCHEDULE 3.6

                                ILDC SUBSIDIARIES

1. By Memorandum of Understanding dated November 30, 1999, StarTouch International, Ltd. ("StarTouch") and ILDC contemplated the formation of a joint venture corporation to be known as Custom Telecom Solutions, Ltd. ("CTS"). ILDC has issued a Note in the amount of $2,067,407.87 to StarTouch International, Ltd. in consideration of a like amount of funds having been advanced to ILDC. The incorporation and organizational documents of CTS, if prepared, were prepared by Startouch and its counsel and ILDC has neither seen nor has in its possession, any of such documents. Correspondence between StarTouch and ILDC, including a letter dated March 2, 2000 from Ara F. Kalpak of StarTouch to Anthony Overman, suggest that CTS was to be dissolved on execution of the Promissory Note.

2. ILDC owns 150,000 shares of common stock of Airtime Technologies, Inc., one hundred twenty thousand (120,000) of which shares were issued on April 3, 2000 and thirty thousand (30,000) of which were issued on April 10, 2000.

                                  SCHEDULE 3.7

                            ILDC FINANCIAL STATEMENTS

ILDC has delivered December 31, 1999 unaudited financial statements to Old Night. ILDC has not delivered January 31, 2000 audited or unaudited financial statements. The financial statements delivered by ILDC are subject to change.

Old Night has advanced in total $2,149,000 to ILDC by way of seven separate loan transactions on May 2, 3, 9 and 10, 2000 and June 15, 19 and 27, 2000. These funds are evidenced by promissory notes secured by the assets of ILDC.

In February, 2000, BDR, Inc. loaned ILDC $1,500,000. This loan is evidenced by a promissory note. The promissory note is due September 30, 2000 and is non-interest bearing. On closing the share exchange, the amount due under the note will be converted into a capital contribution to ILDC (the "Conversion") and the note will be extinguished and be of no further force or effect. On the Conversion, BDR, Inc. will be granted an option to purchase 150,000 shares of common stock of ILDC at an exercise price of $5.00 per share. The option will be exerciseable immediately following the Conversion but must be exercised within five (5) years of the date of Conversion.

See discussion on Schedule 3.6 regarding Star Touch International, Ltd.

                                  SCHEDULE 3.8

                           DISCLOSURE OF TRANSACTIONS
                     NOT IN THE ORDINARY COURSE OF BUSINESS
                     --------------------------------------

1.   ILDC  currently  has  purchase   commitments  for  purchases  of  switching
     equipment as follows:

     a. Purchase order dated March 6 issued to Nuera Communications, Inc. for switching equipment with a purchase price of $555,975.

     b. Purchase order dated December 3, 1999 issued to Salix Technologies, Inc. for switching equipment with an aggregate purchase price of $5,514,684.

     c. Purchase order dated February 22, 2000 issued to Salix Technologies, Inc. for switching equipment with an aggregate purchase price of $4,220,580.

     d.   Purchase order dated February 22, issued to Salix  Technologies,  Inc.
          for  switching   equipment   with  an  aggregate   purchase  price  of
          $2,757,342.

     e. Purchase order issued to Spring Tide Networks dated May 25, 2000 for switching equipment with an aggregate purchase price of $245,700.

     f. Purchase Order issued to Lucent Technologies for two switches with an aggregate purchase price of $860,182.20. This purchase order was amended as a result of an upgrade in the ordered equipment; the purchase price has been increased to $921,036.96.

2. See Agreements referenced on Schedules 3.13 Title to Properties and 3.10 Contractual Commitments.

3. ILDC does not currently have any material written contracts with customers. However, ILDC is in active discussions with four customers with whom ILDC anticipates executing contracts within the next several weeks. Those contracts are anticipated to involve call volume of approximately 60,000,000 minutes a month.

                                  SCHEDULE 3.9

                      UNDISCLOSED OR CONTINGENT LIABILITIES


See Schedule 3.11 regarding litigation.

See Agreements referenced on Schedules 3.13 Title to Property and 3.10 Contractual Commitments to the extent entered into after the date of the ILDC Balance Sheet.

ILDC has received correspondence dated May 16, 2000 from the law firm of Brown, Flebotte, Wilson & Horn, P.L.L.C. ("Brown") of Durham, North Carolina who represent Charles and Olga Simpson (the "Simpsons") who previously entered into a Joint Venture Agreement with ILDC dated November 8, 1998 (the "JV Agreement"). The Simpsons have declined ILDC's request to convert their rights and benefits under the JV Agreement into Shares of common stock of ILDC and they have retained Brown to protect their rights and to "take further legal action if necessary."

See Schedules 3.6 Subsidiaries and 3.11 Litigation (with reference to StarTouch International, Ltd.).

                                  SCHEDULE 3.10

                             CONTRACTUAL COMMITMENTS

1. See the Atlanta Lease, the Hertford Lease and the Atlanta Apartment Lease referenced on Schedule 3.13 Title to Properties.

2. Various third parties have entered into equipment lease arrangements as lessees for the benefit of ILDC. Pursuant to subscription agreements dated April 18, 2000, such parties have received shares of common stock in ILDC in consideration for entering into such leasing arrangements. ILDC has, and Old Night will (as the surviving corporation after the Transaction), make all payments under such leasing arrangements to the third party lessors. Those leasing arrangements are as follows:

     a. Carl W. Lewis, doing business as Central Insurance Agency, entered into an Equipment Lease dated July 17, 1998 for the benefit of ILDC with American Business Credit, as Lessor, requiring monthly lease payments of $1,792.74, plus applicable tax. The lease has a term of 60 months. Section 24 of the lease states that the Lessee cannot assign the lease or "permit any item of equipment . . . to be used by anyone other than Lessee or Lessee's employees." The lease does not specifically address share exchange transactions. This equipment lease has been assigned to and assumed by ILDC.

     b. Carl W. Lewis, doing business as Central Insurance Agency, entered into an Equipment Lease dated July 13, 1998 for the benefit of ILDC with Leasco, requiring monthly lease payments of $1,783.60. The lease has a term of 60 months. Assignability of the lease cannot be determined. This Equipment Lease has been assigned to and assumed by ILDC.

     c. Carl W. Lewis, doing business as Central Insurance Agency, entered into an Equipment Lease dated June 4, 1998 for the benefit of ILDC with Prepaid Cellular Services, as Lessor, requiring monthly lease payments of $1,929.43 (including taxes). The lease has a term of 60 months. Assignability of the lease cannot be determined. This Equipment Lease has been assigned to and assumed by ILDC.

     d. Carpet and Appliance Plaza, Inc., as Lessee, entered into a Master Equipment Lease Agreement dated October 27, 1998 for the benefit of ILDC with Leasco, as Lessor. Such lease was also guaranteed by William
          F. Edmunson on October 27, 1998. Pages 2 and 3 of the Master Equipment Lease Agreement are not among ILDC's records. Assignability of the lease cannot be determined. The monthly lease rate is $1,857.12. The lease term is 60 months. This equipment lease has been assigned to and assumed by ILDC.

     e. Coastal Warehouse, LLC, as Lessee, entered into an Equipment Lease Agreement dated March 4, 1999 for the benefit of ILDC with Leasing
          Unlimited Portfolio, Inc., as Lessor. The lease was also personally guaranteed by Fred D. Suter and Carolyn Suter. Section 17 of the lease states "you agree you may not assign (transfer) any of your interests under the lease to any other person or sublease any of the equipment." The lease does not specifically address share exchange transactions. The lease requires monthly payments of $2,300.00 over a 36 month term. This equipment lease has been assigned to and assumed by ILDC.

     f. Coastal Warehouse, LLC, as Lessee, entered into an Equipment Lease Agreement dated March 4, 1999 for the benefit of ILDC with Leasing
          Unlimited Portfolio, Inc., as Lessor. The lease was also personally guaranteed by Fred D. Suter and Caroline Suter. Section 17 of the lease states "you agree you may not assign (transfer) any of your interests under the lease to any other person or sublease any of the equipment. The lease does not specifically address share exchange transactions. The lease requires monthly payments of $2,300.00 over a 36 month term. This equipment lease has been assigned to and assumed by ILDC.

3. ILDC entered into a "Basic Intranet Services Agreement, Terms and Conditions" dated April 19, 2000 with Savvis Communications Corporation, pursuant to which Savvis provides Permanent Virtual Circuits (PVCs) to ILDC for London, Frankfurt, Miami, Los Angeles, New York and Atlanta. Section 14 of the Agreement states

                                  SCHEDULE 3.10

                             CONTRACTUAL COMMITMENTS

                                   (Continued)

     that "this Agreement shall not be assignable by you except with the written consent of Savvis, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns." The Agreement does not specifically address share exchange transactions.

4. ILDC entered into a Telco Facilities License Agreement on May 14, 1999 with Telx Communications Corporation providing ILDC with a license to install certain electronic equipment to receive and deliver telephone and/or data communications traffic in Telx Communications Corporation's facilities located at 60 Hudson Street, Suite 2300, New York, New York. The license was granted for a term of one year. Section 10 of the license agreement states that "Licensee shall not enter into any sublicense agreement with respect to the license without prior written consent from Licensor which may or may not be granted in Licensor's sole discretion." The license agreement does not address a change of control or share exchange transactions.

5. ILDC currently operates through a letter agreement originally entered into between Prepaid Cellular Services, Inc. and Equant Network Services, Inc. which provides ILDC access to equipment which is collocated in facilities of Equant and its affiliates located in Atlanta, Georgia, Alexandria, Virginia, Schiller, Illinois, Miami, Florida, Bellrose, New York, El Segundo, California, Seattle, Washington and South San Francisco, California.

6. ILDC issued an offer of employment on April 1, 2000 to Mark Sampson pursuant to which Sampson would serve as the Chief Executive Officer of ILDC effective April 1, 2000. The offer of employment has not been accepted in writing by Mark Sampson; however, Sampson has communicated to ILDC that the terms of the offer are acceptable. A formal employment agreement is to be prepared.

7. ILDC entered into a Sprint Enhanced Frame Relay Sales Agreement on May 9, 2000 with Carolina Telephone and Telegraph Company, dba Sprint, for frame relays to be installed in Atlanta and Denver. The term of the contract is for one year. Assignability of the Agreement cannot be determined. The monthly cost of each relay is $1,324.40.

8. ILDC entered into a Contract Service Agreement for Fiber Sonet Ring Services dated May 8, 2000 with Carolina Telephone and Telegraph Company, dba Sprint. The Agreement requires monthly payments of $6,869.23 a month over a 60 month term. Section 8 of the Agreement prohibits the assignment of the Service Agreement" except on written consent of Company, which consent shall not be unreasonably withheld." The Agreement does not address a change of control or share exchange transactions.

9. ILDC entered into an Arrangement for Integrated Services Digital Network dated April 14, 2000 with Carolina Telephone and Telegraph Company, dba Sprint, pursuant to which ILDC leases ISDN-PRI services with monthly charges of $678.00 payable over a 48 month term. Section 8 of the Agreement prohibits the assignment of the Agreement by ILDC "except on written consent of Company." The Agreement does not address a change of control or share exchange transactions.

10. ILDC entered into a Sales Agreement with Carolina Telephone and Telegraph Company, dba Sprint, pursuant to which ILDC purchased certain telephone equipment for an aggregate purchase price of $99,522.81. ILDC made a down payment of $25,000. The balance of the purchase price ($74,522.81) is being financed over a 48 month period. Section 8 of Attachment B of the Sales Agreement provides that either party may assign its rights and obligations to any successor in interest, "provided it gives the other party advanced written notice thereof and the assignee agrees in writing to be bound by and assume all obligations and liability under the terms of the Agreement." Sprint appears to have secured payment of the amount outstanding through the filing of a UCC financing statement in North Carolina.

                                  SCHEDULE 3.10

                             CONTRACTUAL COMMITMENTS

                                   (Continued)

11. ILDC entered into a Commercial Service Order Agreement dated April 14, 2000 with Media One. The Agreement, which has a month to month term, has monthly recurring charges of $1,107.40. The Agreement states that either party may assign the Agreement to a successor without the prior written consent of the other party, provided that the Assignment does not increase the obligations of the other party. The Agreement does not address a change of control or share exchange transactions.

12. ILDC entered into a Consulting Agreement dated March 14, 2000 with BDR, Inc. This Agreement is for a term of thirty-six months and has monthly charge of $7,000 per month. The Agreement does not address a change of control or share exchange transactions.

o ILDC entered into a Consulting Agreement on or about July 1, 1999 with Venture TeleCom. The Agreement is for a term of thirty-six months and has monthly charge of $10,000. o

                                  SCHEDULE 3.11

                                 ILDC LITIGATION

1.       Compaq Computer Corp. v. International Long Distance Corp. State Court
         ----------------------------------------------------------
     of Dekalb County,  Georgia,  Civil Action No. 99-A-62685-5.

     Compaq Computer Corp. has instituted an action against ILDC alleging breach of contract and seeking damages in the principal amount of $679,071.39, together with accrued interest of $141,321.26 (with interest accruing at 1 1/2% per month from the date of filing (12/8/99)), costs and post judgment interest. ILDC has filed an Answer to Compaq's complaint denying any liability or obligation to Compaq.

2.   Also,  See  Section  3.9  regarding  potential  claim by  Charles  and Olga
     Simpson.

3. StarTouch International, Ltd. V. International Long Distance Corporation and Anthony Overman. Superior Court of Fulton County, Georgia, Civil Action No. 2000CU24652.

         ILDC's $2,067,407.87 Promissory Note issued to StarTouch International, Ltd. ("StarTouch") on February 5, 2000 was due on June 5, 2000. Payment has not been made. On May 26, 2000, StarTouch forwarded a letter to ILDC confirming the June 5th payment date and the total amount outstanding of $2,136,321.47 (including interest of $68,913.60). StarTouch filed a Verified Complaint on Promissory Note in the Superior Court of Fulton County, State of Georgia on June 21, 2000. Process was served on Anthony C. Overman on July 6, 2000. StarTouch's complaint requests the following relief:

     a. judgement be entered in favor of StarTouch in the principal amount of $2,067,407.87;

     b. judgement be entered in the amount of $67,969.57 for interest through the June 5, 2000 due date of the Note;

     c. judgement be entered in a per diem amount after June 5, 2000 of $1,989.9981 through June 30 and then each month thereafter, $566.4131 per diem plus two (2) percent of the unpaid balance; and

     d.   judgement be entered for reasonable attorney fees.

         ILDC has not filed an answer to the complaint. An answer is due within 30 days after the date of service.

                                  SCHEDULE 3.12

                              COMPLIANCE WITH LAWS


ILDC is not aware of any material noncompliance with Laws.

                                  SCHEDULE 3.13

                               TITLE TO PROPERTIES

Hertford Lease
--------------

ILDC currently occupies approximately 10,000 sq. ft. of office space in the Don Juan Building in Hertford, North Carolina. The property is leased by ACO Enterprises, Inc. (an entity controlled by Anthony Overman) from Apricot, Inc. under a 24 month lease commencing October 1, 1999. ILDC currently occupies space pursuant to an unwritten sublease arrangement. It is anticipated that a formal written sublease will be prepared and executed prior to the Closing Date.

Atlanta Lease
-------------

ILDC currently leases office space pursuant to a Lease Agreement between Bank Building Limited Partnership ("Landlord") dated on or about June 9, 2000, for leased premises (the "Atlanta Premises") located at 55 Marietta Street, Atlanta Georgia (Suite 1740) (the "Atlanta Lease")

Pursuant to ss. 4 of Addendum III of the Atlanta Lease, Tenant may assign the lease to "any entity which succeeds to all or substantially all of its assets whether by merger, sale or otherwise.

Atlanta Apartment Lease
-----------------------

Leonard Overman, Jr. entered into an apartment rental agreement ("Atlanta Apartment Lease") dated November 13, 1998 with Julian Lecraw and Co., Inc. for Apartment 2006 located at 1280 W. Peachtree Street, Atlanta, GA. ILDC pays the monthly rental of $1,330.00. The apartment is used by various ILDC employees while conducting business in Atlanta. The lease's initial 12 month term beginning November 13, 1998 ended on November 12, 1999. Pursuant to Section 6 of the lease, the lease is currently renewed on a month to month basis.

Denver, Colorado
----------------

ILDC has entered into three Lease Agreements with Globe Business Resources, Inc. dated May 12, 2000 for corporate apartments located in Denver, Colorado. The term of each Lease is ninety (90) days commencing on May 15, 2000 and ending on August 12, 2000. The total rents payable over the ninety (90) day period for each of the three corporate apartments is $4,410, $4,410, and $5,490, respectively. The Lease Agreements do not address a change of control or share exchange transactions.

Vancouver Lease
---------------

[Disclosure on Vancouver lease to come]

Other
-----

On October 1, 1999, ILDC purchased equipment from Comdial for $305,509.80 which was financed by Comdial through a Note Agreement bearing interest at 10.75%. The current remaining balance of $127,295.75 (as of May 25, 2000) is secured by the Comdial equipment.

See Equipment Leases referenced on Section 3.10

In January of 1999, ILDC purchased two vacant lots in Hertford, North Carolina with the intention of building an office building. ILDC continues to own the lots; however, there are no immediate plans to either dispose of or develop the lots. The seller of the lot maintains a deed of trust on the property to secure a promissory note dated January 15, 1999 in the original principal amount of $29,000.

See lien in favor of Sprint referenced in paragraph 10 of Schedule 3.10.

                                  SCHEDULE 3.15

                                   ILDC TAXES
                                   ----------


ILDC currently owes payroll taxes and withholdings from employees wages to the Internal Revenue Service, State of North Carolina and ________, in the aggregate amount of $ _______________.

                                  SCHEDULE 3.16

                             CONSENTS AND APPROVALS


The following third party consents and approvals may be necessary in order to consummate the share exchange:

         Consent of each of the third parties referenced in Schedules 3.13 Title to Properties and 3.10 Contractual Commitments.

                                  SCHEDULE 3.20

        INTEREST CONFLICTS TO ILDC BY DIRECTORS, OFFICERS & SHAREHOLDERS
        ----------------------------------------------------------------


See disclosure regarding Hertford Lease set forth in Schedule 3.13.

ILDC was affiliated with National Marketing Corporation (NMC), a marketing organization, which is owned by the president of ILDC. ILDC advanced $1,085,448 to National Marketing Corporation during the calendar years 1998 and 1999, which will not be repaid since operations of NMC have been discontinued. A substantial portion of the funds advanced to NMC were forwarded to Prepaid Cellular Services, LLC in the form of loans, advances, and direct payment of Prepaid Cellular's liabilities. Prepaid Cellular ceased operations during 1999. As a result, these advances to National Marketing Corporation have been reflected as uncollectible advances to affiliate in ILDC's consolidated December 31, 1999 audited financial statements.

ILDC has advanced the president $84,060 as of December 31, 1999. No interest is charged on the advance.

ILDC received advances from a relative of the president totaling $41,985. This amount is included in accounts payable at December 31, 1999.

ILDC entered into various transactions with Prepaid Cellular Services, LLC (PCS) regarding the use of the ILDC telephone switching and network services. As the relationship with PCS progressed, the Company also made cash advances to PCS, purchased equipment for PCS and paid operating expenses of PCS. In addition, Anthony Overman, the president of ILDC, served for a brief period as CEO of PCS. ILDC also attempted to acquire the stock of PCS and merge PCS into ILDC. The acquisition of the stock was rejected and irreconcilable differences between the companies arose. Due to the significant amount invested into PCS, ILDC continued to fund the operations of PCS in an attempt to reach a point where revenue could be generated or some of the investment recovered. PCS ultimately failed. Numerous claims were made against PCS by various creditors and third parties. Due to the close relationship of ILDC with PCS and the fact that the ILDC president served as CEO of PCS, claims have been made against ILDC for some of the PCS debts and obligations.

ILDC funded PCS amounts totaling $2,518,149. These amounts include advances by ILDC to PCS, payment of PCS expenses and obligations, and a settlement of approximately $468,000 to Garwell Limited Partnership for advances to PCS. The Garwell claim was settled by issuance of ILDC common stock. Subsequent to December 31, 1999, ILDC agreed to issue 200,000 shares of common stock to Garwell or its affiliates in exchange for canceling the $468,000 claim and in exchange for $350,000 which had previously been invested in ILDC. When PCS ceased operations, ILDC took possession of equipment totaling $506,753. Those stock issuances have been completed and are reflected in the ILDC shareholder list attached as Schedule 3.1. The remaining costs related to PCS, totaling $2,011,396, have been charged to expense as loss on failed venture.

ILDC has assumed responsibility for the portion of the debts incurred by PCS in cases where management has determined that ILDC has financially benefited or is ultimately liable for payment. These liabilities have been recorded in ILDC's consolidated audited December 31, 1999 audited financial statements.

                                  SCHEDULE 3.21

                              INTELLECTUAL PROPERTY

ILDC is in the process of preparing a patent application to be filed in the U.S. Patent and Trademark office to protect certain proprietary processes

                                  SCHEDULE 3.22

                             EMPLOYEE BENEFIT PLANS


ILDC offers basic healthcare coverage to its employees under its healthcare plan with Blue Cross Blue Shield of Georgia, an independent licensee of the Blue Cross and Blue Shield Association.

There are no claims by former or present employees of ILDC.

ILDC has neither adopted a stock option plan nor has issued any currently outstanding options to purchase shares of capital stock of ILDC.

                                  SCHEDULE 3.24

                              LICENSES AND PERMITS

ILDC maintains a 214 License with the Federal Communications Commission.

ILDC is registered as a foreign corporation in the State of Georgia.

ILDC has been informed by the local authorities in North Carolina that no business license is required to conduct business in Hertford, North Carolina.


                                                    SCHEDULE 3.23

                                           LIST OF EMPLOYEES AND SALARIES

  First Name      MI      Last Name            Title                          Salary            Date Hired

  Viola            P.     Overman              Executive Secretary            $45,000.00           8/ 1/97
  Kana             P.     Overman              Customer Service Manager       $35,000.00           8/ 1/99
  Rube             F      Blanchard            CPA                            $40,000.00           4/27/00
  William          R.     Neale                Vice President Marketing       $144,000.00          5/ 1/00
  Mark                    Sampson              CEO                            $250,000.00          2/ 1/00
  Derek            D      Witcher              Office Manager                 $45,000.00          12/ 4/99
  Anthony                 Overman              President                      $150,000.00
  Emerson          L      Overman              Chief of Operations            $104,000.00          8/ 1/99
  Brenda           R      Overman              Secretary                      $20,800.00           1/20/00
  Cheryl           F      Green                Supervisor                     $20,800.00           2/14/00
  Clifton          D      Jarvis Jr.           Customer Service               $16,120.00           2/27/00
  Curtis           D      Bunch                Technician                     $80,000.00           3/ 6/00
  Douglas          A      Hamilton             Network Manager                $80,000.00           3/27/00
  Gabriel                 Londono              Technician                     $40,000.00           3/ 1/98
  Syed             A      Hasan                International Marketing        $120,000.00          4/10/00
  Harold           L      McLeod               Project Manager                $80,000.00           3/28/00
  Hugo                    Villegas             Technician                     $45,000.00           6/30/97
  James            M      Klender              Technician                     $28,600.00          10/ 1/99
  Kevin            T      Wacher               Techician                      $65,000.00           2/ 9/97
  Leah             M      Hurley               Customer Service               $15,600.00           2/25/00
  Leonard                 Overman Jr.          Vice President                 $104,000.00          2/ 1/98
  Leonard                 Overman Sr.          Chief Advisor                  $52,000.00           8/ 1/97
  Norva            G      Wills                Customer Service               $15,600.00           2/14/00
  Mary             A.     Paulino              Customer Service               $15,900.00           2/29/00
  Rebekah          J      Hurley               Customer Service               $15,600.00           2/25/00
  Reginald                Ibison               CTO                            $140,000.00         11/ 1/97

  Sarah           K       Hurley               Customer Service               $15,600.00           2/25/00
  Stephen         M       Parsons              Customer Service               $15,900.00           2/27/00
  Vincent         J       Losciale             Supervisor                     $58,500.00          11/ 1/99
  Lawrence        W       Sawyer               Supervisor                     $52,000.00           2/ 1/98

  Lawrence                Sawyer, Jr.          Technician                     $20,800.00            6/1/00
  Patrick         J       Klender              Customer Service               $16,120.00          12/10/99
  Lino            G       Morris               Marketing Director             $120,000.00          4/10/00


                                  SCHEDULE 3.26

                                  BANK ACCOUNTS

ILDC maintains a business checking account with First Union National Bank as well as a business checking account with Centura Bank.

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                             VOTING TRUST AGREEMENT


                  THIS VOTING TRUST AGREEMENT is effective the 15th day of January, 2000, by and between (the "Shareholder") and Anthony C. Overman as trustee (the "Trustee").

  RECITALS

A. The Shareholder is the owner of ______shares (the "Stock") of the outstanding common stock of International Long Distance Corporation, a North Carolina corporation (the "Corporation");

B. The Shareholder deems it advisable and in the best interests of the Shareholder and the Corporation to ensure continuity and stability of management of the Corporation and to protect the Shareholder's interest in the Corporation;

C. The Shareholder has selected the Trustee as the Shareholder's choice for the individual best able to effectuate the purposes of this Agreement, and the Trustee has consented to act under this Agreement for the purposes herein provided.

                                    AGREEMENT

  In  consideration  of the mutual  agreements of the parties and other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the parties have agreed as follows:

                                   ARTICLE 1.
                          DEPOSIT OF STOCK AND ISSUANCE
                          OF VOTING TRUST CERTIFICATES

1.1. Deposit of Stock. The Shareholder shall deposit with the Trustee or cause the Corporation to issue in the name of the Trustee simultaneously with the execution of this Agreement certificates representing the Stock. The Trustee agrees to receive and hold the Stock and all additional stock of the Corporation as may be transferred to it pursuant to this Agreement in trust, to be held, used, transferred, and disposed of for the uses and purposes and upon the terms and conditions set forth in this Agreement. The term "Stock," as used in this Agreement, shall mean all stock now owned or hereafter acquired by any means or at any time during the term or any renewal of this Agreement by the Shareholder or any of the Shareholder's heirs, personal representatives, successors, or assigns, all of which Stock hereafter acquired, the Shareholder shall, promptly upon receipt thereof, deliver to the Trustee, as provided by this Agreement.

1.2. Trust Certificates. At the time of deposit of (or issuance to) the stock certificates with the Trustee, the Shareholder shall transfer to the Trustees by proper endorsement his full legal title to all Stock owned by him, and the Trustee shall be vested with all of the rights and powers of the owner of the Stock, with the full rights and powers of the owner, of whatever nature necessary to enable the Trustee to exercise the powers granted to the Trustee under this Agreement. The Trustee shall issue to the Shareholder Voting Trust Certificates ("Trust Certificates"), in substantially the form attached to this Agreement as Exhibit A, for all Stock transferred to the Trustee.

1.3. Issuance of New Stock Certificates. All stock certificates transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Corporation and the Corporation shall issue new certificates therefor in the name of the Trustee. Each certificate issued to the Trustee shall state that it is issued pursuant to this Voting Trust Agreement, a copy of which shall be on file both at the Corporation's principal office and with the Trustee.

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                                   (Continued)

1.4. Mutilated, Destroyed, Etc. Trust Certificates. In case any Trust Certificate becomes mutilated, destroyed, stolen, or lost, the Trustee, upon the written request of the owner of the Trust Certificate, shall issue a duplicate Trust Certificate, which shall be so marked, and the Trustee may, as a condition precedent to issuing the duplicate Trust Certificate, require the requesting Shareholder to furnish satisfactory evidence of such mutilation, destruction, theft, or loss, together with reasonable indemnity satisfactory to the Trustee.

1.5. Effect of this Agreement on Option Rights. Neither this Agreement nor the transfer of the Stock to the Trustee shall terminate the right of any Shareholder to acquire additional shares of the stock of the Corporation pursuant to any subscription agreement, option agreement, employment agreement, or otherwise. For all such purposes, a Shareholder shall be deemed to hold the number of shares of the stock of the Corporation as are represented by his Trust Certificate.

  1.6. Additional Stock. If the Shareholder receives additional shares of stock of the Corporation during the term of this Agreement or any renewal term, such stock shall be transferred to the Trustee pursuant to this Article and shall be subject to the terms and conditions of this Agreement. Any reference to Stock in this Agreement shall include any shares of the stock of the Corporation which become subject to this Agreement.

                                   ARTICLE 2.
                  DISTRIBUTIONS, LIQUIDATION AND REORGANIZATION

  2.1. Distributions Paid to Trustee. Prior to the termination of this Agreement, the Shareholder shall be entitled to receive payments equal to the cash dividends, if any, and property other than cash, if any, received by the Trustee with respect to the Stock. If any dividend in respect of the Stock is paid, in whole or in part, in stock of the Corporation, the Trustee, shall likewise hold, subject to the terms of this Agreement, the certificates for such stock received on account of such dividend, and the Shareholder shall be entitled to receive Trust Certificates for the number of shares and class of stock received as such dividend.

  2.2. Distributions Paid to Shareholder. In lieu of receiving cash and property dividends on the Stock and paying such distributions to the Shareholder, the Trustees may, at their option, instruct the Corporation in writing to pay such dividends to the Shareholder. Upon receiving such instructions, the Corporation shall pay such dividends directly to the Shareholder in such amounts as they would have received in the absence of this Agreement, based upon the interest of the Shareholder, as it appears in the records of the Trustee. Upon the Trustee giving such instructions to the Corporation, and until such instructions are revoked, all liabilities of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to the Corporation direct it to make all future dividend payments to the Trustee. Such instructions shall be effective only with respect to cash distributions and distributions of property, but not with respect to stock distributions. Any stock distributions shall be made to the Trustee, regardless of any instructions delivered pursuant to this Section.

2.3. Redemption. If any shares represented by a Trust Certificate are redeemed by the Corporation, the proceeds from the redemption shall be distributed to the Shareholder in whose name the Trust Certificate stands upon surrender of the Trust Certificate duly endorsed to the Trustee.

2.4. Dissolution. In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights, or property to which the Shareholder is entitled and shall distribute the same to the Shareholder in such amounts as the Shareholder would have received in the absence of this Agreement.

2.5. Merger. In case the Corporation is merged into or consolidated with another corporation, or all or substantially all of the assets of the Corporation are transferred to another corporation and shares of such other

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                                   (Continued)

corporation are issued to the Trustee, then in connection with such transfer the term "Corporation" for all purposes of this Agreement shall be taken to include such successor corporation, and the Trustee shall receive and hold under this Agreement any stock of the successor corporation delivered or distributed to the Shareholder under this Agreement as a result of such merger, consolidation, or transfer. Trust Certificates issued and outstanding under this Agreement at the time of the merger, consolidation, or transfer may remain outstanding, or the Trustee may substitute for the outstanding Trust Certificates new Trust Certificates in appropriate form. The term "Stock," as used in this Agreement, shall include any stock which may be received by the Trustee in lieu of all or any part of the Stock of the Corporation. Any property other than stock received by the Trustee as part of the transaction will be distributed to the Shareholder in such amounts as they would have received in the absence of this Agreement.

                                   ARTICLE 3.
                     POWERS AND OBLIGATIONS OF THE TRUSTEES

3.1. Powers of Trustee. Except as otherwise provided in this Agreement, the Trustee in respect to the Stock shall be vested with all of the rights, powers, and privileges of every kind and character of an owner thereof, including, without limitation the rights to vote the Stock, either in person or by proxy, for every purpose.

3.2. Rights of Trustee. The Trustee, individually or otherwise, may hold stock of the Corporation and, individually or as a trustee, may vote for himself as a director and/or officer of the Corporation and, subject to any limitations imposed by any agreement by which the Corporation or the Shareholder is bound, participate in fixing the amount of compensation therefor or as an employee of the Corporation, and any Trustee, or any firm of which he is an employee, owner, director, or agent may contract with the Corporation or the Trustee or be or become pecuniarily interested in any matter or transaction to which the Corporation or the Trustee may be a party, as fully as though such person were not a Trustee hereunder.

3.3. Compensation and Reimbursement. The Trustee shall serve without compensation. The Trustee shall have the right to incur and pay such reasonable expenses and charges, and to employ and pay such agents, attorneys, and counsel as the Trustee may deem necessary and proper for carrying this Agreement into effect. Any such expenses or charges incurred by and due to the Trustee may be deducted from the dividends or other moneys or property received by the Trustee on the Stock.

3.4. Liability. The Trustee shall not be personally liable for any act committed or omitted to be done under this Agreement, provided such commission or omission does not amount to either gross negligence or willful misconduct, and provided also that the Trustee at all times exercises good faith in all matters relating to this Agreement. The Trustee shall not at any time be required to give or file any bond in order to qualify or continue as Trustee hereunder.

                                   ARTICLE 4.
                                     VOTING

4.1. Voting By Trustees. At all meetings of the shareholders of the Corporation, the Trustee shall vote the Stock on all issues considered in its absolute discretion. The voting rights and powers extended to the Trustee pursuant to this Agreement shall extend to all matters upon which the Shareholder would otherwise be entitled to vote, including, but not limited to, the dissolution, consolidation, or merger of the Corporation, the sale, lease, encumbrance, or other disposition of all or substantially all of the assets of the Corporation, either in or not in the ordinary course of its business, the authorization of additional stock of the Corporation, the creation of new classes of stock or reclassification of any existing class of stock, and amendment of the Articles of Incorporation of the Corporation, regardless of whether any of such matters may substantially and/or adversely affect the Shareholder.

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                                   (Continued)

4.2 Proxies. The Trustee shall be authorized to cast its votes at any meeting of the shareholders of the Corporation by proxy. Any proxy given by the Trustee may give the holder thereof discretion to vote the Stock to the same extent the Trustee would have had discretion to vote the Stock. The Trustee shall not be liable to the Shareholder for any action taken by the holder of any such proxy, provided that the Trustee is not guilty of gross negligence or willful wrongdoing in connection with appointing such holder of the proxy.

4.3 Action Without Meeting. In the event the Trustee is asked or desires to consent to any action of the shareholders of the Corporation without a meeting, it shall be authorized to act, consent or refuse to consent to such action, or consent to any alternative action, in its absolute discretion.

                                   ARTICLE 5.
                   RESIGNATION AND REPLACEMENT OF THE TRUSTEE

5.1. Resignation. The Trustee (and any successor Trustee) may at any time resign by mailing to the shareholder a written resignation, to take effect ten (10) days thereafter or upon the prior acceptance thereof.

5.2. Appointment of Successor Trustee. In the event the Trustee resigns or for any other reason is unable to continue to perform the duties required by this Agreement, one or more replacement Trustee shall be selected by the Shareholder.

5.3. Rights of Successor Trustees. The rights, powers, and privileges of the Trustee named hereunder shall be possessed by all successor Trustees, with the same effect as though such successors had originally been parties to this Agreement. The word Trustees, as used in this Agreement, means the Trustee or any successor Trustees acting hereunder.

                                   ARTICLE 6.
                         TRANSFER OF TRUST CERTIFICATES

6.1. Addendum to Subscription Agreement. The Stock shall remain subject to the Addendum to Subscription Agreement and Investment Intent Letter for Common Stock of International Long Distance Corporation, effective as of January 15, 2000, by and between the Corporation and the Shareholder ("Addendum to Subscription Agreement") and the restrictions and obligations applicable to the Stock under the Addendum to Subscription Agreement shall be fully applicable to the Trust Certificates. For this purpose, the Shareholder shall be considered to be a shareholder holding shares of the Stock equal to the number of shares transferred to the Trustees, as shown on the Trust Certificate issued to the Shareholder.

6.2. Procedure for Transfer. Subject to the provisions of Section 6.1 above and the Addendum to Subscription Agreement, the Trust Certificates or portions thereof shall be transferable at the principal office of the Corporation (or such other place as designated by the Trustee by notice to the Shareholder) on the books of the Trustee, by the registered owner thereof, either in person or by duly authorized attorney, upon the surrender thereof, according to the rules established by the Trustee from time to time. The Trustee shall not be required to recognize any transfer of a Trust Certificate not made in accordance with the provisions of this Article; provided that the Trustee shall be authorized, but not required, to recognize any transfer in which the person claiming ownership of a Trust Certificate has produced indicia of ownership satisfactory to the Trustee and has deposited with the Trustee indemnity satisfactory to the Trustee. Upon the transferor Shareholder complying with the requirements of this Agreement and any other applicable agreement, the Trustee shall issue to the transferee(s) one or more Trust Certificates, and the shares of the Stock represented thereby shall continue to be subject to this Agreement. Provided, at any time the Shareholder may with the prior written consent of the Trustee, which consent shall not be unreasonably withheld, transfer all or any part of the Trust Certificates to a third party which is not a family member or Affiliate of the Shareholder in a bona fide arms-length sale for fair value (a "Bona Fide Purchaser"). Upon the

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                                   (Continued)

transfer of the Stock to a Bona Fide Purchaser as provided herein, this Agreement shall terminate with regard to the Stock transferred to the Bona Fide Purchaser. For the purposes of this Agreement "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

6.3. Voting Rights After Transfer. Any transfer of Trust Certificates not in accordance with the terms and conditions of this Agreement shall be null and void and of no effect. The Trustee shall continue to vote the shares of the Stock represented by such Trust Certificate.

Upon complying with the requirements for transfer of a Trust Certificate, a Transferee shall be entitled to:

          (a)  receive a new Trust Certificate;

          (b) receive any distributions or dividends of the Corporation with respect to the shares represented by his Trust Certificate;

          (c) receive the shares of Stock represented by his Trust Certificate upon the termination of this Agreement.

                                   ARTICLE 7.
                    TERM OF THE TRUST; RIGHTS ON TERMINATION

7.1. Term. Except to the extent otherwise provided in Section 7.2, the term of this Agreement shall commence on January 15, 2000 (the effective date), and shall continue in effect for ten (10) years thereafter. At any time within one
(1) year prior to the scheduled termination date, or at any time within one year prior to the expiration of any extension of this Agreement, the Shareholders (or any of them) may, by agreement in writing, extend the duration of this Agreement (with respect to the extending Shareholders) for an additional period of time not to exceed ten years from the date the first Shareholder signs the extension agreement.

7.2. Early Termination. This Agreement and any extension thereof, shall be terminated at any time upon the mutual written consent of the Shareholder and the Trustee or in accordance with the provisions of Section 6.2 above.

7.3. Delivery of Stock Certificates. Following termination of this Agreement or any extension thereof, upon surrender of the Trust Certificates, duly endorsed in blank by the Shareholder or the Bona Fide Purchaser in the case of a termination under Section 6.1, and payment to the Trustee of the costs, expenses, and disbursements incurred by the Trustee in administration of this Agreement, the Trustee shall, within eighty (80) days after receipt of such Trust Certificates, deliver, or cause to be delivered to the Shareholder or Bona Fide Purchaser, as applicable certificates for shares of the Stock equal to the number of shares represented by the surrendered Trust Certificates together with all dividends or other distributions applicable to those shares held by the Trustee.

                                   ARTICLE 8.
                                  MISCELLANEOUS

8.1. Shareholder Have Shareholder Inspection Rights in the Corporation. During the term of this Agreement and any extension thereof, the Shareholder shall retain all shareholder inspection and copying rights authorized by the law of the State of North Carolina, or in the case of a merger or business combination by the Corporation with or into another corporation which is the survivor of such merger or business combination, the laws of the state of incorporation of such surviving corporation.

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                                   (Continued)

8.2. Shareholder Inspection Rights of Trustees' Books. During the term of this Agreement and any extension thereof, the Shareholder shall have the right at any time during normal business hours to inspect and copy the records of the Trustee with respect to this Agreement upon giving two business days advance written notice of the request to the Trustee.

8.3. Severability. If any provision of this Agreement shall be held unenforceable, the rest and remainder of this Agreement shall continue in effect and be construed and enforced as if such unenforceable provision had not been contained herein. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

8.4. Entire Agreement. This Agreement and to the extent referenced herein, the Addendum to Subscription Agreement constitutes the entire agreement between the parties with respect to the voting rights of the Shareholder and supersedes, merges, and replaces all prior negotiations, offers, representations, warranties, and agreements with respect to the subject matter hereof.

8.5. Modification, Waiver. This Agreement may be modified only by a writing signed by all parties. No waiver of any of the provisions of this Agreement, including the provisions of this paragraph, shall be binding upon the waiving party unless set forth in a writing signed by the waiving party.

8.6. Governing Law. This Agreement, and the performance hereunder, shall be interpreted and enforced in accordance with the laws of the State of North Carolina, excluding its laws relating to choice of law.

8.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, the Shareholder and the Shareholder's respective heirs, personal representatives, successors and permitted assigns, provided however, that nothing in this paragraph shall be construed to permit the assignment of the Stock other than in accordance with the terms of this Agreement and the Addendum to Subscription Agreement. Unless expressly provided for herein, this Agreement and the rights, obligations and duties of the parties hereto shall not be assignable or transferable without the express written consent of all the parties.

8.8. Notices. Any notice or other communication required or permitted by this Agreement shall be in writing and shall be given by hand delivery, via facsimile, or sent by the United States Mail by certified mail, return receipt requested, postage prepaid, and addressed to the Shareholder as his addresses may appear in the records of the Trustee, and to the Trustee at 1B Ainsley Road, Hertford, NC 27944, (or such other address as the parties may, by notice, specify), and shall be deemed given when hand delivered, when transmission is complete for a facsimile provided confirmation of receipt is retained (unless the sender receives oral or written notice within one business day of the time of the completion of transmission that the transmission was incomplete or illegible), or two days after deposit with the United States Postal Service.

8.9. Headings. The headings contained in this Agreement are for the convenience of the parties only, and shall not be deemed to be a part of the substantive agreement of the parties or to effect the meaning or interpretation of any provision of this Agreement in any way.

8.10. Number and Gender. When used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall include any other gender, as circumstances may require. The term person shall include both natural persons and entities.

8.11. Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto. No person not a party to this Agreement shall be deemed to be a third party beneficiary of this Agreement, nor shall any such person be authorized or empowered to enforce the provisions hereof, except to the extent such a person becomes a permitted assignee of one of the parties hereto.

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                                   (Continued)

8.12. Counterparts. This Agreement may be executed in multiple counterparts. When at least one copy of this Agreement has been executed by each party to this Agreement, this Agreement shall be in full force and effect, and all of such counterparts shall be read together as a single agreement.

  WITNESS the following signatures and seals as of the date indicated above.

                                               SHAREHOLDER:


                                               ---------------------------------



                                               TRUSTEE:


                                               ---------------------------------
                                               Andrew C. Overman

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                                   (Continued)

                            VOTING TRUST CERTIFICATE
                     INTERNATIONAL LONG DISTANCE CORPORATION


No.
      Shares


                  THIS IS TO CERTIFY THAT is entitled to receive and enjoy all the dividends, rights and benefits prescribed in the Voting Trust Agreement, hereinafter referred to, with respect to shares of the common capital stock of INTERNATIONAL LONG DISTANCE CORPORATION (the "Corporation"), a corporation duly organized and existing under the laws of the State of North Carolina. This Voting Trust Certificate represents the shares which have been issued, transferred to and deposited with the undersigned Voting Trustee by on January 15, 2000.
                  Until the termination of the voting trust, the Voting Trustee shall possess and be entitled to exercise all rights of every kind and description, including the right to vote, in respect of any and all such stock, it being expressly stipulated that no voting right on any such stock passes to the holder hereof by or under this certificate or by or under any agreement, expressed or implied.
                  This certificate is transferable only on the books which shall be kept for that purpose by said Voting Trustee, (as defined herein) either in person or by attorney, upon surrender hereof, properly endorsed, and upon the payment of any transfer costs and taxes, and until so transferred said Voting Trustee may treat the registered holder as owner hereof for all purposes whatsoever.
                  This certificate is issued and held pursuant and subject to the terms of a Voting Trust Agreement, effective January 15, 2000, made and entered into between Anthony C. Overman, as trustee (the "Voting Trustee") and , the holder of shares of the common capital stock of the Corporation, imposing certain restrictions and obligations on the sale or other disposition of the capital stock of the corporation, providing, among other things, that any transfer of shares in the Corporation, shall be governed by the provisions of an Addendum to Subscription Agreement and Investment Intent Letter for the Common Stock of the Corporation (the "Addendum to Subscription Agreement"). The Voting Trust Agreement and the Addendum to Subscription Agreement are on file with the Voting Trustee at the

                                  SCHEDULE 4.2

                           ILDC VOTING TRUST AGREEMENT

                                   (Continued)

principal office of the corporation, and every holder and transferee hereof assents to all of the terms of this certificate and of said agreements.
                  This certificate shall be surrendered to the Trustees by the holder hereof, at the termination of the Voting Trust Agreement, upon the delivery to such holder of the securities represented thereby.
                  THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS TRUST CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGE OR HYPOCATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM
                  REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER CONTRARY TO THE ABOVE INSTRUCTIONS IS VOID.

IN WITNESS WHEREOF, said Voting Trustee has signed this certificate this 15th day of January, 2000.



                                        ----------------------------------------
                                         Voting Trustee, Anthony C. Overman

                               SCHEDULE 5.5

                      OLD NIGHT LIST OF STOCKHOLDERS

      -------------------------------- -----------------------------

      Name                             Number of Shares
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Arnold, F. Scott                                      220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Arnold, Greg                                          110,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Arnold, Charlice                                      220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Arnold, Doug                                          110,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Blakely, Christine                                     50,160
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Butler, Arnold Norma                                  367,400
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Butler, Paul                                          367,400
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Davis, M. Christine                                   220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Fiducia, Julie                                        220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Geo Services, Inc.                                     51,040
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Gordon, Dawn                                          220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Heidelberger, Jon                                      55,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Heidelberger, Loretta                                  44,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Johnson, Jaime                                        110,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Johnson, Susan                                        110,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Kendrick, Christy                                     220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Lee, David                                            220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Long, Darwin                                           74,800
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Long, Jackie                                           74,800
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Marin, N. James                                       440,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Moore, Marguerite                                     220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Moore, Allen                                          220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Neal, Tim                                             440,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Noerring, Lynn                                          3,960
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Roberts, Paul                                         147,400
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Sanchez, Holly                                        110,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Sharpe, Jared                                         147,400
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Tongish, Dawn                                         147,400
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Tongish, Dee                                          147,400
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Twelves, Julie                                        147,400
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Van Pletzen, Lynn                                       4,840
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

      Williams, Anita                                       220,000
      -------------------------------- -----------------------------
      -------------------------------- -----------------------------

                            TOTAL:                        5,460,000
      -------------------------------- -----------------------------

                                  SCHEDULE 5.16

                    OLD NIGHT CONSENTS AND APPROVALS REQUIRED

Old Night does not require any regulatory consents or approvals in connection with the proposed transactions under this Share Exchange Agreement.

Old Night must obtain stockholder approval for the share exchange and to change the name of Old Night.

Old Night must file Articles of Amendment with the Secretary of State of Nevada in order to complete the Name Change. In connection with the name change Old Night must request a new CUSIP number from Standard and Poor's and a new stock trading symbol from the National Association of Securities Dealers.



                                                      EXHIBIT C
                                             PRO FORMA - OLD NIGHT, INC.
                                             CONSOLIDATED BALANCE SHEETS
                                                  DECEMBER 31, 1999
                                                      (UNAUDITED)


                                                        Old
                                                     Night, Inc          ILDC
                                                   --------------   --------------
                                                                                       Proforma        Proforma
                                                       Actual          Actual        Adjustments        Balance
                                                   --------------- ---------------- --------------- ----------------

                     Assets

Current assets


          Accounts receivable - trade                      $    -       $  101,181                        $ 101,181
                                                   --------------- ---------------- --------------- ----------------
          Accounts receivable - officer                         -           84,060                           84,060
                                                   --------------- ---------------- --------------- ----------------
                  Total current assets                          -          185,241                          185,241
                                                   --------------- ---------------- --------------- ----------------



Property and equipment

           Land                                                 -           39,374                           39,374

           Leasehold improvements                               -          105,132                          105,132

           Computers and software                               -          248,652                          248,652

           Furniture and fixtures                               -            4,660                            4,660

           Telephone switching equipment                        -        3,100,135                        3,100,135
                                                   --------------- ---------------- --------------- ----------------
                     Total property and equipment               -        3,497,953                        3,497,953

            Less: accumulated depreciation                      -          718,697                          718,967
                                                   --------------- ---------------- --------------- ----------------

                Property and equipment - net                    -        2,779,256                        2,779,256
                                                   --------------- ---------------- --------------- ----------------
Other assets

            Deposits                                            -           44,559                           44,559

             Deferred finance charges, net of

                 amortization of $121,018                       -          322,187                          322,187
                                                   --------------- ---------------- --------------- ----------------
                  Total other assets                            -          366,746                          366,746
                                                   --------------- ---------------- --------------- ----------------
                                Total assets               $    -      $ 3,331,243                       $3,331,243
                                                   =============== ================ --------------- ================


                                               OLD NIGHT, INC
                                       BALANCE SHEETS (CONTINUED)
                                           DECEMBER 31, 1999
                                               (UNAUDITED)


                                                        Old
                                                     Night, Inc         ILDC           Proforma         Proforma
                                                       Actual          Actual         Adjustments        Balance
                                                   --------------- ---------------- ----------------- ---------------

          Liabilities and Stockholders'
                Equity (Deficit)

  Current liabilities

          Cash overdraft                           $            -        $   3,118                       $     3,118


          Accounts payable                                  1,600        2,450,224                         2,451,824

           Accrued expenses                                     -          116,073                           116,073


           Accrued interest                                     -           70,000                            70,000

           Current portion of capital


                lease obligations                               -          123,715                           123,715


           Short-term notes payable                             -        1,918,238                         1,918,238


           Unearned revenue                                     -           55,000                            55,000
                                                   --------------- ---------------- ----------------- ---------------

                        Total current liabilities           1,600        4,736,368                         4,737,968
                                                   --------------- ---------------- ----------------- ---------------



Capital lease obligations                                       -          255,490                           255,490
                                                   --------------- ---------------- ----------------- ---------------

 Stockholders' equity (deficit)


Common stock, $.001 par value,                                                           (d)        40
      100,000 shares authorized;                                                         (c)      5,500
       496,400 shares issued and outstanding                  496                        (b)     (4,964)      11,000
Capital in excess of par value                             37,504                        (b)     (4,964)  60,534,884
                                                                                         (c)  6,060,584
Common stock, $.001 par value;                                                           (c)    (39,600)
       100,000 shares authorized;                                                        (d)        (40)           -
       500 shares issued and outstanding                                       500       (c)       (500)




 Subscription agreements                                                 6,065,584       (c) (6,065,584)           -


Deficit accumulated during the
    development stage                                     (39,600)      (7,726,699)      (c)     39,600   (7,726,699)


                 Total stockholders' equity                 1,600       (1,660,615)                 -     (1,662,215)
                  (deficit)

                 Total liabilities and
                 stockholders'                       $          -       $3,331,243  $               -     $3,331,243
                 equity (deficit)
-------------------------------------------------- =============== ================ ================= ===============





                                           OLD NIGHT, INC.
                                       STATEMENT OF OPERATIONS
                            FOR THE PERIOD MARCH 20, 1998 (INCEPTION) TO
                                    YEAR ENDED DECEMBER 31, 1999
                                           (UNAUDITED)


                                                         Old
                                                      Night, Inc       IILDC
---------------------------------------------------- ------------- ---------------- ----------------- ---------------


                                                                                        Proforma         Proforma
STATEMENT OF OPERATIONS                                 Actual         Actual         Adjustments        Balance
---------------------------------------------------- ------------- ---------------- ----------------- ---------------
  Revenue

          Service revenue                                 $     -        $ 173,464                         $ 173,464

          Other income                                          -            1,030                             1,030
                                                     ------------- ---------------- ----------------- ---------------
                                                                -          174,494                           174,494


  Costs and expenses


            Costs of telephone services                         -          961,674                           961,674


            Research and development                            -          140,911                           140,911

           General and administrative                       1,600          972,323           (1,600)         972,323

           Other operating expenses                             -          656,305                           656,305

            Maintenance and utilities                           -          103,727                           103,727


            Travel, meals and entertainment                     -          143,463                           143,463
                                                     ------------- ---------------- ----------------- ---------------
                                                            1,600        2,978,403             1,600       2,978,403
                                                     ------------- ---------------- ----------------- ---------------
Operating loss                                              1,600        2,803,909             1,600      (2,803,909)
                                                     ------------- ---------------- ----------------- ---------------
Other expenses


              Bad debt                                          -            1,300                             1,300

              Charitable contributions                          -          137,664                           137,664

              Depreciation and amortization                     -          839,715                           839,715

               Interest                                         -          175,189                           175,189

               Loss on impairment of assets                     -          279,071                           279,071

               Loss on uncollectible advances
                to affiliate                                    -        1,085,448                         1,085,448

                Loss on failed venture                          -        2,314,603                         2,314,603

                Rents and leases                                -           89,800                            89,800
                                                     ------------- ---------------- ----------------- ---------------
                       Total other expenses                     -        4,922,790                         4,922,790
                                                     ------------- ---------------- ----------------- ---------------
Net loss                                                $ (1,600)     $ (7,726,699)    (c) $   1,600    $ (7,726,699)
                                                     ------------- ---------------- ----------------- ---------------
Basic and diluted loss per common shares                   $    -                -                        $   (0.70)
                                                     ============= ================                   ===============

Average outstanding shares                                496,400                -                        11,000,000
                                                     ============= ================                   ===============



                              PROFORMA ADJUSTMENTS

          14) The proforma financial statements reflect the acquisition by Old Night. ("Old Night"), a non-operating public company with 5,460,400 common shares outstanding (after an 11 for 1 stock split) and no assets, of 100% of the outstanding common shares of International Long Distance Corporation ("ILDC"). The acquisition resulted in the owners and management of ILDC having effective control of the combined entity.

  Under generally accepted accounting principles, the acquisition will be considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by ILDC for the net monetary assets of Old Night, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse-acquisition, comparative historical financial statements of the "legal acquirer" (Old Night) are those of the "legal acquire" (ILDC) (i.e. the accounting acquirer).

          15) To reflect an 11 for 1 stock split on Old Night common stock from 496,400 shares to 5,460,400 shares.

          16) To reflect the issuance of 5,500,000 common shares of Old Night stock for 100% of common shares outstanding and subscriptions of ILDC and recapitalization.

          17) To reflect the issuance of 39,600 common shares on Old Night in lieu of an investment banking fee.





                                    EXHIBIT D

                     INTERNATIONAL LONG DISTANCE CORPORATION

                          (A development stage company)
                    Consolidated Audited Financial Statements
                                December 31, 1999


















                     International Long Distance Corporation
                                 and Subsidiary

                          (A development stage company)
                    Consolidated Audited Financial Statements
                                December 31, 1999

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
                                    Contents


                                                                      Page

Independent Auditor's Report                                            1

Consolidated Balance Sheet                                            2-3

Consolidated Statement of Operations                                    4

Consolidated Statement of Changes in Stockholder's Deficit              5

Consolidated Statement of Cash Flows                                  6-7

Notes to Consolidated Financial Statements                           8-15

LANEY
BOTELER &
KILLINGER
Certified Public Accountants


                          Independent Auditors' Report


Board of Directors
International Long Distance Corporation
Hertford, North Carolina

We have audited the accompanying consolidated balance sheet of International Long Distance Corporation and Subsidiary (a development stage company), as of December 31, 1999, and the related consolidated statements of operations, changes in stockholder's deficit and cash flows for the period March 20, 1998 (date of inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Long Distance Corporation and Subsidiary, as of December 31, 1999, and the results of its operations and its cash flows for the period March 20, 1998 (date of inception) to December 31, 199, in conformity with generally accepted accounting principles.



                                                       LANEY BOTELER & KILLINGER

Atlanta, Georgia
June 2, 2000

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
                       Consolidated Audited Balance Sheet
                                December 31, 1999

                                     ASSETS
                                     ------

CURRENT ASSETS:
---------------------------------------------------------------------------

  Accounts receivable - trade                                    $ 101,181
            Accounts receivable - officer                           84,060
                                                                    ------
                    TOTAL CURRENT ASSETS                           185,241
                                                                   -------
PROPERTY AND EQUIPMENT

              Land                                                  39,374

              Leasehold improvements                               105,132

              Computers and software                               248,652

                Furniture and Fixtures                               4,660

                 Telephone switching equipment                   3,100,135

                          TOTAL PROPERTY AND EQUIPMENT           3,497,953

                Less: accumulated depreciation                     718,697

                            PROPERTY AND EQUIPMENT, NET          2,779,256
                                                                 =========

OTHER ASSETS:

                Deposits                                            44,559

                Deferred finance charges, net of
                    amortization of $121,018                       322,187
                                                                   -------
                           TOTAL OTHER ASSETS                      366,746




  TOTAL ASSETS                                                  $3,331,243
                                                                 =========






The accompanying notes are an integral part of these financials

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
                       Consolidated Audited Balance Sheet
                                December 31, 1999

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

--------------------------------------------------------------------------------

CURRENT LIABILITIES



   Cash overdraft                                                        3,118


               Accounts payable                                      2,528,020

               Accrued expenses                                        145,027

               Accrued interest                                          3,300

               Current portion of capital lease obligations            123,715

               Short-term notes payable                              1,837,188

               Unearned revenue                                         55,000

                        TOTAL CURRENT LIABILITIES                    4,695,368


  Capital lease obligations                                            255,490

STOCKHOLDERS' DEFICIT

            Common Stock, 1.00 par value;
              100,000 shares authorized;
  500 shares issued and outstanding                                        500

  Subscription agreements                                            6,065,584

            Deficit accumulated during
            the development stage                                  (7,685,699)

  TOTAL STOCKHOLDERS' EQUITY                                       (1,619,615)


             TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT           $ 3,331,243








The accompanying notes are an integral part of these financials

                   International Long Distance Corporation and Subsidiary
                          (a development stage company)
                  Consolidated Audited Statement of Operations
                For the Period March 20, 1998 (date of inception)
                              to December 31, 1999

--------------------------------------------------------------------------------

REVENUE

  Service revenue                                                $   173,464

            Other income                                               1,030

                                                                     174,494


COSTS AND EXPENSES


            Costs of telephone services                              961,674

  Research and development                                           140,911

  General and administrative                                         368,103

             Other operating expenses                                511,684

             Maintenance and utilities                                47,720

             Travel, meals and entertainment                         142,793

                                                                   2,172,885

OPERATING LOSS                                                   (1,998,391)


OTHER EXPENSES


             Amortization and finance costs                        1,114,122

             Bad Debt                                                  1,300

             Charitable Contributions                                137,664

              Depreciation                                           718,697

              Interest                                               249,810

              Loss on impairment of asset                            279,071

              Loss on uncollectible advance to affiliate           1,085,448

              Loss on failed venture                               2,011,396

              Rents and Leases                                        89,800

                        TOTAL OTHER EXPENSES                       5,687,308

NET LOSS                                                        $(7,685,699)


The accompanying notes are an integral part of these financial statements



                            International Long Distance Corporation and Subsidiary
                                       (a development stage company)
                      Consolidated Audited Statement of Changes in Stock Holder's Deficit
                               For the Period March 20, 1998 (date of inception)
                                             to December 31, 1999



                                        Common       Subscription        Retained          Total
                                         Stock        Agreements         Earnings      Stockholder's
                                       ---------      ----------         Deficit          Deficit
                                                                    --------------- -----------------


Balance beginning of period                 $   -      $      -      $           -     $           0

Issuance of 500 shares
  of common stock                             500                                -               500

Funds/services received
for stock subscriptions                         -        6,065,584               -         6,065,584

Net loss
                                                                       (7,685,699)        (7,685,699)

Balance, December 31, 1999                $   500      $ 6,065,584   $ (7,685,699)     $  (1,619,615)
                                       ============ ================ =============== =================










The accompanying notes are an integral part of these financial statements

                          International Long Distance Corporation and Subsidiary
                                      (a development stage company)
                               Consolidated Audited Statement of Cash Flows
                             For the Period March 20, 1998 (date of inception)
                                        to December 31, 1999


----------------------------------------------------------------------------------------- -------------------

Cash flows from operating activities:

             Cash received from service revenue                                             $       128,313


             Cash paid to suppliers , employees and affiliate                                      (894,992)


            Cash paid for interest                                                                 (246,510)


            Cash advanced to failed joint venture                                                (1,829,396)

                             Net Cash used on operating activities                               (2,842,585)



Cash flows from investing activities:

              Purchases of property and equipment                                                (3,307,229)

              Payment for deposits                                                                  (44,559)

                             Net cash provided by financing activities                           (3,351,788)



Cash flows from financing activities:


                Proceeds from issuance of notes payable                                           2,525,838


               Proceeds from stock subscription agreements                                        4,447,275


               Proceeds from issuance of common stock                                                   500

               Repayment of notes payable and capital leases                                       (779,240)

                                Net cash provided by financing activities                         6,194,373


Net increase in cash and cash equivalents                                                                 -

Cash and cash equivalents, beginning of period                                                            -


Cash and cash equivalents, end of period                                                      $           -
----------------------------------------------------------------------------------------- ===================









The accompanying notes are an integral part of these financial statements



                           International Long Distance Corporation and Subsidiary
                                     (a development stage company)
                                Consolidated Audited Statement of Cash Flows
                             For the Period March 20, 1998 (date of inception)
                                        to December 31, 1999
------------------------------------------------------------------------------------------------ -------------------
Cash Flows From Operating Activities:

  Net loss                                                                                           $    (7,685,699)

               Adjustments to reconcile net loss to
                 net cash used in operating activities

                      Depreciation                                                                           718,697

       Amortization                                                                                        1,114,122

                       Loss on impairment of asset                                                           279,071

                      Non-cash portion of loss on failed venture                                             182,000

                       Changes in assets and liabilities:
                           (Increase) in assets

                                Accounts receivable - trade                                                 (101,181)

                                 Accounts receivable - officer                                               (84,060)

                         Increase in liabilities

                                 Cash overdraft                                                                3,118

                                 Accounts payable                                                          2,528,020

                                 Accrued expenses                                                            145,027

                  Accrued interest                                                                             3,300

                                 Unearned revenue                                                             55,000
                                                                                                     ----------------
                                 Net cash used in operating activities                                    (2,842,585)
                                                                                                     ----------------

Schedule of non-cash operating, investing, and financial transactions:
    Acquisition of certain property and equipment

                          Capital leases

                                Equipment acquired                                                   $       469,795

                                Capital leases assumed                                                      (379,206)
                                                                                                     ----------------
                                Cash paid                                                            $        90,589
                                                                                                     ----------------
Conversion of investor services to equity
      Subscription agreements

                Settlement of claims                                                                 $       182,000

                Services received                                                                            993,104

                 Acquisition of equipment leases                                                             443,205

                  Subscription agreements issued                                                          (1,618,309)
                                                                                                     ================
                 Cash Paid                                                                           $             -
                                                                                                     ----------------

The accompanying notes are an integral part of these financial statements.

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
               Notes to Consolidated Audited Financial Statements
                                December 31, 1999

Note 1 - Summary of Significant accounting policies

Nature of business and basis of presentation

International Long Distance Corporation ("ILDC" or the "Company") was formed on March 20, 1998, in the State of North Carolina as a long distance service provider dedicated to utilizing state of the art technology to provide premier service both domestically and internationally. The Company is headquartered in Hertford, North Carolina and is currently in the process of raising capital to expand it s operations.

Custom Telecom Solutions ("CTS") was formed as a joint venture corporation in November 1999, by an agreement between the Company and StarTouch International. The joint venture agreement was never executed. CTS remains a wholly-owned subsidiary of the Company, but currently has no operations. All significant intercompany transactions have been eliminated in consolidation.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

Property, equipment and depreciation

Property and equipment are stated at cost. Maintenance and repairs are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations. Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Estimated useful lives of the assets range from three to fifteen years.

Property and equipment include assets acquired under capital leases of $469,795. Capital leases are included as a component of telephone switching equipment.

Revenue recognition

Originally the Company provided services involving the sale of prepaid phone cards. The corresponding revenue is included in the accompanying financial statements. Proceeds from the sale of prepaid phone cards are originally recorded on the balance sheet as unearned revenue. As the cards are used, the income earned by ILDC is reported in the statement of operations as service revenue. ILDC's primary source of revenue in the future is anticipated to be generated through establishment of revenue producing long distance telephone networks.

Income taxes

ILDC is subject to federal and state corporation income taxes on any net taxable income. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expenses is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Uses of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
               Notes to Consolidated Audited Financial Statements
                                December 31, 1999

Start-Up expenses

In accordance with Statement of Position 98-5, Reporting on the Costs of Start-up Activities, the Company expensed all organization and start-up expenses as incurred.

Allowance for doubtful accounts

Accounts receivable have been reviewed by management and no allowance for doubtful accounts is considered necessary as of December 31, 1999.

Deferred financial charges

In the early stages of development, certain investors assisted the Company in obtaining some of the telephone switching equipment necessary to further the Company's operations. The investors leased the equipment and assigned the leases to the Company. These equipment leases are recorded on the books as capital leases (Note 8). The total cost of equipment leased by investors and assigned to ILDC is $469,795. ILDC has either directly made all payments required under the leases or given credit to the investors for any lease payments made by the investors.

In consideration for the assistance provided by the investors in obtaining the equipment leases, ILDC has credited these investors with joint venture or profit-sharing agreements (Note 2) totaling $443,205. These costs have been recorded as deferred finance charges and are being amortized over the term of leases. Amortization of deferred finance charges for the period ended December 31, 1999 was $121,018.

Additionally, ILDC credited investors $993,104 for providing short-term loans and lines of credit to ILDC or obtaining additional investors. This amount is included as a component of amortization and finance costs in the consolidated statement operations.

Common stock

At December 31, 1999, ILDC had 100,000 shares of $1.00 per value common stock authorized with 500 shares issued and outstanding. All of the shares outstanding at December 31, 1999, are owned by the Anthony C. Overman Revocable Trust. The trustee is Anthony C. Overman, president of ILDC.

Subsequent to December 31, 1999, as a part of the merger and reorganization (Note 3), the stock was split and the number of authorized shares was increased to 11,000,000.

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
               Notes to Consolidated Audited Financial Statements
                                December 31, 1999


Note 2 - Stock subscription agreements

In order to obtain capital for the purposes of the construction, installation and maintenance of a telephone switching and call router system and to fulfill liabilities and obligations associated with start-up expenses, the Company entered into joint venture and profit sharing agreements with various investors. In addition, the Company credited certain investors with joint venture or profit-sharing agreements in exchange for services provided to ILDC (Note 1) and in settlement of claims againgst ILDC (Note 6) Through December 31, 1999, ILDC issued joint venture and profit-sharing totaling $6,065,584 in exchange for the following consideration:

           Consideration                                        Amount
           -------------                                        ------
   Cash received                                            $4,447,275
   Acquisition of equipment leases                             443,205
   Providing short-term loans and
              raising capital                                  993,104
   Settlement of claims                                        182,000
                                                          ------------

                                                            $6,065,584
                                                          ------------

No payments were made under these agreements since ILDC had not reached profitability.

Subsequent to December 31, 1999, the investors agreed to cancel their joint venture and profit sharing agreements in exchange for common stock of ILDC. In order to facilitate the exchange, the Company increased the number of authorized shares from 100,000 to 11,000,000 (Note 1). Generally, each investor will receive one share of common stock for every $5.00 invested through joint venture or profit sharing agreements. The shares will be issued in conjunction with the merger and reorganization (Note 3).

The amount reported in stockholder's deficit as subscription agreements of $6,065,584 represents the amounts invested through joint venture and profit sharing agreements. The Company expects to issue 1,249,350 shares of stock for the subscription agreements. Subsequent to December 31, 1999, ILDC received additional capital of approximately $800,000 through the issuance of joint venture agreements. The additional joint venture agreements will also be cancelled in exchange for common stock of ILDC at the merger.

Note 3 - Merger and reorganization

The Company as of May 18, 2000, has finalized plans for a merger and reorganization with a publicly traded entity. Closing on the merger is anticipated to be June 30, 2000. Upon completion of the merger, all of the ILDC stock issued and outstanding at June 30, 2000, will be converted into the right to receive newly issued shares of the publicly traded common stock, par value $.001. The merger is expected to be a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code.

Note 4 - Income taxes

ILDC has a net operating loss of $7,685,699 as of December 31, 1999, which will be carried forward to offset future taxable income. The tax benefit and deferred tax asset totaling $2,984,000, generated by this net operating loss has been offset by a valuation allowance due to the uncertainty of profitable operations.

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
               Notes to Consolidated Audited Financial Statements
                                December 31, 1999

Note 5 - Related party transactions

ILDC was affiliated with National Marketing Corporation (NMC), a marketing organization, which is owned by the president of ILDC. ILDC advanced $1,085,448 to National Marketing Corporation during the calendar years 1998 and 1999, which will not be repaid since operations of NMC have been discontinued. A substantial portion of the funds advanced to NMC were forwarded to Prepaid Cellular Services, LLC (Note 6) in the form of loans, advances, and direct payment of Prepaid Cellular's liabilities. Prepaid Cellular ceased operations during 1999. As a result, these advances to National Marketing Corporation have been reflected as uncollectible advances to affiliate in the accompanying consolidated financial statements.

ILDC has advanced the president $84,060 as of December 31, 1999. No interest is charged on the advance.

ILDC received advances from a relative of the president totaling $41,985. This amount is included in accounts payable at December 31, 1999.

Note 6 - Prepaid Cellular Services, LLC

ILDC entered into various transactions with Prepaid Cellular Services, LLC (PCS) regarding the use of the ILDC, telephone switching and network services. As the relationship with PCS progressed, the Company also made cash advances to PCS, purchased equipment for PCS and paid operating expenses of PCS. In addition, Anthony Overman, the president of ILDC served for a brief period as CEO of PCS. ILDC also attempted to acquire the stock of PCS and merge PCS into ILDC. The acquisition of the stock was rejected and irreconcilable differences between the companies arose. Due to the significant amount invested into PCS, ILDC continued to fund the operations of PCS in an attempt to reach a point where revenue could be generated or some of the investment recovered. PCS ultimately failed. Numerous claims were made against PCS by various creditors and third parties. Due to the close relationship of ILDC with PCS and the fact that the ILDC president served as CEO of PCS, claims have been made against ILDC for some of the PCS debts and obligations (Note 10).

ILDC funded PCS amounts totaling $2,518,149. These amounts include advances by ILDC to PCS, payment of PCS expenses and obligations, and a settlement of approximately $468,000 to Garwell Limited Partnership for advances to PCS. The Garwell claim was settled by issuance of ILDC common stock. Subsequent to December 31, 1999, ILDC agreed to issue 200,000 shares of common stock to Garwell or its affiliates in exchange for cancelling the $468,000 claim and in exchange for $350,000 which had previously been invested in ILDC (Notes 2 and 3). When PCS ceased operations, ILDC took possession of equipment totaling $506,753. The remaining costs related to PCS, totaling $2,011,396, have been charged to expense as loss on failed venture

ILDC has assumed responsibility for the portion of the debts incurred by PCS in cases where management has determined that ILDC has financially benefitted or is ultimately liable for payment. These liabilities have been recorded in the accompanying consolidated financial statements.

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
               Notes to Consolidated Audited Financial Statements
                                December 31, 1999

Note 7 - Short-term debt

At December 31, 1999 short-term notes payable consisted of the following:

Note payable to Comdial due in monthly  installments of $25,550 plus interest at prime plus 2.5% (10.75% at December 31, 1999)
with remaining principal and interest due at maturity on September 30, 2000.                             $  228,859

Note payable to Crafton Matthews  originally due January 15th 2000, and extended to April 19, 2000. The note was paid in full at the extended
due date.                                                                                                    29,000

Note payable to StarTouch International due in one payment
including interest at 10% on June 5, 2000.  Additional amounts
totaling $488,000 were borrowed during calender year 2000.                                                1,579,329

Note payable StarTouch  International  due in one payment including  interest at
10% on June 5, 2000.  Additional  amounts totaling $488,000 were borrowed during the  calendar  year 2000 and are also due on June 5,  2000.  The note arose from advances  relating to a proposed joint venture agreement between ILDC Star Touch
(Note 1). When the joint venture was  abandoned,  all amounts due were converted
to a note payable dated February 5, 2000.  Interest accrues from the date of the note.                    1,579,329



Note 8 - Capital lease obligations

Included in long-term debt are lease obligations that have been capitalized for financial statement purposes. Minimum future lease payments under capital leases as of December 31, 1999, are as follows:

  Year ending December 31.                Amount
  -----------------------                 ------
                  2000                  $175,533
                  2001                   150,464
                  2002                   106,581
                  2003                    53,583

Total minimim lease payments             486,161
Less: amounts representing interest     (106,956)

Present value of net minimum
 lease payments                         $379,205






Note 9 - Impairment of assets used in operations

In 1999, during the course of ILDC's review of its operations, the Company assessed the recoverability of the carrying value of the Compaq Tandem SCP platform, which resulted in an impairment loss of $279,071. This loss reflects the amount by which the carrying value exceeds the estimated fair value of the asset. The impairment loss is reported in the consolidated statement of operations.

             International Long Distance Corporation and Subsidiary
                          (a development stage company)
               Notes to Consolidated Audited Financial Statements
                                December 31, 1999


Note 10 - Legal matters

ILDC is currently being sued by Compaq Computer Corporation for $820,439 which includes interest and court costs, for equipment purchased and currently in the possession of ILDC. The full amount of this potential liability is included in accounts payable in the accompanying consolidated financial statements. The Company and the plaintiff are currently engaged in negotiations in an attempt to settle this liability.

There is a possibility that the Company could be included in the numerous claims asserted against Prepaid Cellular Services, LLC (Note 6) due to the relationship between the two entities. The potential liability from these claims can not be estimated in the opinion of management and its counsel.

Note 11 - BDR Consulting, Inc.

On February 16, 2000, BDR Consulting, Inc ("BDR") entered into an agreement with ILDC where BDR would assist ILDC in raising at least $1,500,000 for its operations and in negotiating a merger between ILDC and a publicly traded company. For its services and the financing, BDR will receive shares of ILDC equal to the then outstanding shares of the Company which would make BDR a 50% shareholder. As of May 31, 2000, BDR has raised approximately $3,600,000 in financing for ILDC. Shares of ILDC will be issued in a simultaneous transaction with the merger. Until that time all funds received from BDR are being treated as advances.

Note 12 - Commitments

ILDC currently leases an office building for $5,000 per month under a 24 month lease agreement due to expire October 31, 2001. The lease contains an absolute purchase option requiring the Company to purchase the building upon expiration of the lease for $750,000. The lease was originally in the name of a company owned by ILDC's sole shareholder. The lease was assigned to ILDC during the development period.

ILDC also leases office space in Atlanta, Georgia for $2,797 per month under a 26-month lease assumed from the prior lessee, Prepaid Cellular Services, LLC (Note 6). The lease was due to expire April 30, 2001. The lease was renegotiated in June 2000. Additional space was added to the original lease. The current lease is for $13,870 per month for a term of five years, to expire in May 2005, with one renewal option of five years.

As of December 31, 1999, ILDC has outstanding purchase orders totaling approximately $5,500,000 for the purchase of additional telephone switching equipment

Note 13 - Financial instruments

The Financial Accounting Standards Board requires disclosure of information about financial instruments and related off-balance sheet risk and concentrations of credit risk. The Company places its cash with insured financial institutions. However, at times during the year, the cash balances exceeded the federally insured limits of the Federal Deposit Insurance Corporation.

Note 14 - Continuation as a going concern

The Company incurred operating losses of $7,685,699 for the period from inception through December 31, 1999. These consolidated financial statements are presented on the basis which assumes the continued existence of International Long Distance Corporation as a going concern. Continuation as a going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Continuation of the Company as a going concern is contingent upon completion of the merger (Note 3), continued financial support from investors and creditors and upon achieving and maintaining profitable operations.

                                    EXHIBIT E

                              NXGEN NETWORKS, INC.

                                 2000 STOCK PLAN


1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used in this Stock Plan, the following definitions will apply:

  (a) "Administrator" means the Board or any of its Committees as will be administering the Plan under Section 4 of the Plan.
  (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.
  (c)             "Board" means the Board of Directors of the Company.
  (d)             "Code" means the Internal Revenue Code of 1986, as amended.
  (e) "Committee" means a committee of Directors appointed by the Board under Section 4 of the Plan.
  (f)             "Common Stock" means the Common Stock of the Company.
  (g)             "Company" means NxGen Networks, Inc., a Nevada corporation.
  (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.
  (i)             "Director" means a member of the Board of Directors of the
                  Company.
  (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.
  (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or
                  any successor. For purposes of Incentive Stock Options,   no
                  such  leave  may  exceed  ninety  days,  unless
                  re-employment on expiration of such leave is guaranteed by statute or contract. If re-employment on expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-statutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.
  (l)             "Exchange Act" means the Securities Exchange Act of 1934, as amended.
  (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:
                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including
                          without   limitation  the  Nasdaq  National
                          Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for the stock (or the closing bid, if no sales were reported) as quoted on the exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or any other source as the Administrator considers reliable;
                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or
                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
  (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
  (o) "Non-statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
  (q)             "Option" means a stock option granted pursuant to the Plan.
  (r) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
  (s) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.
  (t) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.
  (u) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.
  (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.
  (w)             "Plan" means this 2000 Stock Plan.
  (x) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.
  (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
  (z)             "Section 16(b)" means Section 16(b) of the Exchange Act.
  (aa)            "Service Provider" means an Employee, Director or Consultant.
  (bb)            "Share" means a share of the Common Stock, as adjusted under
                  Section 12 below.
  (cc) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.
  (dd) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 3,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased underlying Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, on exercise of either an Option or Stock Purchase Right, will not be returned to the Plan and will not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, the Shares will become available for future grant under the Plan.

4.  Administration of the Plan.

(a)  Procedure.

     (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

     (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation," within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more "outside directors," within the meaning of Section 162(m) of the Code.

     (iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

     (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, the Administrator will have the authority in its discretion: (i) to determine the Fair Market Value; (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

     (iii)to determine the number of Shares to be covered by each award granted under the Plan;

     (iv) to approve forms of agreement for use under the Plan;

     (v) to determine the terms and conditions, of any Option or Stock purchase Right granted under the Plan. The terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or underlying Common Stock, based in each case on the factors as the Administrator, in its sole discretion, will determine;

     (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

     (vii)to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by the Option has declined since the date the Option was granted;

     (viii) to initiate an Option Exchange Program;

     (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

     (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued on exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose will be made in the form and under the conditions as the Administrator may consider necessary or advisable; and

     (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator will be final and binding on all Optionees.

5.  Eligibility.

(a)  Non-statutory  Stock  Options and Stock  Purchase  Rights may be granted to
     Service  Providers.   Incentive  Stock  Options  may  be  granted  only  to
     Employees.

(b) Each Option will be designated in the Option Agreement as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding the designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, the Options will be treated as Non-statutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to the Shares is granted.

(c) Neither the Plan nor any Option or Stock Purchase Right will confer on any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor will it interfere in any way with his or her right or the Company's right to terminate the relationship at any time, with or without cause.

(d)  The following limitations will apply to grants of Options:

                  (i) No Service Provider will be granted, in any fiscal year of the Company, Options to purchase more than ___________ Shares.
                  (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional _________ Shares which will not count against the limit set forth in subsection (i) above.
                  (iii) The foregoing limitations will be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.
                  (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section
                          12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6. Term of Plan. The Plan will become effective on its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated at an earlier date under Section 14 of the Plan.

7. Term of Option. The term of each Option will be stated in the Option Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option will be five (5) years from the date of grant or a shorter term as may be provided in the Option Agreement.

8.  Option Exercise Price and Consideration.

(a) Option Exercise Price. The per share exercise price for the Shares to be issued on exercise of an Option will be the price as is determined by the Administrator, but will be subject to the following:

                  (i)     In the case of an Incentive Stock Option
                          (A) granted to an Employee who, at the time of grant of the Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.
                          (B) granted to any other Employee, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.
                  (ii) In the case of a Non-statutory Stock Option, the per Share exercise price will be determined by the Administrator. In the case of a Non-statutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Consideration. The consideration to be paid for the Shares to be issued on exercise of an Option, including the method of payment, will be determined by the Administrator (and, in the case of an Incentive Stock Option, will be determined at the time of grant). The consideration may consist of:

                  (i)     cash,
                  (ii)    check,
                  (iii)   promissory note,
                  (iv)    other Shares which:
                          (A) in the case of Shares acquired on exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and
                          (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option will be exercised,
                  (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or
                  (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of the consideration may be reasonably expected to benefit the Company.

9.  Exercise of Option.

  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted under the Plan will be exercisable according to the terms of the Plan at the times, and under any other conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted to Officers and Directors will be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                  An Option will be considered exercised when the Company receives:

                    (i) written or electronic notice of exercise (under the Option Agreement) from the person entitled to exercise the Option, and

                    (ii) full  payment for the Shares with  respect to which the
                         Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued on exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) the Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                  Exercise of an Option in any manner will result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, the Optionee may exercise his or her Option within the period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option will remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within the period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option
     Agreement, the Option will remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within the period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option will remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified, the Option will terminate, and the Shares covered by the Option will revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on the terms and conditions as the Administrator will establish and communicate to the Optionee at the time that the offer is made.

10. Non-Transferability of Options and Stock Purchase Rights. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.  Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it will advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that the person will be entitled to purchase, the price to be paid, and the time within which the person must accept the offer. The offer will be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement will grant the Company a repurchase option exercisable on the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at the rate as the Administrator may determine.

(c) Other Provisions. The Restricted Stock purchase agreement will contain any other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser will have rights equivalent to those of a shareholder and will be a shareholder when his or her purchase is entered on the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

12. Adjustments On Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan on cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each outstanding Option or Stock Purchase Right, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company will not be considered to have been "effected without receipt of consideration." The adjustment will be made by the Board, whose determination in that respect will be final, binding and conclusive. Except as expressly provided in this Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment will be made to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify the Optionee not less than fifteen (15) days prior to the proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of the proposed action.

(c) Merger. In the event of a merger, sale or reorganization of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets or outstanding stock of the Company, in which transaction the Company's stockholders immediately prior to the transaction own immediately after the transaction less than 50% of the equity securities of the surviving corporation or its parent, all Options that have not been terminated under the Stock Option Agreement that will become vested within 18 months of the closing date of the merger, sale or reorganization will be accelerated. In the event of a merger of the Company with or into another corporation, each outstanding Option or Stock Purchase Right may be assumed or an equivalent option or right may be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If, in the event, an Option or Stock Purchase Right is not assumed or substituted, the Option or Stock Purchase Right will terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option or Stock Purchase Right will be considered assumed if, following the merger, the Option or Stock Purchase Right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If the consideration received in the merger is not solely common stock of the successor corporation or its
     Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received on the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

13. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, the Option or Stock Purchase Right will contain all additional terms and conditions as the Administrator considers appropriate.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right will, for all purposes, be the date on which the Administrator makes the determination granting the Option or Stock Purchase Right, or any other date as is determined by the Administrator. Notice of the determination will be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of the grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Board will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it with respect to Options granted under the Plan prior to the date of termination.

16.  Conditions On Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Option unless the exercise of the Option and the issuance and delivery of the Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is considered by the Company's counsel to be necessary to the lawful issuance and sale of any Shares the Plan, will relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which the requisite authority may not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.

19. Shareholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Shareholder approval must be obtained in the degree and manner required under Applicable Laws.




                              NxGen Networks, Inc.

                                 2000 STOCK PLAN

                             STOCK OPTION AGREEMENT


Unless otherwise defined in this Stock Option Agreement, the terms defined in the 2000 Stock Plan will have the same defined meanings in this Stock Option Agreement.

1.  Notice of Stock Option Grant.

  Name: ______________________________ "Optionee"

The Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

  Date of Grant: __________________________

  Vesting Commencement Date: _____________"VCD"

  Exercise Price per Share: _________________

  Total Number of Shares Granted: __________ Number of shares

  Total Exercise Price: _____________________Total Price

  Type of Option: _________________________ Incentive Stock Option

                _________________________ Non-statutory Stock Option

  Term/Expiration Date: ___________________

  Vesting Schedule:

  The vesting schedule shall be determined by the Administrator in its sole discretion.

  Termination Period:

  This Option will be exercisable for one month after Optionee ceases to be a Service Provider. On Optionee's death or Disability, this Option may be exercised for one year after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

2.  Agreement.

2. Grant of Option. The Plan Administrator of the Company grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan will prevail.

                  If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option will be treated as a Non-statutory Stock Option ("NSO").

3.       Exercise of Option.
                  (i) Right to Exercise. This Option will be exercisable during its term under the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.
                  (ii) Method of Exercise. This Option will be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") which will state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and any other representations and agreements as may be required by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option will be considered to be exercised on receipt by the Company of a fully executed Exercise Notice accompanied by the aggregate Exercise Price.

                          No Shares will be issued pursuant to the exercise of an Option unless the issuance and exercise complies with Applicable Laws. Assuming compliance, for income tax purposes the Shares will be considered transferred to the Optionee on the date on which the Option is exercised with respect to the Shares.

3. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination of the following, at the election of the
Optionee:

     (a)  cash or check;

     (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

     (c)  surrender of other Shares which:

          (i) in the case of Shares acquired on exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and

          (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of the Shares on the exercise or the method of payment of consideration for the shares would constitute a violation of any Applicable Law.

5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement will be binding on the executors, administrators, heirs, successors and assigns of the Optionee.

6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during the term only under the Plan and the terms of this Option.

7. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     (a) Exercise of NSO. There may be a regular federal income tax liability on the exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if the withholding amounts are not delivered at the time of exercise.

     (b) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability on the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

     (c) Disposition of Shares. In the case of an NSO, if Shares are held for not less than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for not less than one year after exercise and of not less than two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of:

          (i)  the Fair Market Value of the Shares on the date of exercise, or

          (ii) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

     (d) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of:

          (i)  the date two years after the Date of Grant, or

          (ii) the date one year after the date of exercise, the Optionee will immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

8. Entire Agreement; Governing Law. The Plan is incorporated by reference. The Plan and this Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to Options and Stock Purchase Rights, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of Nevada.

9. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE APPLICABLE VESTING SCHEDULE IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE ATTACHED VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of the Plan, and accepts this Option subject to all of the terms and provisions of the Plan. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on any questions arising under the Plan or this Option. Optionee further agrees to notify the Company on any change in the residence address indicated below.


OPTIONEE:                                      NxGen Networks, Inc.

---------------------------------              ---------------------------------
Signature                                      By:_______________________

---------------------------------              ---------------------------------
Print Name                                     Title
---------------------------------
Social Security Number

Residential Address:

---------------------------------

---------------------------------




                                CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.



---------------------------------
Spouse of Optionee

                                    EXHIBIT A

                                 2000 STOCK PLAN
                                 EXERCISE NOTICE



NxGen Networks, Inc.
721 E. Madison
Villa Park, Illinois 60181

1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("Optionee") elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of NxGen Networks, Inc. (the "Company") under and pursuant to the 2000 stock plan (the "Plan") and the stock option agreement dated ________, 20__ (the "Option Agreement"). The purchase price for the Shares shall be $________, as required by the Option Agreement.

2. Delivery of Payment. Purchaser has delivered to the Company the full purchase price of the Shares.

3.  Representations  of  Optionee.   Optionee  acknowledges  that  Optionee  has
received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

  4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares will be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Plan.

  5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee considers advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Interpretation. Any dispute regarding the interpretation of this Exercise Notice will be submitted by Optionee or by the Company immediately to the Administrator which will review the dispute at its next regular meeting. The resolution of a dispute by the Administrator will be final and binding on all parties.

  7. Entire Agreement/Governing Law. The Plan and Option Agreement are incorporated by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties concerning Options and Stock Purchase Rights and supersede in their entirety all prior undertakings and agreements of the Company and Optionee concerning Options and Stock Purchase Rights, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Exercise Notice is governed by the internal substantive laws but not the choice of law rules, of Nevada.


Submitted By:                                 Accepted By:

OPTIONEE:                                     NxGen Networks, Inc.
---------------------------------             ---------------------------------
Signature                                     By:_______________________

---------------------------------             ---------------------------------
Print Name                                     Title
---------------------------------
Social Security Number

                                            Date Received: _____________________